UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Sealed Air Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Sealed Air Corporation 8215 Forest Point Boulevard Charlotte, NC 28273

April 2, 2015

Dear Fellow Stockholder:

It is my pleasure to invite you to attend the Annual Meeting of Stockholders of Sealed Air Corporation scheduled to be held on Thursday, May 14, 2015 at 10:00 a.m., Eastern Time, at the Saddle Brook Marriott at 138 New Pehle Avenue, Saddle Brook, New Jersey 07663. Your Board of Directors and senior management look forward to greeting you at the meeting.

At this meeting, you will be asked to elect the entire Board of Directors of Sealed Air and to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for 2015. In addition, you will be asked for an advisory vote to approve our executive compensation as disclosed in the proxy statement. These matters are important, and we urge you to vote in favor of the nominees, our executive compensation and the ratification of the appointment of our independent auditor.

For your convenience, we are also offering a webcast of the meeting. If you choose to follow the meeting via webcast, go to http://sealedair.com/investors shortly before the meeting time and follow the instructions to join the event. We will also provide a replay of this meeting for your reference.

This year as in 2014 we are taking advantage of the Securities and Exchange Commission rule that allows us to furnish proxy materials to our stockholders over the Internet. This e-proxy process expedites stockholders’ receipt of proxy materials, lowers our costs and reduces the environmental impact of our Annual Meeting. Today, we sent to most of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2015 proxy statement and 2014 annual report and vote via the Internet. Other stockholders will receive a copy of the proxy statement and annual report by mail or e-mail.

Regardless of the number of shares of common stock you own, it is important that you vote your shares in person or by proxy. You will find the instructions for voting on the Notice of Internet Availability of Proxy Materials or proxy card. We appreciate your prompt cooperation.

On behalf of your Board of Directors, we thank you for your ongoing support.

Sincerely,

Jerome A. Peribere

President and

Chief Executive Officer

SEALED AIR CORPORATION

8215 Forest Point Boulevard

Charlotte, North Carolina 28273

PROXY STATEMENT

Dated April 2, 2015

For the 2015 Annual Meeting of Stockholders

General Information

We are furnishing this Proxy Statement and related proxy materials in connection with the solicitation by the Board of Directors of Sealed Air Corporation (“Sealed Air,” the “Company,” “we,” “us” or “our”), a Delaware corporation, of proxies to be voted at our 2015 Annual Meeting of Stockholders and at any adjournments. We are providing these materials to the holders of Sealed Air common stock, par value $0.10 per share. We are first making available or mailing the materials on or about April 2, 2015 to stockholders of record at the close of business on March 16, 2015.

The Annual Meeting is scheduled to be held:

Date:	Thursday, May 14, 2015
Time:	10:00 a.m., Eastern Time
Place:	Saddle Brook Marriott 138 New Pehle Avenue Saddle Brook, New Jersey 07663

Your vote is important. Please see the detailed information that follows.

2015 Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Stockholders

Time and Date	10:00 a.m. (ET) May 14, 2015
Place	Saddle Brook Marriott
138 New Pehle Avenue
Saddle Brook, New Jersey 07663
Record Date	March 16, 2015
Voting

Stockholders of record of Sealed Air common stock at the close of business on March 16, 2015, the record date, will be entitled to vote at the Annual Meeting. Each outstanding share is entitled to one vote.

Annual Meeting Agenda

Board Vote Recommendation
Election of Directors (Proposals 1-10)	FOR each Director Nominee
Advisory Vote to Approve our Executive Compensation	FOR
Ratification of Auditors	FOR

How to Cast Your Vote

You can vote by any of the following methods:

•	Internet (http://www.proxyvote.com for “street name” holders and www.investorvote.com/SEE for registered holders) until May 13, 2015;

•	Telephone (1-800-454-8683 for “street name” holders and 800-652-8683 for registered holders) until May 13, 2015;
•	Completing, signing and returning your proxy or voting instruction card before May 13, 2015; or
•

In person, at the annual meeting: If you are a stockholder of record, your admission ticket is attached to your proxy card. If your shares are held in the name of a broker, nominee or other intermediary, you must bring proof of ownership with you to the meeting.

Governance of the Company

•	Corporate Governance Guidelines

•	Independence of Directors

•	Code of Conduct

•	Board Oversight of Risk

•	Communicating with Directors

•	Board Leadership Structure
•	Board of Directors Overview

•	Audit Committee

•	Nominating and Corporate Governance Committee

•	Organization and Compensation Committee

•	Compensation Committee Interlocks and Insider Participation

PROXY SUMMARY

Director Nominees

Independent
		Director since		Experience/ Qualifications	(Yes/No)
Name	Age		Occupation		Yes	No	Committee Memberships	Other Company Boards
Michael Chu	66	2002	Managing Director	— Leadership	X		— Organization and	— Arcos Dorados
			of IGNIA Fund and	— Global			Compensation
			Senior Lecturer	— Finance
at Harvard
Business School
Lawrence R. Codey	70	1993	Retired President	— Leadership	X		— Organization and	— Horizon Blue Cross Blue
			and COO of PSE&G	— Government			Compensation	Shield of New Jersey
				— Finance				— New Jersey Resources
Corporation
Patrick Duff	56	2010	General Partner of	— Leadership	X		— Audit
			Dunham Partners, LLC	— Finance			— Nominating and Corporate	—
				— Education			Governance (Chair)
Jacqueline B. Kosecoff	65	2005	Managing Partner of	— Leadership	X		— Nominating and Corporate	— athenahealth, Inc.
			Moriah Partners, LLC	— Industry			Governance	— CareFusion Corporation
				— Global			— Organization and	— STERIS Corporation
Compensation (Chair)
Neil Lustig	54	—	Former President and	— Leadership	X		—	—
			CEO of Vendavo Inc	— Innovation
— Industry
Kenneth P. Manning	73	2002	Chairman	— Leadership	X		— Audit	— Sensient Technologies
			of Sensient Technologies	— Industry — Global			— Nominating and Corporate Governance	Corporation
Corporation

William J. Marino	71	2002	Retired Chairman,	— Leadership	X		— Chairman of the Board	— Sun Bancorp, Inc.
			President and CEO	— Industry				— WebMD Health Corp.
			of Horizon Blue	— Governance
Cross Blue Shield of
New Jersey
Jerome A. Peribere	60	2012	President and	— Leadership		X	—	— Xylem Inc.
			CEO of Sealed	— Global
			Air Corporation	— Industry
Richard L. Wambold	63	2012	Retired CEO of	— Leadership	X		— Organization and	— Precision Castparts
			Reynolds/Pactiv	— Industry			Compensation	Corp.
			Food Service and	— Global				— Cooper Tire & Rubber
			Consumer Products					Company
Jerry R. Whitaker	64	2012	Retired President of	— Leadership	X		— Audit	— Crescent Electric
			Electrical Sector-Americas, Eaton	— Global — Industry			— Nominating and Corporate Governance	Corporation —Matthews International
			Corporation					Corporation

Key Business Accomplishments in 2014

•	Net sales growth and margin expansion for total company and across all divisions, Food Care, Product Care and Diversey Care.

•	Adjusted EBITDA of $1.12 billion, or 14.4% of net sales, increased 8% compared to 2013 despite $30 million of unfavorable foreign currency translation impact.

•	Generated $612 million of Free Cash Flow compared to $509 million in 2013.
•	Strengthened balance sheet with bond offering and amended and restated credit facilities, reducing annual interest expense by approximately $30 million.

Please refer to pages 2, 49, 60 and 89 of our Annual Report on Form 10-K filed on February 27, 2015 for additional information about our key accomplishments in 2014 and for important information about the use of non-U.S. GAAP financial measures, including applicable reconciliations to U.S. GAAP financial measures.

PROXY SUMMARY

Key Features of Executive Compensation Program

The Compensation Committee believes that our executive compensation program follows best practices aligned to long-term stockholder interests, summarized below:

What We Do
✓ Provide a majority of compensation in performance-based compensation	Consistent with goal of creating a performance-oriented environment; for CEO, 83.9% of total direct compensation is performance-based
✓ Pay for performance based on measurable goals for both annual and long-term awards	Use multiple, balanced measures; use of both absolute and relative measures for long-term awards
✓ Balanced mix of awards tied to annual and long-term performance	For CEO, total direct compensation includes 19.4% in annual incentive award and 64.5% in long-term award at target; 100% of long-term awards for named executive officers are performance-based
✓ Stock ownership and retention policy	CEO must hold at least 6x base salary in company stock; other named executive officers must hold at least 2x (3x for the Senior Vice Presidents); expected to hold at least 50% of additional shares until retirement
✓ Compensation recoupment (clawback) policy	Recovery of annual or long-term incentive compensation based on achievement of financial results that were subsequently restated due to error or misconduct, regardless of whether the named executive officer was responsible for the error or misconduct
✓ Receive advice from independent compensation consultant	Compensation consultant (Cook & Co.) provides no other services to the Company
What We Don’t Do
× No supplemental executive retirement plans for named executive officers	Consistent with focus on performance-oriented environment; reasonable and competitive retirement programs offered
× No change in control excise tax gross-ups	Consistent with focus on performance-oriented environment and commitment to best practices aligned to long-term stockholder interests
× No excessive perquisites or severance benefits	Consistent with focus on performance-oriented environment and commitment to best practices aligned to long-term stockholder interests
× No single-trigger vesting of equity compensation upon a change in control	Under our equity compensation plans, vesting following a change in control requires involuntary termination of employment (double-trigger)

ELEMENTS OF EXECUTIVE COMPENSATION

Compensation Element	Description	Objectives
Base Salary	- Fixed cash compensation	- Appropriate level of fixed compensation based on role and duties - Assists with recruitment and retention
Annual Incentive

- Paid in cash each year if performance metrics are achieved

- Target award is based on a percentage of base salary

- Payouts from 0-200% of target based on performance results and individual performance review

- Executive may elect all or a portion of the award in the form of a restricted stock award vesting over two years, with a 25% enhancement

- Intended to reward executives for driving superior operating and financial results over a one-year timeframe - Creates a direct connection between business success and financial reward
Long-Term Incentives

- PSUs earned based on performance, typically over three-year performance period with 0-200% payout

- Occasional awards of restricted stock or restricted stock units that vest at the end of three years of service

- Rewards achievement of longer-term goals - Creates direct connection between longer term business success and financial reward - Encourages retention
Retirement Plans	- Standard plans generally offered to all salaried employees based on location of services - No supplemental executive retirement plans	- Provides retirement income for participants - Assists with recruitment and retention
Deferred Compensation	- Elective, nonqualified deferred compensation plan for select U.S. employees - Permits deferral of salary and certain cash incentives - No Company contributions are included	- Provides opportunity to save for retirement - Assists with recruitment and retention
Post-Employment Benefits

- Executive Severance Plan provides modest benefits in case of involuntary termination; no single-trigger vesting of equity awards upon a change in control

- CEO has post-employment benefits under the terms of his employment arrangement

- Assures continuing performance of executives in the face of possible termination of employment without cause - Assists with recruitment and retention
Other Benefits	- Health care and life insurance programs - Limited perquisites	- Competitive with peer companies - Assists with recruitment and retention

PROXY SUMMARY

2014 Executive Total Direct Compensation Mix

Director and Executive Compensation

2014 DIRECTOR COMPENSATION TABLE

Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Hank Brown	117,500	100,003	217,503
Michael Chu	102,500	100,003	202,503
Lawrence R. Codey	199,234	100,003	299,237
Patrick Duff	25,000	185,023	210,023
Jacqueline B. Kosecoff	20,000	185,023	205,023
Kenneth P. Manning	102,500	100,003	202,503
William J. Marino	12,500	296,207	308,707
Richard L. Wambold	10,000	185,023	195,023
Jerry R. Whitaker	95,000	100,003	195,003

PROXY SUMMARY

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Jerome A. Peribere	2014	1,150,000	0	10,775,959	0	37,200	11,963,159
President and Chief Executive Officer	2013	1,016,667	0	6,158,787	900,000	226,383	8,301,837
	2012	316,667	0	4,257,695	1,045,000	123,832	5,743,194
Carol P. Lowe	2014	585,844	0	2,147,601	562,394	43,296	3,339,134
Senior Vice President and Chief Financial Officer	2013	540,313	0	908,602	449,507	24,481	1,922,903
	2012	284,375	250,000	633,360	315,000	69,816	1,552,551
Emile Z. Chammas	2014	477,480	0	1,542,639	530,732	286,498	2,837,349
Senior Vice President	2013	437,100	0	967,459	0	34,606	1,439,165
	2012	420,833	0	949,324	0	30,106	1,400,263
Karl R. Deily	2014	470,500	0	1,642,171	456,287	44,233	2,613,292
Vice President	2013	410,000	0	724,591	357,268	25,974	1,517,833
	2012	395,833	0	665,353	131,757	28,502	1,221,445
Ilham Kadri	2014	433,073	0	1,542,576	466,807	131,753	2,574,209
Vice President	2013	466,567	0	734,203	355,597	198,458	1,754,825

Advisory Vote to Approve Our Executive Compensation

We are asking for stockholder approval of the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules, which disclosures include the disclosures under “Executive Compensation — Compensation Discussion and Analysis,” the compensation tables and the narrative discussion following the compensation tables.

Auditors

The Audit Committee has approved the retention of Ernst & Young LLP, an Independent Registered Public Accounting Firm, as the independent auditor of Sealed Air to examine and report on the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting for the fiscal year ending December 31, 2015, subject to ratification of the retention by the stockholders at the Annual Meeting.

Notice of Annual Meeting of Stockholders

of

Sealed Air Corporation

We will hold the Annual Meeting of Stockholders of Sealed Air Corporation, a Delaware corporation, on May 14, 2015 at 10:00 a.m., Eastern Time, at the Saddle Brook Marriott at 138 New Pehle Avenue, Saddle Brook, New Jersey 07663. The purposes for the Annual Meeting are to elect Sealed Air’s entire Board of Directors, to provide for an advisory vote of the stockholders to approve our executive compensation as disclosed in the attached proxy statement, to ratify the appointment of the independent auditor of Sealed Air, and to transact such other business as may properly come before the meeting. The individual proposals are:

1.	Election of Michael Chu as a Director.

2.	Election of Lawrence R. Codey as a Director.

3.	Election of Patrick Duff as a Director.

4.	Election of Jacqueline B. Kosecoff as a Director.

5.	Election of Neil Lustig as a Director.

6.	Election of Kenneth P. Manning as a Director.

7.	Election of William J. Marino as a Director.

8.	Election of Jerome A. Peribere as a Director.

9.	Election of Richard L. Wambold as a Director.

10.	Election of Jerry R. Whitaker as a Director.

11.	Advisory vote to approve our executive compensation as disclosed in the proxy statement.

12.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015.

13.	In accordance with the Proxy Committee’s discretion, such other matters as may properly come before the meeting.

The Board of Directors has fixed the close of business on March 16, 2015 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

We have sent or made available a copy of our 2014 Annual Report to Stockholders to all stockholders of record. Additional copies are available upon request.

We invite you to attend the meeting so that management may discuss business trends with you, listen to your suggestions, and answer any questions that you may have. Because it is important that as many stockholders as possible be represented at the meeting, please review the proxy statement promptly and carefully and then vote. You may vote by following the instructions for voting set forth on the Notice of Internet Availability of Proxy Materials or on your proxy card, or if you receive a paper copy of the proxy card by mail, you may complete and return the proxy card in the accompanying postage-paid, addressed envelope. If you attend the meeting, you may vote your shares personally even though you have previously voted by proxy.

The only voting securities of the Company are the outstanding shares of its common stock, par value $0.10 per share. The Company will keep a list of the stockholders of record at its principal office at 8215 Forest Point Boulevard, Charlotte, North Carolina 28273 for a period of ten days prior to the Annual Meeting.

On behalf of the Board of Directors,

NORMAN D. FINCH JR.

Vice President, General Counsel

and Secretary

Charlotte, North Carolina

April 2, 2015

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to be held on May 14, 2015

Please note that the Company’s Notice of Annual Meeting of Stockholders, Proxy Statement for the Annual Meeting of Stockholders and 2014 Annual Report are available at:

http://proxyreport.sealedair.com

Page
Delivery of Documents to Security Holders Sharing an Address	75
Other Matters	76
Sealed Air Corporation Standards for Director Independence	Annex A
Policy and Procedure for Stockholder Nominations to the Board	Annex B
Qualifications for Nomination to the Board	Annex C
Directions to the Annual Meeting of Stockholders	Back Cover

Questions and Answers about the Annual Meeting

Q:	Why am I receiving these materials?

A:	We are providing these proxy materials to you in connection with our Annual Meeting of Stockholders, which will take place on May 14, 2015. These materials were first made available on the Internet or mailed to stockholders on or about April 2, 2015. You are invited to attend the Annual Meeting and requested to vote on the proposals described in this Proxy Statement.

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:	In accordance with rules and regulations adopted by the Securities and Exchange Commission, or SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we may furnish proxy materials, including this Proxy Statement and our 2014 Annual Report to Stockholders, by providing access to such documents via the Internet. This e-proxy process expedites stockholders’ receipt of proxy materials, lowers our costs and reduces the environmental impact of our Annual Meeting.

Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, we have mailed a Notice of Internet Availability of Proxy Materials that will tell you how to access and review all of the proxy materials on the Internet. The notice also tells you how to vote on the Internet. If you would like to receive a paper or e-mail copy of our proxy materials, you should follow the instructions for requesting such materials in the notice.

Q:	What is a proxy?

A:	Our Board of Directors is asking for your proxy. This means you authorize us to vote your shares at the 2015 Annual Meeting in the way you instruct. All shares represented by valid proxies will be voted in accordance with the stockholder’s specific instructions.

Q:	What is included in these materials?

A:	These materials include:

•	Our Proxy Statement for the 2015 Annual Meeting; and

•	Our 2014 Annual Report to Stockholders, which includes our audited consolidated financial statements.

If you requested or receive printed versions of these materials by mail, these materials also include the proxy card for the Annual Meeting.

Q:	What are the stockholders voting on?

A:	• Election of the entire Board of Directors

The ten nominees are:

•	Michael Chu
•	Lawrence R. Codey
•	Patrick Duff
•	Jacqueline B. Kosecoff
•	Neil Lustig
•	Kenneth P. Manning
•	William J. Marino
•	Jerome A. Peribere
•	Richard L. Wambold
•	Jerry R. Whitaker

•	Advisory vote to approve our executive compensation
•	Ratification of Ernst & Young LLP as our independent registered public accounting firm for 2015

Q:	Who can vote?

A:	Stockholders of record of Sealed Air common stock at the close of business on March 16, 2015, the record date, will be entitled to vote at the Annual Meeting. As of the close of business on the record date there were 211,252,730 shares of our common stock outstanding. Each outstanding share is entitled to one vote.

Q:	What is a stockholder of record?

A:	A stockholder of record or registered stockholder is a stockholder whose ownership of Sealed Air common stock is reflected directly on the books and records of our transfer agent, Computershare. If you hold stock through an account with a bank, broker or similar organization, you are considered the beneficial owner of shares held in “street name” and are not a stockholder of record. For shares held in street name, the stockholder of record is your bank, broker or similar organization.

Q:	How do I vote my shares?

A:	Stockholders of record may vote via the Internet or, if you received a paper proxy card, by mail. Also, the proxy card contains a toll free telephone number that you may use to vote. If you received a paper proxy card and choose to vote by mail, we have provided a postage-paid return envelope. For your information, voting via the Internet is the least expensive to the Company, followed by telephone voting, with voting by mail being the most expensive. Also, you may help us to save the expense of a second mailing if you vote promptly.

Beneficial owners of shares held in “street name” may vote by following the voting instructions provided to you by your bank or broker or other nominee.

You may also vote in person at the Annual Meeting as described below.

Q:	How do I vote via the Internet?

A:	Stockholders of record may vote via the Internet as instructed on the Notice of Internet Availability of Proxy Materials or proxy card. We provide voting instructions on the web site for you to follow. Internet voting is available 24 hours a day. You will be given the opportunity to confirm that your instructions have been recorded properly. If you vote via the Internet, you do not need to return a proxy card. Please see the notice or proxy card for Internet voting instructions.

Q:	How do I vote by telephone?

A:	Stockholders of record who receive a proxy card may vote by calling the toll-free number listed on the proxy card and following the instructions provided on the telephone line. Telephone voting is available 24 hours a day. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been recorded properly. If you vote by telephone, you do not need to return a proxy card. Please see the proxy card for telephone voting instructions.

Q:	How do I vote by mail?

A:	If you have received a paper proxy card and choose to vote by mail, simply mark your proxy card, sign and date it, and return it in the postage-paid envelope provided.

Q:	Can I access the Annual Meeting materials via the Internet?

A:	The Company’s Notice of Annual Meeting of Stockholders, Proxy Statement for the Annual Meeting of Stockholders and 2014 Annual Report are available at:

http://proxyreport.sealedair.com

Q:	May I change my vote? May I revoke my proxy?

A:	If you are a stockholder of record, whatever method you use to vote, you may later change or revoke your proxy at any time before it is exercised by:

•	voting via the Internet or telephone at a later time;

•	submitting a properly signed proxy card with a later date; or

•	voting in person at the Annual Meeting.

Q:	Can I vote at the Annual Meeting?

A:	The method by which you vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. Any stockholder of record may vote in person at the Annual Meeting whether or not he or she has previously voted. If your shares are held in “street name,” you must obtain a written proxy, executed in your favor, from the record holder to be able to vote at the meeting. If you hold shares through our Profit-Sharing Plan or our 401(k) Thrift Plan, you cannot vote those shares in person at the Annual Meeting; see the question “How do I vote if I participate in Sealed Air’s Profit Sharing-Plan or Sealed Air’s 401(k) Plan?” and the corresponding answer below.

Q:	What is the deadline for voting my shares if I do not intend to vote in person at the Annual Meeting?

A:	If you are a stockholder of record and do not intend to vote in person at the Annual Meeting, you may vote by Internet or by telephone until 11:59 p.m., Eastern Time, on May 13, 2015. If you are a beneficial owner of shares held through a bank or brokerage firm, please follow the voting instructions provided by your bank or brokerage firm.

If you hold shares of the Company through Sealed Air’s Profit-Sharing Plan or Sealed Air’s 401(k) Thrift Plan, please refer to the next question and answer.

Q:	How do I vote if I participate in Sealed Air’s Profit-Sharing Plan or 401(k) Thrift Plan?

A:	For each participant in Sealed Air’s Profit-Sharing Plan, the proxy also serves as a voting instruction card permitting the participant to provide voting instructions to Fidelity Management Trust Company (“Fidelity”), trustee for the Profit-Sharing Plan, for the shares of common stock allocated to the participant’s account in the plan. For each participant in Sealed Air’s 401(k) Thrift Plan, the proxy also serves as a voting instruction card permitting the participant to provide voting instructions to Fidelity, which also acts as trustee for the 401(k) Thrift Plan, for the shares of common stock allocated to the participant’s account in the plan. Internet voting is available to plan participants. Fidelity will vote the allocated shares in each plan as directed by each participant who provides voting instructions to it before 11:59 p.m., Eastern Time, on May 11, 2015. The terms of each plan provide that Fidelity will vote shares allocated to the accounts of participants who do not provide timely voting instructions in the same proportion as shares it votes on behalf of participants who do provide timely voting instructions.

Q:	What if my broker holds shares in street name for me?

A:	Under the rules of the New York Stock Exchange, Inc., or “NYSE,” brokers who hold shares in street name for customers have the authority to vote on specified items when they have not received instructions from their customers who are the beneficial owners of the shares. We understand that, unless instructed to the contrary by the beneficial owners of shares held in street name, brokers may exercise this authority to vote on the ratification of the appointment of the independent auditor of Sealed Air. For the purpose of determining a quorum, we will treat as present at the meeting any proxies that are voted on any matter to be acted upon by the stockholders, including abstentions or any proxies containing broker non-votes.

Q:	What happens if I do not give specific voting instructions?

A:

If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board of

Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the meeting.

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is referred to as a “broker non-vote.” The only routine matter expected to be voted on at the Annual Meeting is the ratification of the appointment of the independent auditor.

Q:	What if other matters are presented at the Annual Meeting?

A:	If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the proxy will have the discretion to vote on those matters for you. We do not know of any other matters to be presented for consideration at the Annual Meeting.

Vote Required for Election or Approval

Introduction

Sealed Air’s only voting securities are the outstanding shares of our common stock. As of the close of business on March 16, 2015, 211,252,730 shares of common stock were outstanding, each of which is entitled to one vote at the Annual Meeting. Only holders of record of common stock at the close of business on March 16, 2015, the record date, will be entitled to notice, of and to vote at, the Annual Meeting. A majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote on any matters to be considered at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. For the purpose of determining a quorum, we will treat as present at the meeting any proxies that are voted on any matter to be acted upon by the stockholders, as well as abstentions or any proxies containing broker non-votes.

Election of Directors: Majority Vote Requirement

Each director will be elected by a vote of the majority of the votes cast with respect to that director, where a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” the director. We will not count shares voted to “abstain” for the purpose of determining whether a director is elected. Similarly, broker non-votes will not have any effect on the outcome of the election of directors since broker non-votes are not counted as “votes cast.” Under the Company’s Certificate of Incorporation, its Bylaws and the Delaware General Corporation Law, a director holds office until a successor is elected and qualified or until his or her earlier resignation or removal. If any of the nominees that is currently in office is not elected at the Annual Meeting, then the Bylaws provide that the director shall offer to resign from our Board of Directors. The Nominating and Corporate Governance Committee will make a recommendation to our Board whether to accept or reject the resignation, or whether other action should be taken. Our Board will consider and act on the recommendation of the Nominating and Corporate Governance Committee and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who offers his or her resignation will not participate in the decision of the Nominating and Corporate Governance Committee or of the Board of Directors. If the Board of Directors accepts such resignation, then the Board can fill the vacancy resulting from that resignation or can reduce the number of directors that constitutes the entire Board of Directors so that no vacancy exists.

Advisory Vote to Approve Our Executive Compensation

The advisory vote to approve our executive compensation must be approved by the affirmative vote of the holders of a majority of the shares of common stock entitled to vote and present in person or represented by proxy at the Annual Meeting. Abstentions will count as votes against this proposal since shares with respect to which the stockholder abstains will be deemed present and entitled to vote. Broker non-votes will have no effect on the outcome of this proposal since such shares will not be deemed entitled to vote.

Ratification of Ernst & Young LLP as Our Independent Registered Public Accounting firm for 2015

The ratification of Ernst & Young LLP as our independent registered public accounting firm for 2015 must be approved by the affirmative vote of the holders of a majority of the shares of common stock entitled to vote and present in person or represented by proxy at the Annual Meeting. Abstentions will be deemed present and, therefore, will count as votes against this proposal. Because this proposal is considered a routine matter, there will not be any broker non-votes on this proposal.

Other Matters

Any other matters considered at the Annual Meeting must be approved by the affirmative vote of the holders of a majority of the shares of common stock entitled to vote and present in person or represented by proxy at the Annual Meeting.

Corporate Governance

Corporate Governance Guidelines

The Board has adopted and operates under Corporate Governance Guidelines that reflect our current governance practices in accordance with applicable statutory and regulatory requirements, including those of the SEC and the NYSE. The Corporate Governance Guidelines are available on our web site at www.sealedair.com.

Independence of Directors

Under the Corporate Governance Guidelines and the requirements of the NYSE, the Board must consist of a majority of independent directors. The Board annually reviews the independence of all non-employee directors. The Board has established categorical standards consistent with the corporate governance standards of the NYSE to assist it in making determinations of the independence of Board members. We have attached a copy of our current director independence standards to this Proxy Statement as Annex A and also posted a copy on our web site at www.sealedair.com. These categorical standards require that, to be independent, a director may not have a material relationship with the Company. Even if a director meets all categorical standards for independence, the Board reviews other relationships with the Company in order to conclude that each independent director has no material relationship with the Company either directly or indirectly.

The Board has determined that the following director nominees are independent: Michael Chu, Lawrence R. Codey, Patrick Duff, Jacqueline B. Kosecoff, Neil Lustig, Kenneth P. Manning, William J. Marino, Richard L. Wambold and Jerry R. Whitaker. The Board has also determined that Hank Brown, a current director who is retiring effective as of the 2015 Annual Meeting, is independent. In evaluating the independence of the non-employee director nominees, the Board considered the following transactions, relationships or arrangements:

•

Mr. Manning is the Chairman and a director of Sensient Technologies Corporation. In 2014, Sealed Air Corporation and all of its subsidiaries paid approximately $270,809 to Sensient and its affiliates for colors and other products. Sealed Air sold Sensient and its affiliates products in an amount totaling approximately $307,215 during 2014. These relationships are expected to continue at approximately the same levels during 2015. The fees paid to Sensient during each year have been substantially less than 2% of Sensient’s consolidated gross revenues.

•

Mr. Lustig served as the President and Chief Executive Officer of Vendavo Inc. from August 2007 through October 2014. In 2012, Sealed Air Corporation and all of its subsidiaries paid approximately $705,092 to Vendavo for software and services. In 2013, Sealed Air paid approximately $162,827 to Vendavo for software and services. In February 2014, Vendavo entered into an agreement with Deloitte Consulting to act as a subcontractor to Deloitte in connection with Deloitte’s professional services engagement with Sealed Air. This contract served to engage Vendavo’s consultants to implement the SAP Price and Margin Management software modules for Sealed Air. In 2014, Sealed Air paid Deloitte Consulting approximately $3,368,380 for such work. Shortly after Mr. Lustig’s departure from Vendavo on October 30, 2014 the contract with Deloitte was cancelled and replaced with a direct agreement between Vendavo and Sealed Air. Mr. Lustig was not involved in any way with this renegotiation. The fees paid to Vendavo, directly or indirectly, during each of the years 2012, 2013 and 2014 have been less than 2% of Vendavo’s consolidated gross revenues. Mr. Lustig will remain an advisor to Vendavo from October 2014 through October 2015. In exchange for these advisory services Mr. Lustig will receive a modest stock option grant.

Code	of Conduct

For many years, we have had a Code of Conduct applicable to the Company and its subsidiaries. The Code of Conduct applies to all of our employees and to our officers and directors. We also have a supplemental

Code of Ethics for Senior Financial Executives that applies to our Chief Executive Officer, Chief Financial Officer, Controller, Treasurer, and all other employees performing similar functions. We have posted the texts of the Code of Conduct and the Code of Ethics for Senior Financial Executives on our web site at www.sealedair.com. We will post any amendments to the Code of Conduct and the Code of Ethics for Senior Financial Executives on our web site. In accordance with the requirements of the SEC and the NYSE, we will also post waivers applicable to any of our officers or directors from provisions of the Code of Conduct or the Code of Ethics for Senior Financial Executives on our web site. We have not granted any such waivers.

Board Oversight of Risk

The Board is actively involved in oversight of risks that could affect the Company. While the Audit Committee oversees our major financial risk exposures and the steps we have taken to monitor and control such exposures, and the Organization and Compensation Committee considers the potential of our executive compensation programs to raise material risks to the Company, the Board as a whole is responsible for oversight of our risk management processes and our enterprise risk management program.

Communicating with Directors

Stockholders and other interested parties may communicate directly with the non-management directors of the Board by writing to Non-Management Directors, c/o Corporate Secretary, at Sealed Air Corporation, 8215 Forest Point Boulevard, Charlotte, North Carolina 28273, or by sending an email to directors@sealedair.com. In either case, the Chairman of our Board will receive all such correspondence and will communicate with the other directors about the correspondence. We have posted information on how to communicate with the non-management directors on our web site at www.sealedair.com

Board Leadership Structure

Mr. Marino was elected as the Chairman of the Board of Directors in May 2014. The Chairman presides at meetings of the Board of Directors at which he is present and leads the Board of Directors in fulfilling its responsibilities as specified in the Bylaws. The Chairman has the right to call special and emergency meetings. The Chairman serves as the liaison for interested parties who request direct communications with the Board of Directors.

Notwithstanding the appointment of a Chairman, the Board considers all of its members responsible and accountable for oversight and guidance of its activities. All directors have the opportunity to request items to be included on the agendas of upcoming meetings.

The Board of Directors believes having an independent chair is beneficial in that it ensures that management is subject to independent and objective oversight and the independent directors have an active voice in the governance of the Company. The leadership structure is reviewed annually as part of the Board’s self-assessment process, and changes may be made in the future to reflect the Board’s composition as well as our needs and circumstances.

Board of Directors Overview

Under the Delaware General Corporation Law and the Company’s Bylaws, our business and affairs are managed by or under the direction of the Board of Directors, which delegates some of its responsibilities to its Committees and to management.

The Board of Directors generally holds six regular meetings per year and meets on other occasions when circumstances require. Directors spend additional time preparing for Board and Committee meetings, and we may call upon directors for advice between meetings. Also, we encourage our directors to attend director education programs.

The Corporate Governance Guidelines adopted by the Board provide that the Board will meet regularly in executive session without management in attendance. The Chairman of the Board presides at each executive session. The Chairman’s designee or the chair of the Nominating and Corporate Governance Committee serves as the presiding director if the Chairman of the Board is unable to serve.

Under the Corporate Governance Guidelines, we expect directors to regularly attend meetings of the Board and of all Committees on which they serve and to review the materials sent to them in advance of those meetings. We expect nominees for election at each annual meeting of stockholders to attend the Annual Meeting. All of the nominees for election at the Annual Meeting this year currently serve as directors of the Company, other than Mr. Lustig who is nominated for election for the first time at the 2015 Annual Meeting. All of the nominees for election at the Annual Meeting this year who are currently directors attended the 2014 Annual Meeting, other than Mr. Wambold.

During 2014, the Board of Directors held eight meetings, excluding actions by unanimous written consent, and held three executive sessions, and five executives sessions with only independent directors. Each current member of the Board of Directors attended at least 75 percent of the aggregate number of meetings of the Board of Directors and of the Committees of the Board on which the director served during 2014, other than Mr. Wambold.

The Board of Directors maintains an Audit Committee, a Nominating and Corporate Governance Committee, and an Organization and Compensation Committee. The members of these Committees consist only of independent directors. The Board of Directors has adopted charters for each of the Committees, which are reviewed annually by each Committee and the Board of Directors. The Committee charters are available on our web site at www.sealedair.com.

Audit Committee

The principal responsibility of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities for monitoring and overseeing:

•	our internal control system, including information technology security and control;

•	our public reporting processes;

•	the performance of our internal audit function;

•	the annual independent audit of our consolidated financial statements;

•	the integrity of our consolidated financial statements;

•	our legal and regulatory compliance; and

•	the retention, performance, qualifications, rotation of personnel and independence of our independent auditor.

Our independent auditor is ultimately accountable to the Audit Committee. The Audit Committee has the ultimate authority and responsibility to select, evaluate, approve terms of retention and compensation of, and, where appropriate, replace the independent auditor, subject to ratification of the selection of the independent auditor by our stockholders at the Annual Meeting.

The current members of the Audit Committee are Mr. Brown, who serves as chair, and Messrs. Duff, Manning and Whitaker, as well as Mr. Marino who serves ex officio. Our Board of Directors has determined that each current member of the Audit Committee is independent, as defined in the listing standards of the NYSE, is financially literate, and is an audit committee financial expert in accordance with the standards of the SEC. No director is eligible to serve on the Audit Committee if that director simultaneously serves on the audit committees of three or more other public companies. The Audit Committee held thirteen meetings in 2014, excluding actions by unanimous written consent. During 2014, the Audit Committee met privately with representatives of the independent auditor of Sealed Air, KPMG LLP, on four occasions, met privately with the Company’s head of Internal Audit on four occasions, met privately with the Company’s management on five occasions, and held three executive sessions with only non-employee directors in attendance.

Nominating and Corporate Governance Committee

The principal responsibilities of the Nominating and Corporate Governance Committee are to:

•

identify individuals qualified to become Board members, consistent with criteria approved by the Board, and recommend to the Board director nominees for the next annual meeting of stockholders and director nominees to fill vacancies or newly-created directorships at other times;

•	provide oversight of the corporate governance affairs of the Board and the Company, including developing and recommending to the Board the Corporate Governance Guidelines;

•	assist the Board in evaluating the Board and its Committees; and

•	recommend to the Board the compensation of non-employee directors.

The current members of the Nominating and Corporate Governance Committee are Mr. Duff, who serves as chair, and Messrs. Brown, Manning and Whitaker and Dr. Kosecoff, as well as Mr. Marino who serves ex officio. Our Board of Directors has determined that each current member of the Nominating and Corporate Governance Committee is independent, as defined in the listing standards of the NYSE. The Nominating and Corporate Governance Committee held five meetings in 2014, excluding actions by unanimous written consent. During 2014, the Nominating and Corporate Governance held two executive sessions with only non-employee directors in attendance.

The Nominating and Corporate Governance Committee has the sole authority to retain, oversee and terminate any consulting or search firm to be used to identify director candidates or assist in evaluating director compensation and to approve any such firm’s fees and retention terms. The Nominating and Corporate Governance Committee recently engaged a firm to assist in identifying and evaluating director candidates. Through such process, the Nominating and Corporate Governance Committee identified and evaluated Mr. Lustig to be nominated for election to the Board of Directors of the Company at the 2015 Annual Meeting.

Starting in late 2010, the Nominating and Governance Committee has engaged Frederic W. Cook & Co., Inc. (“Cook & Co.”) to advise the Nominating and Corporate Governance Committee on director compensation. Cook & Co. also advises the Organization and Compensation Committee regarding executive compensation.

The Nominating and Corporate Governance Committee will consider director nominees recommended by our stockholders in accordance with a policy adopted by the Committee. Recommendations should be submitted to the Secretary of the Company in writing at Sealed Air Corporation, 8215 Forest Point Boulevard, Charlotte, North Carolina 28273, along with additional required information about the nominee and the stockholder making the recommendation. A copy of the policy is attached to this Proxy Statement as Annex B and posted on our web site at www.sealedair.com. Information on qualifications for nominations to the Board and procedures for stockholder nominations to the Board is included below under “Director Qualifications” and “Identifying and Evaluating Nominees for Directors.”

Organization and Compensation Committee

The principal responsibilities of the Organization and Compensation Committee, which we refer to as the Compensation Committee, are to assist the Board in fulfilling its responsibilities relating to:

•	compensation of the executive officers;

•	stockholder review and action regarding executive compensation matters;

•	performance of our Chief Executive Officer and executive management;

•	succession planning; and

•	Company-sponsored incentive compensation plans, equity-based plans and tax-qualified retirement plans.

The current members of the Compensation Committee are Dr. Kosecoff, who serves as chair, Messrs. Chu, Codey and Wambold, as well as Mr. Marino who serves ex officio. Our Board of Directors has determined that each current member of the Compensation Committee is independent, as defined in the listing standards of the NYSE. The Compensation Committee held ten meetings in 2014, excluding actions by unanimous written consent. During 2014, the Compensation Committee held five executive sessions with only non-employee directors in attendance.

The Compensation Committee oversees and provides strategic direction to management with respect to our executive compensation plans and programs. The Compensation Committee reviews our Chief Executive Officer’s performance and compensation with the other non-employee directors. Based on that review, the Compensation Committee evaluates the performance of our Chief Executive Officer, reviews the Compensation Committee’s evaluation with him, and makes all compensation decisions for our Chief Executive Officer. The Compensation Committee also reviews and approves the compensation of the other executive officers. The Compensation Committee makes most decisions regarding changes in salaries and bonuses during the first quarter of the year based on Company, division or function and individual performance during the prior year, as well as reviewing relevant commercially available proxy and survey data of peer group companies and companies of comparable size. The Compensation Committee also has authority to grant equity compensation awards under our 2014 Omnibus Incentive Plan. This award authority has been delegated on a limited basis for awards to employees who are not subject to the requirements of Section 16 of the Exchange Act to the Equity Award Committee, comprised of our Chief Executive Officer.

The Compensation Committee has the sole authority to retain, oversee and terminate any compensation consultant to be used to assist in the evaluation of executive compensation and to approve the consultant’s fees and retention terms. As noted below, since November 2006, the Compensation Committee has retained Cook & Co. as its executive compensation consultant. Cook & Co. also advises the Nominating and Corporate Governance Committee regarding director compensation but does not provide any other services to the Company. The Company pays Cook & Co.’s fees. Additional information on the executive compensation services performed in 2014 by Cook & Co. is included in “Executive Compensation—Compensation Discussion and Analysis—Governance of Our Executive Compensation Program—Role of Independent Compensation Consultant” below.

Compensation Committee Interlocks and Insider Participation

During 2014, Dr. Kosecoff and Messrs. Chu, Codey and Wambold served as members of the Compensation Committee. None of the members of the Compensation Committee has been an officer or employee of the Company or any of its subsidiaries.

Certain Relationships and Related Person Transactions

Under the Audit Committee charter, the Audit Committee has the responsibility to review and, if appropriate, approve conflicts of interest or potential conflicts of interest involving our senior financial executives and to act, or recommend Board action, on any other violations or potential violations of our Code of Conduct by executive officers. Under our Code of Conduct, the Board reviews any relationships or transactions that might constitute a conflict of interest for a director.

In 2007, the Board adopted its Related-Person Transactions Policy and Procedures (the “Related-Person Policy”). The current Related-Person Policy is in writing and is posted on the Company’s web site at www.sealedair.com. The Related-Person Policy provides for the review of all relationships and transactions in which the Company and any of its executive officers, directors and five-percent stockholders or their immediate family members are participants to determine whether to approve or ratify such relationships or transactions, as well as whether such relationships or transactions might affect a director’s independence or must be disclosed in our proxy statement. All such transactions or relationships are covered if the aggregate amount may exceed $120,000 in a calendar year and the person involved has a direct or indirect interest other than solely as a director or a less than 10 percent beneficial ownership interest in another entity. The Related-Person Policy includes a list of certain types of pre-approved relationships and transactions. Determinations whether to approve or ratify any other relationship or transaction are based on the terms of the transaction, the importance of the relationship or transaction to the Company, whether the relationship or transaction could impair the independence of a non-employee director, or whether the relationship or transaction would present an improper conflict of interest for any director or executive officer of the Company, among other factors. Information on relationships and transactions is requested in connection with annual questionnaires completed by each of our executive officers and directors.

The Nominating and Corporate Governance Committee has the responsibility to review and, if appropriate, approve or ratify all relationships and transactions covered under the Related-Person Policy, although the Board has delegated to the chair of the Nominating and Corporate Governance Committee and to the Chief Executive Officer of the Company the authority to approve or ratify specified transactions. For potential conflicts of interest involving an executive officer, the chair of the Nominating and Corporate Governance Committee and the chair of the Audit Committee can agree that only one of those Committees will address the matter. No director can participate in any discussion or approval of a relationship or transaction involving himself or herself (or one of his or her immediate family members).

Other than transactions that are considered pre-approved under the Related-Person Policy, the transactions described above under “Corporate Governance—Independence of Directors” were ratified or approved in accordance with the Related-Person Policy.

Director Compensation

During 2014, annual compensation for our non-employee directors was comprised of the following components: annual or interim retainers paid at least 50% in shares of common stock, committee fees paid in cash, and other fees for special assignments or director education programs paid in cash. A director may defer payment of annual or interim retainers until retirement from the Board of Directors, as described below. The following table shows the total compensation for non-employee directors during 2014:

2014 DIRECTOR COMPENSATION TABLE

Director	Fees Earned or Paid in Cash[1] ($)	Stock Awards[2] ($)	Total ($)
Hank Brown*	117,500	100,003	217,503
Michael Chu	102,500	100,003	202,503
Lawrence R. Codey**	199,234	100,003	299,237
Patrick Duff*	25,000	185,023	210,023
Jacqueline B. Kosecoff*	20,000	185,023	205,023
Kenneth P. Manning	102,500	100,003	202,503
William J. Marino†	12,500	296,207	308,707
Richard L. Wambold	10,000	185,023	195,023
Jerry R. Whitaker	95,000	100,003	195,003

*	Chair of committee for all or part of 2014.

**	Mr. Codey was the Chairman of the Board prior to the 2014 Annual Meeting.

†	Mr. Marino has been the Chairman of the Board since the 2014 Annual Meeting.

[1]	This column reports the amount of cash compensation paid in 2014.

[2]

The amounts shown in the Stock Awards column represent the aggregate grant date fair value of stock awards granted in the fiscal year ended December 31, 2014 in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or FASB ASC Topic 718, for the stock portion of the annual retainers for 2014 under the 2014 Omnibus Incentive Plan, described below under “Board Retainers” and “Form and Payment of Retainers.” For additional information, refer to “Directors Stock Plan” in Note 18, “Stockholders’ Equity,” of Notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the SEC. Messrs. Duff, Marino and Whitaker, and Dr. Kosecoff received stock units under the Deferred Compensation Plan described below. All other directors listed in the table received shares of common stock. The number of shares or stock units paid as the equity portion of the annual retainer in 2014 was determined by dividing the amount of the annual retainer so paid by the closing price of a share of common stock on May 22, 2014, the date of the 2014 Annual Meeting, at which meeting all of the non-employee directors were elected, and rounding up to the nearest whole share. In addition, Messrs. Duff, Marino and Wambold, and Dr. Kosecoff elected to have the cash portion of their annual retainer paid in shares or stock units, with the number of shares or stock units similarly determined by dividing the amount of the annual retainer so paid by the closing price on May 22, 2014. A portion of Mr. Marino’s retainer was paid on July 30, 2014 in stock units, with the number of stock units determined by dividing the amount so paid by the closing price on July 30, 2014. All shares and stock units paid as all or part of annual retainers in 2014 are fully vested. Directors are credited with dividend equivalents on stock units, as described under “Deferred Compensation Plan” below, which are not included in the table above.

Director Compensation Processes

Our director compensation program is intended to enhance our ability to attract, retain and motivate non-employee directors of exceptional ability and to promote the common interest of directors and stockholders in enhancing the value of our common stock.

The Board reviews director compensation at least annually based on recommendations by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee has the sole authority to engage a consulting firm to evaluate director compensation and starting in late 2010 engaged Cook & Co. to assist in establishing director compensation. The Nominating and Corporate Governance

Committee and the Board base their determinations on director compensation on recommendations from Cook & Co. and based on reviewing commercially available survey data related to general industry director compensation trends at companies of comparable size and our peer group companies. Cook & Co. also serves as the independent consultant to the Compensation Committee on executive compensation.

Board Retainers

Under the 2014 Omnibus Incentive Plan, each member of the Board of Directors who is neither an officer nor an employee of the Company and who is elected at an annual meeting of stockholders receives an annual retainer for serving as a director. The Board sets the amount of the annual retainer prior to the Annual Meeting based on the recommendation of the Nominating and Corporate Governance Committee.

The 2014 Omnibus Incentive Plan gives the Board the flexibility to set annual retainers based on a fixed number of shares of common stock, a fixed amount of cash, or a combination of shares of common stock and cash.

A non-employee director who is elected other than at an annual meeting is entitled to an interim retainer on the date of election. The interim retainer is a pro rata portion of the annual retainer to reflect less than a full year of service.

Form and Payment of Retainers

We pay at least half of each retainer, whether annual or interim, in shares of common stock or deferred stock units and the remainder in cash, except that each non-employee director can elect, prior to becoming entitled to the retainer, to receive the entire retainer in shares of common stock. For any portion of an annual or interim retainer denominated in cash but paid in shares of common stock, we calculate the number of shares of common stock to be issued by dividing the amount payable in shares of common stock by the fair market value per share. The fair market value per share is the closing price of the common stock on the Annual Meeting date or, if no sales occurred on that date, the closing price on the most recent prior day on which a sale occurred. The number of shares issued as all or part of an interim retainer is the amount of cash payable as shares of common stock divided by the fair market value per share on the date of the director’s election to the Board. If any calculation would result in a fractional share of common stock being issued, then we round the number of shares to be issued up to the nearest whole share.

We issue shares of common stock in payment of the portion of a retainer that is payable in shares of common stock to the non-employee director promptly after he or she becomes entitled to receive it. We pay the portion of an annual retainer payable in cash in a single payment shortly after the end of the calendar quarter during which the director is elected. We pay the portion of an interim retainer payable in cash shortly after the end of the calendar quarter in which the non-employee director is elected, except that if the non-employee director is elected between April 1 and the next annual meeting of stockholders, then we pay the cash portion of the interim retainer shortly after the non-employee director is elected.

Deferred Compensation Plan

The Sealed Air Corporation Deferred Compensation Plan for Directors permits a non-employee director to elect to defer all or part of the director’s annual retainer until the non-employee director retires from the Board. Each non-employee director has the opportunity to elect to defer the portion of the annual retainer payable in shares of common stock. If a non-employee director makes that election, he or she may also elect to defer the portion, if any, of the annual retainer payable in cash. We hold deferred shares of common stock as stock units in a stock account. Such stock units may not be transferred by a director. We do not issue these shares until we pay the non-employee director, normally after retirement from the Board, so the non-employee director cannot vote the stock units. We consider deferred shares, when issued, as issued under the 2014 Omnibus Incentive Plan. In 2013, the Board amended the Sealed Air Corporation Deferred Compensation Plan for Directors to allow for directors to be credited with additional full or fractional stock units for cash dividends received with respect to their outstanding stock units. We credit deferred cash to an unfunded cash account that earns interest quarterly at the prime rate less 50 basis points until paid. During

2014, none of the non-employee directors who participated in the Deferred Compensation Plan for Directors received above market earnings on the cash or stock units credited to his or her account. The non-employee director can elect to receive the balances in his or her stock and cash accounts in a single payment during January of the year after retirement or in five annual installments starting during January of the year after retirement.

Restrictions on Transfer

A director may not sell, transfer or encumber shares of common stock issued under the 2014 Omnibus Incentive Plan while the director serves on the Board of Directors, except that a non-employee director may make gifts of shares issued under the 2014 Omnibus Incentive Plan to family members or to trusts or other forms of indirect ownership so long as the non-employee director would be deemed a beneficial owner of the shares with a direct or indirect pecuniary interest in the shares and would retain voting and investment control over the shares while the non-employee director remains a director of the Company. During this period, the director, or the director’s accounts under the Deferred Compensation Plan for Directors, if the director has elected to defer payment of the shares, is entitled to receive or be credited with any dividends or other distributions in respect of the shares. The director has voting rights in respect of the shares issued to the director under the 2014 Omnibus Incentive Plan. Since we hold deferred shares of common stock as stock units in a stock account, with no shares issued until payment is made to the non-employee director, directors cannot vote stock units representing deferred shares of common stock. The restrictions on the disposition of shares issued pursuant to the 2014 Omnibus Incentive Plan terminate upon the occurrence of specified events related to a change of control of the Company.

Other Fees and Arrangements

During 2014, non-employee directors who undertook special assignments at the request of the Board or of any Committee of the Board, or who attended a director education program, received a fee of $2,000 per day. All directors are entitled to reimbursement for expenses incurred in connection with Board service, including attending Board or Committee meetings. We pay these fees and reimbursements in cash; these payments are not eligible for deferral under the Deferred Compensation Plan for Directors described above. Additionally, directors are permitted to participate in the Company’s matching gift program, whereby the Company will match gifts to qualified educational institutions on a dollar for dollar basis to a maximum of $5,000 per participant in any calendar year, on the same basis as employees.

2014 Director Compensation

In late 2010, the Nominating and Corporate Governance Committee engaged Cook & Co. to assist in developing a philosophy on director compensation, and each year since then Cook & Co. has benchmarked the Company’s director compensation against general industry director compensation trends at companies of comparable size and the peer companies used for executive compensation purposes, described under “Executive Compensation—Compensation Discussion and Analysis—Governance of Our Executive Compensation Program—Use of Peer Group Data” below. Based on Cook & Co.’s recommendation in early 2011, the Board decided that that non-employee director compensation should be generally within the median range for peer companies and meeting fees would be eliminated except in unusual situations.

In late 2013, based on peer company data provided by Cook & Co., the Nominating and Corporate Governance Committee recommended, and the Board approved 2014 annual retainers in the amount of (i) $160,000 payable in shares of common stock and $136,000 payable in cash (or in shares of common stock at the election of the Chairman of the Board) for the independent Chairman of the Board, and (ii) $100,000 payable in shares of common stock and $85,000 payable in cash (or in shares of common stock at the election of each director) for each other non-employee director. The chair of the Audit Committee received an annual fee of $25,000, and other members of the Audit Committee received annual fees of $10,000. The chair of the Nominating and Corporate Governance Committee received an annual fee of $15,000, and other members of the Nominating and Corporate Governance Committee received annual fees of $7,500. The chair of the Compensation Committee received an annual fee of $20,000, and other members of the Compensation Committee received annual fees of $10,000. Committee fees are paid in quarterly installments in cash.

2015 Director Compensation

In late 2014, based on peer company data provided by Cook & Co., the Nominating and Corporate Governance Committee recommended, and the Board approved, that 2015 director compensation will remain the same as 2014.

Director Stock Ownership Guidelines

In order to align the interests of directors and stockholders, we believe that our directors should have a significant financial stake in the Company. To further that goal, we adopted stock ownership guidelines for non-employee directors during 2006. The current stock ownership guidelines for non-employee directors, which are part of our Corporate Governance Guidelines, specify that they hold shares of common stock and stock units under the Sealed Air Corporation Deferred Compensation Plan for Directors equal in aggregate value to five times the amount of the annual retainer payable in cash, or $425,000 (or $680,000 for the Chairman of the Board) for 2014 and 2015. As of March 16, 2015, all directors had met the guidelines for 2015. Directors first elected after February 18, 2010 have five years following first election to achieve the guidelines. In the event of an increase in the amount of the annual retainer payable in cash, directors serving when the increase is approved by the Board have two years after such approval to achieve the increased guideline.

Election of Directors (Proposals 1-10)

At the Annual Meeting, the stockholders of the Company will elect the entire Board of Directors to serve for the ensuing year and until their successors are elected and qualified. During the first quarter of 2015, the Board of Directors nominated Mr. Lustig for election as a director at the 2015 Annual Meeting. Mr. Lustig will replace Mr. Brown who will be retiring effective as of the 2015 Annual Meeting. The Board of Directors has designated as nominees for election the ten persons named below, all of whom, other than Mr. Lustig, currently serve as directors of the Company.

Shares of common stock that are voted as recommended by the Board of Directors will be voted in favor of the election as directors of the nominees named below. If any nominee becomes unavailable for any reason or if a vacancy should occur before the election, which we do not anticipate, the shares represented by a duly completed proxy may be voted in favor of such other person as may be determined by the holder of the proxy.

Director Qualifications

In 2004, the Nominating and Corporate Governance Committee of the Board adopted its “Qualifications for Nomination to the Board,” a copy of which is attached to this Proxy Statement as Annex C and posted on the Company’s web site at www.sealedair.com. The Qualifications provide that, in selecting directors, the Board should seek to achieve a mix of Board members that enhances the diversity of background, skills and experience on the Board, including with respect to age, gender, international background, ethnicity and specialized experience. Directors should have relevant expertise and experience and be able to offer advice and guidance to our Chief Executive Officer based on that expertise and experience. Also, a majority of directors should be independent under applicable listing standards, Board and Committee guidelines and applicable laws and regulations. Each director is also expected to:

•	be of the highest ethical character and share the values of the Company as reflected in its Code of Conduct;

•	be highly accomplished in his or her field, with superior credentials and recognition;

•	have sound business judgment, be able to work effectively with others, have sufficient time to devote to the affairs of the Company, and be free from conflicts of interest; and

•	be independent of any particular constituency and be able to represent all stockholders of the Company.

The Board has determined that, as a whole, it must have the right mix of characteristics and skills and diversity to provide effective oversight of the Company. However, we do not have a formal policy concerning the diversity of the Board of Directors. Based on an evaluation of our business and the risks associated with the business, the Board believes that it should be comprised of persons with skills in areas such as:

•	knowledge of the industries in which we operate;

•	financial literacy;

•	management of complex businesses;

•	international business;

•	relevant technology and innovation;

•	financial markets;

•	manufacturing;

•	information technology;

•	sales and marketing;

•	legislative and governmental affairs;

•	legal and regulatory environment; and

•	strategic planning.

The Board conducts a self-assessment process every year and periodically reviews the diversity of skills and characteristics needed by the Board in its oversight of the Company, as well as the effectiveness of the diverse mix of skills and experience. As part of the review process, the Board considers the skill areas represented on the Board, those skill areas represented by directors expected to retire or leave the Board in the near future, and recommendations of directors regarding skills that could improve the ability of the Board to carry out its responsibilities.

Identifying and Evaluating Nominees for Directors

When the Board or the Nominating and Corporate Governance Committee has identified the need to add a new Board member with specific qualifications or to fill a vacancy on the Board, the chair of the Nominating and Corporate Governance Committee will initiate a search, seeking input from other directors and senior management, review any candidates that the Committee has previously identified, and, if necessary, hire a search firm. The Committee will identify the initial list of candidates who satisfy the specific criteria, if any, and otherwise qualify for membership on the Board. At least one member of the Committee (preferably the chair) and our Chairman of the Board and Chief Executive Officer will interview each qualified candidate; other directors will also interview the candidate if practicable. Based on a satisfactory outcome of those reviews, the Committee will make its recommendation on the candidate to the Board. As mentioned above, the Nominating and Corporate Governance Committee retained a search firm in connection with the identification and evaluation of Mr. Lustig as a nominee for director.

Our Bylaws include a procedure that stockholders must follow in order to nominate a person for election as a director at an annual meeting of stockholders, other than a nomination submitted by a stockholder to the Nominating and Corporate Governance Committee under the policy and procedures described above under “Corporate Governance—Nominating and Corporate Governance Committee.” The Bylaws require that timely notice of the nomination in proper written form including all required information be provided to the Secretary of the Company. A copy of our Bylaws is posted on our web site at www.sealedair.com.

Information Concerning Nominees

The information appearing in the following table sets forth, for each nominee for election as a director:

•	The nominee’s business experience for at least the past five years.

•

The year in which the nominee first became a director of the Company or of the former Sealed Air Corporation. On March 31, 1998, the Company completed a multi-step transaction, one step of which was a combination of the Cryovac business with the former Sealed Air Corporation. The period of service before that date includes time during which each director served continuously as a director of the Company or of the former Sealed Air Corporation.

•	The nominee’s age as of the date of the Annual Meeting.

•	Directorships held by each nominee presently and at any time during the past five years at any public company or registered investment company.

•	The reasons that the Board concluded that the nominee should serve as our director, at the time we file our proxy statement, in light of our business and structure.

There are no family relationships among any of the Company’s directors or officers.

Nominees for Election as Directors

Michael Chu	Director since 2002 Organization and Compensation Committee Age 66

Mr. Chu is Managing Director and Co-Founder of IGNIA Fund, a venture capital firm based in Monterrey, Mexico, dedicated to investing in commercial enterprises serving low-income populations in Mexico, since July 2007. He is also Senior Advisor since June 2007 (previously Senior Partner and Managing Director from August 2000 to June 2007) and Founding Partner of Pegasus Capital, a private investment firm deploying equity capital in Latin America. Mr. Chu has been a Senior Lecturer on the faculty of the Harvard Business School since July 2003. Mr. Chu serves as a director of Arcos Dorados, a public company and the largest operator of McDonald’s restaurants in Latin America and the world’s largest McDonald’s franchisee.

Mr. Chu received his bachelor of arts degree from Dartmouth College and his masters of business administration with highest distinction from Harvard Business School. His experience includes serving as a management consultant with Boston Consulting Group, in senior management positions with U.S. corporations and as an executive and limited partner with Kohlberg Kravis Roberts & Co., a private equity firm. Additionally, he is director emeritus of ACCION International, a non-profit corporation dedicated to microfinance. Mr. Chu previously served as the President and Chief Executive Officer of ACCION International. He brings to the Board extensive international experience, particularly in the increasingly important region of Latin America, where Mr. Chu grew up. Mr. Chu has proven leadership capabilities and an entrepreneurial vision, as demonstrated by his roles with IGNIA and Pegasus Capital. He also has experience as a chief financial officer and extensive involvement in mergers and acquisitions.

Lawrence R. Codey	Director since 1993 Organization and Compensation Committee Age 70

Mr. Codey is a retired President and Chief Operating Officer of Public Service Electric and Gas Company (PSE&G), a public utility. Currently, Mr. Codey serves as a director of New Jersey Resources Corporation, a natural gas holding company, where he is lead director and chairs the executive committee and also serves on the governance and audit committees. Further, he serves as a director of Horizon Blue Cross Blue Shield of New Jersey, a health insurance company, where he is a member of the audit committee and the governance committee. Mr. Codey previously served on the board of United Water Resources, a subsidiary of Suez Environment. Neither Horizon Blue Cross Blue Shield of New Jersey nor United Water Resources is a public company.

Mr. Codey received his bachelor of science degree from St. Peter’s College, a juris doctor degree from Seton Hall School of Law, and a master’s degree in business administration from Rutgers University. In addition, he completed the Advanced Management program at Harvard University’s School of Business. Mr. Codey’s career at PSE&G started as a trial attorney and then as a Vice President in charge of preparation and presentation of utility rate proceedings before both federal and state regulatory bodies. Thereafter, Mr. Codey was in charge of the gas business unit and subsequently the electric business unit. Mr. Codey previously served on the Board of Directors of Public Service Enterprise Group, an energy holding company of which PSE&G was its largest subsidiary. Mr. Codey has served on numerous governmental and non-governmental boards and commissions, including the EPA Clean Air Act Advisory Committee under both President George W. Bush and President William J. Clinton. In addition to the knowledge gained from his experience as our director, Mr. Codey has a broad background of experience and education in the areas of executive management, general management, legal and regulatory matters, finance, accounting, human resource management, legislative and governmental affairs, environmental affairs, and operations. He has been accountable for the performance of large, complex, multi-disciplined organizations and brings that discipline to the Board. Mr. Codey also brings to the Board the experience of a director who has served in various leadership capacities across an array of companies involved in energy, utilities and government.

Patrick Duff	Director since 2010 Nominating and Corporate Governance Committee (Chair) Audit Committee Age 56

Mr. Duff is a general partner of Dunham Partners, LLC, a private investment firm. Previously, he served as a director of Hercules, Inc. While at Hercules, Mr. Duff was chairman of the audit committee and served on the corporate governance, nominating and ethics committee, emergency committee and finance committee.

Mr. Duff received his bachelor of science degree in accounting from Lehigh University and a master of business administration degree from the Columbia Graduate School of Business. He taught security analysis at Columbia University from 1993 until 1999. Formerly, Mr. Duff was a senior managing director at Tiger Management Corp., an investment management firm, from 1989 through December 1993, where he was a member of the management committee. Prior to joining Tiger in 1989, Mr. Duff worked in asset management at Mitchell Hutchins and Capital Builders Advisory Services. He is a certified public accountant and a chartered financial analyst. Mr. Duff has an extensive knowledge of investing, asset management and financial markets gained from his experience with Tiger and with prior employers as well as through his teaching position at Columbia University. He brings a unique perspective to the Board as a stockholder and investor. In addition, he has accounting and financial expertise. He also has prior board experience, including service on a public company board.

Jacqueline B. Kosecoff	Director since 2005 Nominating and Corporate Governance Committee Organization and Compensation Committee (Chair) Age 65

Dr. Kosecoff works in private equity to identify, select, mentor and manage health services and IT companies. She is a managing partner at Moriah Partners and a senior advisor to Warburg Pincus.

From 2002 to 2012, Dr. Kosecoff was a senior executive inside UnitedHealth Group-PacifiCare. Dr. Kosecoff joined UnitedHealth Group as part of its acquisition of PacifiCare Health Systems in 2005. At PacifiCare, Dr. Kosecoff served as Executive Vice President with responsibility for its specialty businesses, including its PBM, the Medicare Part D Drug Program, PacifiCare Behavioral Health, PacifiCare Dental & Vision, and Women’s Health Solutions. Upon joining United, Dr. Kosecoff took responsibility for the Medicare Part D business, pharmacy services for United’s senior, legacy PacifiCare and external PBM business, as well as the consumer health product division serving seniors. In 2007, Dr. Kosecoff was appointed CEO of Prescription Solutions (now known as OptumRx) with responsibility for United’s PBM, Specialty Pharmacy and Consumer Health Products, providing services as of 2011 to more than 13 million members with annual revenue of $18.5 billion. In 2011, Dr. Kosecoff was named Senior Advisor for Optum to identify and develop new growth and collaborative opportunities. Optum encompasses the health services businesses of UnitedHealth Group, consisting of OptumHealth, OptumInsight and OptumRx.

Dr. Kosecoff is a Director of athenahealth, Inc., a leading provider of cloud-based electronic health record practice management and care coordination services to medical groups and health systems, where she serves on the compensation and nominating & corporate governance committees; CareFusion Corporation, a global medical technology company where she services on the audit committee; and STERIS Corporation, a global leader in infection prevention, contamination control and surgical and critical care technologies, where she serves a chair of the compliance committee and is on the nominating & corporate governance committee. She also sits on the Advisory Board for SAP.

Dr. Kosecoff received a bachelor of arts degree from the University of California, Los Angeles. She received a master of science degree in applied mathematics from Brown University and a Ph.D. degree in research methods from the University of California, Los Angeles. Previously, she founded information technology and drug development businesses in the medical field. Dr. Kosecoff was also previously on the faculty on the Schools of Medicine and Public Health at the University of California, Los Angeles. She

has served as a consultant to the World Health Organization’s Global Quality Assessment Programs, on the Institute of Medicine’s Board of Health Care Services, the RAND Graduate School’s Board of Governors, and the Board of Directors for ALARIS, City of Hope, the Alliance for Aging Research, and the Pharmaceutical Care Management Association. Dr. Kosecoff is a seasoned health care executive. Dr. Kosecoff brings to the Board her outstanding background as a business leader in the medical field. Sealed Air benefits from her experience in leading complex operations and in strategic planning. Additionally, Dr. Kosecoff brings an entrepreneurial direction to the Company.

Neil Lustig	Nominee for Election in 2015 Age 54

Mr. Lustig is nominated for election to the Board of Directors at the 2015 Annual Meeting. Mr. Lustig previously served as the President and Chief Executive Officer of Vendavo Inc. from September 2010 until he retired in October 2014. Mr. Lustig joined Vendavo Inc. as Senior Vice President Global Sales in August 2007 and was appointed as the President and Chief Executive Officer after three years. Prior to joining Vendavo Inc., Mr. Lustig worked at Ariba, Inc. from 2001 to 2007, serving in multiple managerial roles in Ariba’s U.S. and European businesses. Mr. Lustig started his career in technology at IBM where he held a variety of Engineering, Sales, and Management roles over a sixteen year period. Mr. Lustig has more than 25 years of experience in software, hardware and cloud technology industries. Mr. Lustig has been an advisor to Vendavo Inc. since October 2014.

Mr. Lustig received a Bachelor of Science degree in computer science and applied mathematics from the State University of New York at Albany. Mr. Lustig’s education, business management experience and knowledge of software, hardware and cloud technology industry are valuable to the Company, including in connection with its innovation strategies.

Kenneth P. Manning	Director since 2002 Audit Committee Nominating and Corporate Governance Committee Age 73

Mr. Manning is the Chairman of Sensient Technologies Corporation, a global manufacturer and marketer of colors, flavors and fragrances and other specialty chemicals. Mr. Manning previously served as Chairman and Chief Executive Officer of Sensient from 1996 until February 2014. At Sensient, he was the architect of that company’s strategic moves overseas and the transformation of the company from a producer of yeast and other commodities into a producer of flavor, fragrance and colors for foods, beverages, cosmetics and pharmaceuticals. Sensient also manufactures color, ink and other specialty chemicals for inkjet inks, display imaging systems and other applications. Sensient now has over 70 locations in more than 30 countries. Mr. Manning is also a director of Sensient. Previously, Mr. Manning was a director of Badger Meter, Inc., a manufacturer of flow measurement and control products. In all, Mr. Manning has been a director in five different public companies.

Mr. Manning received his bachelor of science degree in mechanical engineering from Rensselaer Polytechnic Institute and his master of business administration degree from American University in operations research. He also has honorary doctor’s degrees from Cardinal Stritch University and Marian University. Prior to joining Sensient, Mr. Manning worked for W. R. Grace, where he held various executive positions including: Assistant to the CEO, Vice President of Operations—European Division, President of the Educational Products Division, President of Real Estate Division, Vice President—Corporate Technical Group and President and CEO of the Ambrosia Chocolate Division. Mr. Manning retired from the United States Naval Reserve as an Aerospace Engineering Duty Officer with the rank of Rear Admiral. He served on active duty in the United States Navy from 1963 to 1967 and, during his tenure in the Reserve, was the Commanding Officer of four different commands. His last assignment was Director of the Naval Reserve Air System Program. His military awards include the Legion of Merit. Mr. Manning is a member of the American Society of Mechanical Engineers and the American Chemical Society, Navy League, the United States Naval Institute, the Naval Reserve Association, and the National

Maritime Historic Association. He is also a Knight of Malta. Mr. Manning has extensive executive experience in international business, specialty chemicals and the food and beverage industry, with 18 years as a CEO and an additional six years as a COO.

William J. Marino	Director since 2002 Chairman of the Board of Directors Age 71

Mr. Marino is the retired Chairman, President and Chief Executive Officer of Horizon Blue Cross Blue Shield of New Jersey (BCBSNJ), the state’s largest health insurer, providing coverage for over 3.6 million people.

Mr. Marino joined Horizon BCBSNJ as Senior Vice President of Health Industry Services in January 1992, responsible for all aspects of Managed Care operations in New Jersey, as well as Market Research, Product Development, Provider Relations and Health Care Management. He became President and CEO in January 1994 and Chairman effective January 2010.

Since November 2010 Mr. Marino has served as a director of Sun Bancorp, Inc., where he chairs the nominating and corporate governance committee and is a member of the compensation and technology committees. Mr. Marino also serves as a director of WebMD Health Corp., where he is a member of the audit committee. Mr. Marino also serves as a director or trustee for numerous New Jersey-based cultural and community organizations.

Mr. Marino has over 40 years of experience in the health and employee benefits field, primarily in managed care, marketing and management. Before joining Horizon BCBSNJ, he was Vice President of Regional Group Operations for New York and Connecticut for the Prudential, capping a 23-year career with the company.

Mr. Marino has extensive experience in the areas of management and strategic planning and board governance, as evidenced by his career at Horizon BCBSNJ and corporate boards. The breadth of his involvement in many corporate and community organizations has given him knowledge of corporate governance processes and practices and organizational structure optimization.

Mr. Marino is a recipient of the 1997 Ellis Island Medal of Honor. In 2007 he received the American Conference on Diversity’s Humanitarian of the Year Award. Mr. Marino graduated from St. Peter’s College in Jersey City with a Bachelor of Science degree in Economics.

Jerome A. Peribere	Director since 2012 Age 60

Mr. Peribere is the President and Chief Executive Officer of Sealed Air since March 1, 2013. Prior to such position, Mr. Peribere served as the President and Chief Operating Officer of Sealed Air and was elected to the Board in September 2012. Prior to joining the Company, Mr. Peribere worked at The Dow Chemical Company (“Dow”) from 1977 through August 2012. Mr. Peribere served in multiple managerial roles with Dow, most recently as Executive Vice President of Dow and President and Chief Executive Officer, Dow Advanced Materials, a unit of Dow, from 2010 through August 2012. Mr. Peribere currently serves as a board member of Xylem Inc. Mr. Peribere previously served as a director of BMO Financial Corporation. Mr. Peribere graduated with a degree in business economics and finance from the Institut D’Etudes Politiques in Paris, France.

Mr. Peribere brings his extensive leadership, global operations, strategy and integration experience to the Board.

Richard L. Wambold	Director since 2012 Organization and Compensation Committee Age 63

Mr. Wambold joined the Board of the Company effective in March 2012. Mr. Wambold previously served as Chief Executive Officer of Reynolds/Pactiv Foodservice and Consumer Products, a global manufacturer and supplier of consumer food and beverage packaging and consumer products from November 2010 until January 2011 when he retired. Mr. Wambold was Chief Executive Officer of Pactiv from November 1999 until November 2010 and was Chief Executive Officer and Chairman of the Board from 2000 until November 2010. Mr. Wambold has been a private investor since January 2011. Mr. Wambold is also a director of Precision Castparts Corp. and Cooper Tire & Rubber Company.

Mr. Wambold holds a B.A. in Government and a master of business administration from the University of Texas. Mr. Wambold’s education, board member experience, business management experience, including his service as a public company chairman and chief executive officer, and knowledge of the packaging industry qualify him to continue to serve as a member of the Board of Directors.

Jerry R. Whitaker	Director since 2012 Audit Committee Nominating and Corporate Governance Committee Age 64

Mr. Whitaker was elected to the Board of the Company in January 2012. Mr. Whitaker served as President of Power Components & Systems Group from 2004 through 2009 and as President of Electrical Sector-Americas, Eaton Corporation, a global manufacturer of highly engineered products, until his retirement in June 2011. Prior thereto, he served in various management positions at Eaton Corporation since 1994. Prior to joining Eaton Corporation, Mr. Whitaker spent 22 years with Westinghouse Electric Corp.

Mr. Whitaker received a Bachelor of Science degree from Syracuse University and a master of business administration degree from George Washington University. He currently serves as a director of Crescent Electric Company, an independent distributor of electrical hardware and supplies, and Matthews International Corporation. Mr. Whitaker also serves on the Boards of the Carnegie Science Center and The Carnegie Museums of Pittsburgh, as well as the advisory board for The Syracuse University School of Engineering. Mr. Whitaker’s experience and knowledge as an executive in global manufacturing industries are valuable resources to the Company.

The Board of Directors recommends a vote FOR the ten nominees for election as directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and any persons owning ten percent or more of the common stock to file reports with the SEC to report their beneficial ownership of and transactions in our securities and to furnish the Company with copies of the reports.

Based solely upon a review of the Section 16(a) reports furnished to us, along with written representations from or on behalf of executive officers and directors that no other such reports were required during 2014, we believe that all required reports were timely filed during 2014.

Beneficial Ownership Table

The following table sets forth the number of outstanding shares of common stock beneficially owned (as of the record date, or Schedule 13G or Schedule 13D date where indicated) and the percentage of the class beneficially owned (as of the record date):

•	by each person known to us to be the beneficial owner of more than five percent of the then outstanding shares of common stock;

•	directly or indirectly by each current director, nominee for election as a director, and named executive officer who is included in the 2014 Summary Compensation Table below; and

•	directly or indirectly by all directors and executive officers of the Company as a group.

The number of shares of our common stock owned by each person is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after March 16, 2015, or by May 15, 2015, through the conversion of a security or other right. Unless otherwise indicated, each person has sole investment and voting power, or shares such power with a family member, with respect to the shares set forth in the following table. The inclusion in this table of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage of Outstanding Shares of Common Stock
Iridian Asset Management LLC	17,506,217	[1]	8.3
276 Post Road West
Westport, CT 06880-4704
The Vanguard Group, Inc.	16,071,952	[2]	7.6
100 Vanguard Blvd
Malvern, PA 19355
BlackRock Inc.	14,308,313	[3]	6.8
55 East 52nd Street
New York, NY 10022
Viking Global Investors LP	12,098,322	[4]	5.7
55 Railroad Avenue
Greenwich, CT 06830
Hank Brown	38,844	[5]	*
Emile Z. Chammas	86,524	[8]
Michael Chu	23,788	[5,6]	*
Lawrence R. Codey	42,580	[5,6]	*
Karl R. Deily	176,069	[7,8,9]	*
Patrick Duff	88,655	[5,6]	*
Ilham Kadri	0		*
Jacqueline B. Kosecoff	26,437	[5]	*
Carol P. Lowe	50,511	[8]	*
Kenneth P. Manning	118,048		*
William J. Marino	39,990	[5]	*
Jerome A. Peribere	381,108	[8]	*
Richard L. Wambold	16,285	[5]	*
Jerry R. Whitaker	4,995	[5]	*
All directors and executive officers as a group (19 persons)	1,439,080	[10]	*

*	Less than 1%.

[1]

The ownership information set forth in the table is based on information contained in a Schedule 13G, dated January 29, 2015, filed with the SEC by Iridian Asset Management LLC (“Iridian”), David L. Cohen (“Cohen”) and Harold J. Levy (“Levy”), with respect to ownership of shares of common stock. Iridian is majority owned by Arovid Associates LLC, a Delaware limited liability company owned and controlled by the following: 12.5% by Cohen, 12.5% by Levy, 37.5% by LLMD LLC, a Delaware limited liability company, and 37.5% by ALHERO LLC, a Delaware limited liability company. LLMD LLC is owned 1% by Cohen, and 99% by a family trust controlled by Cohen. ALHERO LLC is owned 1% by Levy and 99% by a family trust controlled by Levy. Iridian has the direct power to vote or direct the vote, and the direct power to dispose or direct the disposition, of 17,506,217 shares of common stock. Cohen and Levy may be deemed to share with Iridian the power to vote or direct the vote and to dispose or direct the disposition of such shares.

[2]

The ownership information set forth in the table is based on information contained in a Schedule 13G, dated February 9, 2015, filed with the SEC by The Vanguard Group, Inc., with respect to ownership of shares of common stock, which indicated that The Vanguard Group, Inc. had sole voting power with respect to 373,888 shares, sole dispositive power with respect to 15,732,558 shares and shared dispositive power with respect to 339,394 shares.

[3]

The ownership information set forth in the table is based on information contained in a Schedule 13G, dated January 12, 2015, filed with the SEC by BlackRock, Inc., with respect to ownership of shares of common stock, which indicated that BlackRock, Inc. had sole voting power with respect to 12,522,478 shares and sole dispositive power with respect to 14,308,313 shares.

[4]

The ownership information set forth in the table is based on information contained in a Schedule 13G, dated February 17, 2015, filed with the SEC by Viking Global Investors LP and related entities, with respect to ownership of shares of common stock, which indicated that Viking Global Investors LP and related entities shared voting and disposition power with respect to 12,098,322 shares.

[5]

The number of shares of common stock listed in the table does not include 142,585 stock units held in the stock accounts of the non-employee directors under the Sealed Air Corporation Deferred Compensation Plan for Directors. Each stock unit represents one share of common stock. Holders of stock units cannot vote the shares represented by the units; see “Director Compensation—Deferred Compensation Plan” above. The stock units so held by non-employee directors are set forth below.

Hank Brown	1,324
Michael Chu	6,976
Lawrence R. Codey	25,727
Patrick Duff	15,179
Jacqueline B. Kosecoff	8,015
William J. Marino	57,960
Richard L. Wambold	15,596
Jerry R. Whitaker	11,808

Total	142,585

[6]

The number of shares of common stock listed for Mr. Chu includes 2,000 shares for which he shares voting and investment power with a family member. The number of shares of common stock listed for Mr. Codey includes 960 shares held in a trust relating to a deceased family member for which he has voting and investment power but disclaims beneficial ownership and 7,425 shares for which he shares voting and investment power with a family member. The number of shares of common stock listed for Mr. Duff includes 50,000 shares for which he shares voting and investment power with a family member.

[7]

This figure includes restricted stock units awarded to our executive officers who are retirement-eligible as stock leverage opportunity (SLO) awards. Under our Annual Incentive Plan, our executive officers have the opportunity to designate a portion of their annual bonus to be received as SLO awards under the 2005 Contingent Stock Plan. The numbers of such restricted stock units held by the named executive officers and by the directors and executive officers as a group who are retirement eligible are as follows.

Karl R. Deily	13,937
Directors and executive officers as a group	52,949

[8]

This figure includes shares of common stock held in our Profit-Sharing Plan trust fund with respect to which our executive officers individually and as a group may, by virtue of their participation in the plan, be deemed to be beneficial owners. The approximate numbers of share equivalents held by the named executive officers and by the directors and executive officers as a group under the plan are set forth below.

Emile Z. Chammas	2,204
Karl R. Deily	3,794
Carol P. Lowe	1,562
Jerome A. Peribere	1,562
Directors and executive officers as a group	22,124

[9]

This figure includes shares of common stock held in the Company’s 401(k) Thrift Plan trust fund with respect to which our executive officers individually and as a group may, by virtue of their participation in the plan, be deemed to be beneficial owners. The approximate numbers of share equivalents held by the named executive officers and by the directors and executive officers as a group under the plan are set forth below.

Karl R. Deily	942
Directors and executive officers as a group	4,616

[10]

This figure includes, without duplication, the outstanding shares of common stock and restricted stock units referred to in Notes 5 through 9 above held by our current directors and executive officers.

The address of all persons listed above (other than Iridian Asset Management LLC, The Vanguard Group, Inc., BlackRock, Inc. and Viking Global Investors LP) is c/o Sealed Air Corporation, 8215 Forest Point Boulevard, Charlotte, NC 28273.

Executive Compensation

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis describes the key features of our executive compensation program and the Compensation Committee’s approach in deciding 2014 compensation for our named executive officers:

Name	Title (as of last day of 2014)
Jerome A. Peribere	President and Chief Executive Officer
Carol P. Lowe	Senior Vice President and Chief Financial Officer
Emile Z. Chammas	Senior Vice President
Karl R. Deily	Vice President
Ilham Kadri	Vice President

We have divided this discussion into five parts:

1.	2014 Overview
2.	Key Elements of Our Executive Compensation Program
3.	2014 Compensation Decisions: Base Salary and Incentive Compensation
4.	Governance of Our Executive Compensation Program
5.	Other Features and Policies

2014 Overview

Key Business Accomplishments in 2014

•	Net sales growth and margin expansion for total company and across all divisions, Food Care, Product Care and Diversey Care.

•	Adjusted EBITDA of $1.12 billion, or 14.4% of net sales, increased 8% compared to 2013 despite $30 million of unfavorable foreign currency translation impact.

•	Generated $612 million of Free Cash Flow compared to $509 million in 2013.

•	Strengthened balance sheet with bond offering and amended and restated credit facilities, reducing annual interest expense by approximately $30 million.

Please refer to pages 2, 49, 60 and 89 of our Annual Report on Form 10-K filed on February 27, 2015 for additional information about our key accomplishments in 2014 and for important information about the use of non-U.S. GAAP financial measures, including applicable reconciliations to U.S. GAAP financial measures.

Key 2014 Compensation Decisions

Compensation decisions by the Compensation Committee for 2014 demonstrate the direct link between the compensation opportunities for our named executive officers and performance for our stockholders:

•

The Compensation Committee structured compensation opportunities for our named executive officers for 2014 similar to the design of our compensation program for 2013, with an emphasis on performance-based annual and long-term incentive compensation opportunities. For the named executive officers, 100% of the long-term incentive compensation opportunity was in the form of an award of performance share units (PSUs).

•

The Compensation Committee established performance goals for 2014 annual incentive awards under the Annual Incentive Plan, focused on a balanced mix of Adjusted EBITDA and expense reduction and working capital ratio goals.

•

The Compensation Committee established performance goals for the PSUs awarded in early 2014 based on our performance over a three-year performance period, 2014-2016. Performance for the PSUs is measured by a combination of our 2016 Consolidated Adjusted EBITDA Margin and our relative total stockholder return (TSR) compared against a group of peer companies over the performance period.

•

The Compensation Committee established performance goals for the special PSUs awarded primarily during the first half of 2014, which are principally based on achievement of specified levels of free cash flow, above targets established in the Company’s three-year strategic plan, over the three-year performance period of 2014-2016, in addition to earnings per share and TSR metrics.

Details regarding the performance measures and targets used for the 2014 annual incentive awards, 2014-2016 PSUs and Special PSUs can be found below under “2014 Compensation Decisions: Base Salary and Incentive Compensation.”

The following summarizes the 2014 compensation results for the named executive officers based on annual and three-year performance results through 2014:

•

Annual performance goals for Adjusted EBITDA and expense and working capital ratios all exceeded targets for 2014. As a result, the bonus pool for the Annul Incentive Plan funded at 158.7% of target. Based on this funding and the Compensation Committee’s review of individual performance, the named executive officers received annual incentive awards for 2014 ranging from 165.8% to 198.4% of target, with Mr. Peribere’s award at 198.4% of his target.

•

The Compensation Committee reviewed the performance results for the 2012-2014 PSUs. Performance goals for these PSUs were based on constant dollar growth of net trade sales, return on invested capital (ROIC) and relative TSR. The overall performance for 2012-2014 was above target and as a result these awards paid out at 101.1% of target.

Special PSU Awards in 2014

During March 2014, the Compensation Committee approved a special PSU award to the named executive officers and a broader group of other employees. These special PSU awards are intended to support a deep and lasting change in the Company’s management of working capital and other components of cash flow, given the overall value created by the generation of increased free cash flow.

The special PSU awards are earned principally based on achievement of specified levels of free cash flow, above targets established in the Company’s three-year strategic plan, over the three-year performance period of 2014-2016. In addition, no portion of an award is earned unless we achieve a minimum specified level of adjusted earnings per share for 2016, in order to balance the free cash flow goal with an appropriate focus on generating earnings. To further balance the incentives, the award earned based on free cash flow performance will be reduced by 25% if our relative TSR for the performance period is below the 50th percentile of an approved peer group of companies. Any PSUs earned will be paid out in equal installments over two years, in early 2017 and, subject to an additional 2017 performance requirement, in early 2018. The Compensation Committee has no current plans to make similar special PSU awards in the future.

Under SEC rules, the full grant date fair value for these awards appears as 2014 compensation in the 2014 Summary Compensation Table. The Compensation Committee, however, considers these as special, one-time awards that are separate from, and in addition to, the normal annual and long-term incentive opportunities described above. The Compensation Committee views these awards as a compensation opportunity spread over the three-year performance period.

Key Features

The Compensation Committee believes that our executive compensation program follows best practices aligned to long-term stockholder interests, summarized below:

What We Do
✓ Provide a majority of compensation in performance-based compensation	Consistent with goal of creating a performance-oriented environment; for CEO, 83.9% of total direct compensation is performance-based
✓ Pay for performance based on measurable goals for both annual and long-term awards	Use multiple, balanced measures; use of both absolute and relative measures for long-term awards
✓ Balanced mix of awards tied to annual and long-term performance	For CEO, total direct compensation includes 19.4% in annual incentive award and 64.5% in long-term award at target; 100% of long-term awards for named executive officers are performance-based
✓ Stock ownership and retention policy	CEO must hold at least 6x base salary in company stock; other named executive officers must hold at least 2x (3x for the Senior Vice Presidents); expected to hold at least 50% of additional shares until retirement
✓ Compensation recoupment (clawback) policy	Recovery of annual or long-term incentive compensation based on achievement of financial results that were subsequently restated due to error or misconduct, regardless of whether the named executive officer was responsible for the error or misconduct
✓ Receive advice from independent compensation consultant	Compensation consultant (Cook & Co.) provides no other services to the Company
What We Don’t Do
× No supplemental executive retirement plans for named executive officers	Consistent with focus on performance-oriented environment; reasonable and competitive retirement programs offered
× No change in control excise tax gross-ups	Consistent with focus on performance-oriented environment and commitment to best practices aligned to long-term stockholder interests
× No excessive perquisites or severance benefits	Consistent with focus on performance-oriented environment and commitment to best practices aligned to long-term stockholder interests
× No single-trigger vesting of equity compensation upon a change in control	Under our equity compensation plans, vesting following a change in control requires involuntary termination of employment (double-trigger)

Key Elements of Our Executive Compensation Program

Compensation Components

The main components of our executive compensation program for U.S. employees, including for our named executive officers, are set forth in the following table. A more detailed description is provided in the following sections of this CD&A.

Compensation Element	Description	Objectives
Base Salary	- Fixed cash compensation	- Appropriate level of fixed compensation based on role and duties - Assists with recruitment and retention
Annual Incentive

- Paid in cash each year if performance metrics are achieved

- Target award is based on a percentage of base salary

- Payouts from 0-200% of target based on performance results and individual performance review

- Executive may elect all or a portion of the award in the form of a restricted stock award vesting over two years, with a 25% enhancement

- Intended to reward executives for driving superior operating and financial results over a one-year timeframe - Creates a direct connection between business success and financial reward
Long-Term Incentives

- PSUs earned based on performance, typically over three-year performance period with 0-200% payout

- Occasional awards of restricted stock or restricted stock units that vest at the end of three years of service

- Rewards achievement of longer-term goals - Creates direct connection between longer term business success and financial reward - Encourages retention
Retirement Plans	- Standard plans generally offered to all salaried employees based on location of services - No supplemental executive retirement plans	- Provides retirement income for participants - Assists with recruitment and retention
Deferred Compensation	- Elective, nonqualified deferred compensation plan for select U.S. employees - Permits deferral of salary and certain cash incentives - No Company contributions are included	- Provides opportunity to save for retirement - Assists with recruitment and retention
Post-Employment Benefits

- Executive Severance Plan provides modest benefits in case of involuntary termination; no single-trigger vesting of equity awards upon a change in control

- CEO has post-employment benefits under the terms of his employment arrangement

- Assures continuing performance of executives in the face of possible termination of employment without cause - Assists with recruitment and retention
Other Benefits	- Health care and life insurance programs - Limited perquisites	- Competitive with peer companies - Assists with recruitment and retention

Compensation Mix

Under our executive compensation program, the Compensation Committee establishes each principal element of compensation for our named executive officers—i.e., comprising base salary, annual incentive targets and long-term incentive compensation targets—close to the median range based on data from peer companies (discussed below). As a result, both the level and the mix of the total compensation opportunity are intended to generally approximate the competitive median range. This design addresses one of our key goals: to ensure we provide competitive compensation opportunities so that we can attract and retain executives with the necessary skills to successfully manage a business of our size and scope. Since each element of compensation is mainly set by reference to levels at other companies, the Compensation Committee has not set any fixed relationship between the compensation of the CEO and that of any other named executive officer. The Compensation Committee considers the peer group data regressed to the Company’s revenue size when evaluating the named executive officers’ compensation against the peer group.

Executive officers earn annual incentive and long-term incentive awards based on achievement of performance goals, which we establish to support our annual and longer-term financial and strategic goals. Because annual and long-term incentives make up a significant portion of each executive officer’s total compensation, the program has been designed to pay close to the median range when target goals are met, provide above-median pay when our target goals are exceeded, and provide below-median pay when target goals are not met. These incentive award opportunities address another of our key goals: to provide a performance-oriented environment where above-median compensation can be realized when performance goals are exceeded and below-median compensation will be paid when performance goals are not achieved.

The following charts show the mix of base salary, target annual incentives and target PSU awards (excluding the 2014 special PSU awards as discussed below) for the named executive officers for 2014:

2014 Executive Total Direct Compensation Mix

2014 Compensation Decisions: Base Salary and Incentive Compensation

Base Salary

We pay salaries because a fixed component of compensation is an important part of a competitive compensation package. The Compensation Committee establishes salary levels for executive officers primarily based on consideration of the median range for the peer companies, as well as reviews of broad-based surveys of compensation trends and practices at other industrial companies in the United States, while also considering country-specific guidelines for compensation increases and performance, which are more significant factors for those whose salary is within or near the median range.

In 2014, the Compensation Committee set the base salaries of each of the named executive officers as follows:

Name	2013 Salary	2014 Salary	% Increase[2]
Jerome A. Peribere	$1,150,000	$1,150,000	0.00%
Carol P. Lowe	$543,375	$600,000	10.42%
Emile Z. Chammas	$439,920	$490,000	11.38%
Karl R. Deily	$412,000	$490,000	18.93%
Ilham Kadri[1]	$466,567	$433,073	3.00%
1	Dr. Kadri’s base salary is converted from euro; see Note 4 to the 2014 Summary Compensation Table below. Accordingly, the U.S. dollar conversation from the Euro results in an apparent decrease between 2013 and 2014.

2	Increases for Ms. Lowe, Mr. Chammas, and Mr. Deily reflect adjustments made to better align with average market pay of peer group companies.

Annual Incentive Compensation

A significant portion of each named executive officer’s total annual compensation opportunity is made in the form of a target annual incentive opportunity under the Annual Incentive Plan. The Annual Incentive Plan is intended to drive high performance results based on the achievement of our strategic goals, with emphasis on performance and alignment of the interests of our named executive officers with our stockholders. The program provides the opportunity to earn a significantly higher annual incentive award if target performance is exceeded but the risk of a significantly lower annual incentive award, or even no annual incentive award, if target performance is not achieved.

The Compensation Committee sets annual incentive compensation through a four step process: (1) set target award levels for the named executive officers, (2) establish the performance goals and payout curve for the year, (3) review performance results after the end of the year and (4) determine award amounts. For any named executive officer who elects to have all or a portion of the annual incentive award delivered as a “stock leverage opportunity” (SLO), there is a fifth step related to applying the SLO award rules. Each of these steps is discussed further below.

Step 1: Setting Target Award Levels. The Compensation Committee determines the target level of annual incentive award for each named executive officer as a percentage of the named executive officer’s base salary. Mr. Peribere’s target award for 2014 was set at 120% of his salary. For the other named executive officers, the target percentages established for 2014 were based on consideration of the median ranges established through peer group and general industry survey data on compensation trends and practices. The following table shows the calculation of the target annual incentive award for each named executive officer:

2014 Annual Incentive Award Highlights

✓ Based on balanced mix of objective, financial measures and individual performance assessments

✓ 2014 financial achievement exceeded targets, resulting in above-target payouts

✓ Some executives elected a portion to be awarded as equity-based SLOs

Name	2014 Salary	x	Target %	=	Target Annual Award
Jerome A. Peribere	$1,150,000	x	120%	=	$1,380,000
Carole P. Lowe	$600,000	x	75%	=	$450,000
Emile Z. Chammas	$490,000	x	65%	=	$318,500
Karl R. Deily	$490,000	x	65%	=	$318,500
Ilham Kadri[1]	$433,073	x	65%	=	$281,497

1	Dr. Kadri’s base salary and annual bonus are converted from euro; see Note 4 to the 2014 Summary Compensation Table below.

Step 2: Performance-Based Design. The Compensation Committee established the performance design for 2014 annual incentive awards for the named executive officers similar to the design for 2013. The design uses both a Financial Achievement Factor and an Individual Achievement Factor, as follows:

The Financial Achievement Factor is based on a formula established by the Compensation Committee in early 2014. For the CEO and Chief Financial Officer, this factor is based 100% on overall corporate results. For the other named executive officers who run a business segment, in order to focus the executive on the financial performance of their business segment while also encouraging senior leadership teamwork towards overall corporate results, the Financial Achievement Factor is based 50% on corporate results and 50% on the executive’s business segment results.

Similar to 2013, the Compensation Committee established three performance goals under the Annual Incentive Plan for determining the Financial Achievement Factor for 2014:

•

Consolidated Adjusted EBITDA, weighted 50%. Consolidated Adjusted EBITDA is defined as 2014 adjusted net earnings plus interest expense, taxes and depreciation and amortization, but excluding the expense of funding the Annual Incentive Plan bonus pool. Consolidated Adjusted EBITDA is a non-U.S. GAAP financial measure and excludes the impact of specific items approved by the Compensation Committee as noted below.

•

Improvement in ratio of support expense to gross profit, weighted 25%. Support expense is defined as selling, general and administrative expenses plus R&D costs, excluding depreciation and amortization. Gross profit is defined as net trade sales minus the cost of goods and services sold.

•

Improvement in ratio of working capital to net trade sales, weighted 25%. Working capital is defined as trade receivables plus inventory minus trade payables. Net trade sales is defined as consolidated revenues from all divisions to external third parties and excluding intercompany sales.

In order to ensure that achievement of these measures represents the performance of the core business, each of the measures was calculated at 2014 budgeted foreign exchange rates and adjusted for specific items approved by the Compensation Committee, including restructuring charges, charges relating to impairment of goodwill or intangibles, all tax adjustments related to the completion of tax audits or the expiration of relevant statutes of limitation, all expenses relating to our involvement in the W. R. Grace & Co. bankruptcy proceedings, expenses relating to capital markets transactions, the effect of certain acquisitions and dispositions, expenses related to cash-settled stock appreciation rights granted as part of the Diversey acquisition and the effect of certain accounting changes.

The Compensation Committee selected these three goals because it believes that achieving such goals will improve the quality of the Company’s earnings and they are in the long-term interest of our stockholders. The target levels for these goals were based on the Company’s goals and strategies to improve the quality of earnings, profitability, cash flow from operations and working capital overall.

The following summarizes the performance goals selected by the Compensation Committee at threshold, target and maximum, and the corresponding payout percentage at each performance level (with the payout percentage determined on a pro rata basis for achievement between levels above threshold):

Metric: 2014 Consolidated Adjusted EBITDA – weighted 50%
% Achievement of Target	Consolidated Adjusted EBITDA Goal Achieved	Payout %
Less than 90%	Less than $963.0 million	0%
90% (threshold)	$ 963.0 million	50%
100% (target)	$ 1,070.0 million	100%
At least 110% (max)	$ 1,177.0 million	200%

Metric: 2014 Ratio of Support Expense to Gross Profit – weighted 25%
Achievement	Ratio of Support Expense to Gross Profit Goal Achieved	Payout %
Above 64.5%	Higher ratio than 2013	0%
64.5% (threshold)	Same ratio as 2013	50%
63.9% (target)	57 bps improvement	100%
63.3% or less (max)	114 bps improvement	200%

Metric: 2014 Ratio of Working Capital to Net Trade Sales – weighted 25%
Achievement	Ratio of Working Capital to Net Trade Sales Goal Achieved	Funded Pool as a Percent of Target Annual Incentive
Above 18.7%	Higher ratio than 2013	0%
18.7% (threshold)	Same ratio as 2013	50%
17.8% (target)	86 bps improvement	100%
16.9% (max)	172 bps improvement	200%

The Compensation Committee applies the Individual Achievement Factor, which could range from 0% to 200%, to adjust individual bonus awards. In no event, however, will the annual incentive award, as adjusted for individual performance, exceed 200% of the target. Unlike the formulaic calculation for the Financial Achievement Factor, each named executive officer’s individual performance adjustment factor is based on a subjective evaluation of overall performance and consideration of the achievement of individual goals established at the beginning of the year. The material features of the 2014 individual performance assessments for the named executive officers are described in Step 3 below.

Step 3: Performance Results for 2014. In early 2015, the Compensation Committee reviewed the financial performance of the Company and its business segments to determine the 2014 Financial Achievement Factor. The following chart summarizes the corporate-level results of this analysis:

Metric	Weighting	Threshold	Target	Maximum	Actual	Payout %
Consolidated Adjusted EBITDA	50%	$963M	$1,070M	$1,177M	$1,124	150%
Support Expense to Gross Profit Ratio	25%	Same ratio as 2013	57 bps improvement	114 bps improvement	99 bps Improvement	133%
Working Capital to Net Trade Sales Ratio	25%	Same ratio as 2013	86 bps improvement	172 bps improvement	210 bps Improvement	200%
				Financial Achievement Factor		158.7%

The Compensation Committee also reviewed individual performance of the named executive officers to establish an Individual Achievement Factor for each. Our CEO recommended to the Compensation

Committee an Individual Achievement Factor and annual incentive award amount for each named executive officer other than himself based on his discretionary assessment of their individual contributions for the full year. The Compensation Committee considered all of the information presented, discussed our CEO’s recommendations with him and Cook & Co., and applied its judgment to determine the final Individual Achievement Factor and annual incentive award amount for each named executive officer. The Compensation Committee, with further approval of the Board of Directors, determined our CEO’s Individual Achievement Factor and bonus amount based on its assessment of his performance.

The following chart briefly summarizes the material factors considered by the Compensation Committee in this individual performance assessment for 2014. In addition to the individual performance goals, the Compensation Committee considered how those goals were achieved, addressing individual performance in categories such as team building, talent development, and ability to deliver value and results.

Name	Individual Performance Goals/Assessment
Jerome A. Peribere	In addition to his leadership in driving the Company’s strong financial results, the Compensation Committee considered Mr. Peribere’s leadership in fostering a high-performance culture, overall improved employee engagement, effective engagement with current and potential customers and investors and oversight of identified strategic initiatives.
Carol P. Lowe	The Compensation Committee considered successes related to oversight of restructuring programs and other cost-saving initiatives, refinancing the Company debt at favorable conditions, reporting system improvements, M&A and other strategic financial initiatives and engagement with the investment community.
Emile Z. Chammas	The Compensation Committee considered Mr. Chammas’s leadership in overseeing that Supply Chain met or exceeded various budgetary goals and implemented strong initiatives on working capital improvement, as well as goals related to employee safety, service levels and identified strategic initiatives.
Karl R. Deily	The Compensation Committee considered Mr. Deily’s effective application of his industry leadership and knowledge, overall leadership of his business unit which drove strong financial results, customer innovations, improved employee engagement, and certain other strategic goals specific to Mr. Deily’s business unit.
Ilham Kadri	The Compensation Committee considered certain programs focused on improved business unit financial results, team development, improved employee engagement, leadership on innovations and strong customer engagement initiatives and certain other business development and strategic goals specific to Dr. Kadri’s business unit.

Based on its assessment and judgment, the Compensation Committee determined an Individual Achievement Factor for Mr. Peribere of 125%. The other named executive officers had Individual Achievement Factors ranging from 105% to 115%.

Step 4: Award Payouts for 2014. The following table summarizes the annual incentive awards determined for each of the named executive officers for 2014:

Name	Target Annual Award	x	Overall Achievement Factor*	=	Annual Incentive Award**
Jerome A. Peribere	$1,380,000	x	198%		$2,737,575
Carole P. Lowe	$450,000	x	167%		$749,858
Emile Z. Chammas	$318,500	x	167%		$530,732
Karl R. Deily	$318,500	x	191%		$608,383
Ilham Kadri	$281,497	x	166%		$466,807

*	The Overall Achievement Factor is the combined result of the applicable Financial Achievement Factor and Individual Achievement Factor. These have been rounded to the nearest percent in the table. As noted above, the Financial Achievement Factor for any named executive officer that leads a business segment was based 50% on corporate financial results and 50% on business segment results.

**	As noted above, the maximum annual incentive award is capped at 200% of target.

Step 5: SLO Awards. Under the Annual Incentive Plan, our named executive officers also have the opportunity each year to designate a portion of their annual incentive award to be received as an equity award under our equity compensation plan, called stock leverage opportunity (SLO) awards. The portion to be denominated in SLO awards, in increments of 25% of the annual incentive award, may be given a premium to be determined by the Compensation Committee each year. The stock price used to calculate the number of shares that can be earned is the closing price on the first trading day of the performance year, thereby reflecting stock price changes during the performance year in the value of the SLO award. Once the amount of the annual incentive award that has been earned has been determined for each executive officer following the end of the year, the cash portion is paid out shortly thereafter, and the SLO award is provided in the form of an award of restricted stock or restricted stock units under our equity compensation plan with a two-year restriction period. The Compensation Committee believes that SLO awards provide an additional means to align the interests of our named executive officers with those of our stockholders using performance-based compensation.

For 2014, the Compensation Committee established a 25% premium for any portion of the annual incentive award elected as an SLO award. The following named executive officers elected to receive a portion of their annual incentive award as an SLO award:

Name	Cash Award %	SLO Award %
Jerome A. Peribere	0%	100%
Carole P. Lowe	75%	25%
Emile Z. Chammas	100%	0%
Karl R. Deily	75%	25%
Ilham Kadri	100%	0%

For those named executive officers who elected to receive a portion of their 2014 annual incentive award as an SLO award, the division of the final annual incentive award between cash and the SLO award was as follows:

Name	Cash Award ($)	SLO Award (# of Shares)
Jerome A. Peribere	$0	101,453
Carole P. Lowe	$562,394	6,949
Emile Z. Chammas	$530,732	—
Karl R. Deily	$456,287	5,637
Ilham Kadri[1]	$466,807	—

1	Dr. Kadri’s annual bonus is converted from euro; see Note 4 to the 2014 Summary Compensation Table below.

The amounts awarded as cash for 2014 are shown in the 2014 Summary Compensation Table at page 58 under the “Non-Equity Incentive Compensation Plan” column, while under SEC rules the SLO awards are included in the “Stock Award” column based on their grant date fair value assuming target performance.

Long-Term Incentive Compensation

Our executive compensation program provides for annual awards of PSUs to the named executive officers. The program is intended to align compensation closely to our performance while giving the executive officers the opportunity for exceptional value if performance targets are exceeded and while continuing to encourage the retention of our executive officers.

The PSU awards provide for three-year performance periods with a targeted number of shares to be earned if performance during the period meets goals set during the first 90 days of the period. If performance is below defined threshold levels, then no units will be earned, and if performance exceeds defined maximum levels, then a maximum number of units (above the target number) will be earned.

During the first quarter of 2014, the Compensation Committee established PSU award target levels for the performance period starting January 1, 2014 for the named executive officers. We refer to these as the “2014-2016 PSUs.” The target award levels were based on a percentage of base salary divided

Long-Term Incentive Award Highlights

✓ 100% of 2014 award in form of PSUs earned based on 2014-2016 performance goals (Adjusted EBITDA Margin and relative TSR)

✓ 2012-2014 PSUs earned above target as the result of above-target performance results

✓ Special, one-time PSU award granted in 2014 to focus on cash flow management with 2014-2016 performance period and additional performance and vesting requirements by the closing price of our common stock on the

date the awards were made, where the percentage of salary was set within the median range for long-term incentive compensation as a percentage of salary for executives with similar positions and responsibilities.

Name	Target %	LTI Value	Target Award rounded up to nearest share
Jerome A. Peribere	400%	$4,600,000	140,889
Carol P. Lowe	170%	$1,020,000	31,241
Emile Z. Chammas	160%	$784,000	24,013
Karl R. Deily	160%	$784,000	24,013
Ilham Kadri[1]	160%	$783,979	24,012

1	Dr. Kadri’s LTI value is converted from euro; see Note 4 to the 2014 Summary Compensation Table below.

The Compensation Committee established two principal goals for the 2014-2016 PSU awards (similar to the 2013-2015 PSUs): (1) relative TSR, weighted at 35%, and (2) 2016 consolidated adjusted EBITDA margin, weighted at 65%. The Compensation Committee selected relative TSR as a metric to balance achievement of internal goals with performance against our peers in an easily measurable metric that directly demonstrates value creation for our stockholders. The Compensation Committee recognized that the consolidated adjusted EBITDA margin metric provides further alignment with the broader Annual Incentive Plan and our goal to improve quality of earnings. The results of each metric will determine the number of shares earned for that metric, based on that metric’s weighting. The total award will be the addition of the total number of shares earned for each of the two performance metrics.

TSR represents the percent change in the share price from the beginning of the performance period to the end of the performance period and assumes immediate reinvestment of dividends when declared at the closing share price on the date declared. The beginning share price will be calculated as an average of 31 data points: the closing share price on January 2, 2014 and the closing share price +/-15 trading days from January 2, 2014. The ending share price will be calculated as an average of 31 data points: the closing share price on December 31, 2016 and the closing share price +/-15 trading days from December 31, 2016.

The performance of this metric will be assessed in comparison of the percentile rank to the approved peer group of companies. The lowest ranked company will be the 0% rank, the middle ranked company will be the 50th percentile rank and the top ranked company will be the 100th percentile rank. If a company is acquired or otherwise is no longer publicly traded and its share price is no longer available, it will be excluded from the peer group.

The three year relative TSR percentile rank at threshold, target and maximum for the performance period follows:

2014-2016 PSUs

RELATIVE TSR PERFORMANCE GOAL

(weighted 35%)

Achievement	TSR Percentile Rank	% of Target Earned
Below Threshold	Below 25th percentile	0%
Threshold	25% percentile	25%
Target	50th percentile	100%
Maximum	75th percentile and above	200%

Award levels based on three year relative TSR percentile rank between any two of these levels would be based on a pro rata calculation of the number of shares earned, except that no shares for this metric will be earned for three year relative TSR percentile rank below 25th percentile.

The Consolidated Adjusted EBITDA Margin metric measures 2016 Consolidated Adjusted EBITDA as a percentage of 2016 Net Sales, subject to certain adjustments. For this purpose, (i) “2016 Consolidated Adjusted EBITDA” is the Company’s earnings before interest, taxes, depreciation and amortization for calendar year 2016, derived from the Company’s U.S. GAAP net earnings, subject to certain specified adjustments; and (ii) “2016 Net Sales” is the Company’s “net sales” for 2016 as reported in the Company’s Annual Report on Form 10-K for 2016.

2016 Consolidated Adjusted EBITDA Margin performance levels at threshold, target and maximum are as follows:

2014-2016 PSUs

2016 CONSOLIDATED ADJUSTED EBITDA MARGIN GOAL

(weighted 65%)

Achievement	2016 Consolidated Adjusted EBITDA Margin	% of Target Earned
Below Threshold	Less than 14.5%	0%
Threshold	14.5%	50%
Target	15.3%	100%
Maximum	16.5% and above	200%

Award levels based on 2016 Consolidated Adjusted EBITDA Margin between any two of these levels would be based on a pro rata calculation of the number of shares earned, except that no shares for this metric will be earned for 2016 Consolidated Adjusted EBITDA Margin below 14.5%.

2014 Special PSUs

During March 2014, the Compensation Committee approved a special PSU award to the named executive officers and a broader group of other employees under our equity compensation plan. These special PSU awards are intended to support a deep and lasting change in the Company’s management of working capital and other components of cash flow, given the overall value created by the generation of increased free cash flow.

The Compensation Committee established the target amount of the special PSU awards to be equal to each named executive officer’s target annual long-term incentive award as described above. The Compensation Committee felt that this was an appropriate level of target award to appropriately emphasize and encourage the goals of the award. Actual awards will be realized only if we perform over the performance period, and could range from 0% to 200% of the target.

The special PSU awards include four separate performance-related requirements:

1.	2014-2016 Free Cash Flow. The PSU awards are earned principally based on achievement of specified levels of adjusted free cash flow, above targets established in the Company’s three-year strategic plan, over the three-year performance period of 2014-2016 (with the payout percentage determined on a pro rata basis for achievement between levels above threshold):

Achievement	Amount of Adjusted Free Cash Flow for 2014-2016	% of Target Earned
Threshold	$1,700 million or less	0%
Target	$1,794 million	100%
Maximum	$1,999 million or more	200%

Adjusted free cash flow means cumulative cash flow from operating activities less capital expenditures plus proceeds from sales of property, plant and equipment per the Company’s Statement of Cash Flows prepared in accordance with U.S. GAAP for the years ended December 31, 2014, 2015 and 2016, adjusted for certain specified exclusions and using constant currency exchange rates.

2.	2016 Adjusted Earnings Per Share. In addition, no portion of an award is earned unless we achieve a minimum $1.70 of adjusted earnings per share for 2016, in order to balance the free cash flow goal with an appropriate focus on generating earnings.

3.	Relative TSR. To further balance the incentives, the amount earned based on adjusted free cash flow performance will be reduced by 25% if our relative TSR for the performance period is below the 50th percentile of the peer group of companies used for purposes of the 2014-2016 PSUs.

4.	Additional 2017 Goal for 50% of Award. Any PSUs earned will be paid out in equal installments over two years, in early 2017 and, subject to an additional performance requirement based on our 2017 ratio of working capital to net trade sales, in early 2018.

Performance Results for Prior Year PSU Awards

The Compensation Committee certified the performance results for two sets of PSUs with performance periods ending in 2014: (1) the 2012-2014 PSUs granted in early 2012, and (2) the second vesting tranche of a new hire award to Mr. Peribere with a 12-month performance period ending August 31, 2014.

2012-2014 PSUs. The 2012-2014 PSUs earned at 101.1% of target based on achievement of three principal goals measured over the 2012-2014 performance period, as follows:

2012-2014 PSUs

Metric (weighting)	Metric Target	Achievement	Payout %
ROIC[1] (50%)	9.0%	9.04%	102.2%
Net Trade Sales Growth[2] (25%)	12.8%	5.9%	0%
TSR[3] (25%)	50th percentile	89th percentile	200%
		Total	101.1%

1	Three-year average return on invested capital (ROIC) represents the three-year cumulative adjusted net operating profit after core tax (NOPAT) during the performance period divided by average invested capital for the three-year performance period. The core tax represents the effective tax rate after adjustment for permitted exclusions. Invested capital equals: Total debt + (plus) settlement liability and related accrued interest + (plus) total stockholders’ equity – /+ (less)/plus accumulated other comprehensive income/loss – (less) cash and cash equivalents.

2	Three-year cumulative growth of net trade sales measures growth of net trade sales during the three-year performance period over 2011 base year excluding the impact of foreign currency translation.

3	The total shareholder return (TSR) metric measures the percent change in share price from the beginning of the performance period to the end of the performance period and assumes immediate reinvestment of dividends when declared at the closing share price on the date declared. The beginning share price will be calculated as an average of 31 data points: the closing share price on January 3, 2012 and the closing share price +/- 15 trading days from January 3, 2012. The ending share price will be calculated as an average of 31 data points: the closing share price on December 31, 2014 and the closing share price +/- 15 trading days from December 31, 2014. The performance of this metric will be assessed in comparison of the percentile rank to the approved peer group of companies. The lowest ranked company will be the 0% rank, the middle ranked company will be the 50th percentile rank and the top ranked company will be the 100th percentile rank. If a company is acquired or otherwise is no longer publicly traded and its share price no longer available, it will be excluded from the peer group.

PSU Award for Mr. Peribere Earned in 2014. As an inducement to accept our offer of employment, Mr. Peribere’s employment agreement includes a new hire PSU award divided into four separate vesting tranches of 25,000 shares each (for a total of 100,000 shares). These vesting tranches become earned based on our relative TSR for the four consecutive 12-month performance periods ending on August 31 in each of 2013, 2014, 2015 and 2016. The shares for a tranche are earned if our relative TSR for the applicable 12-month performance period is at or above median of the peer group. Any shares that become earned based on TSR performance for a performance period will be vested and settled by delivery of shares on August 31, 2016. For the performance period ending August 31, 2014, our relative TSR performed above the median of our peers, and therefore the 25,000 shares for that period have been earned and will be settled August 31, 2016 in accordance with the terms of the award.

Governance of Our Executive Compensation Program

Oversight by the Compensation Committee

The Compensation Committee is responsible for establishing and implementing our executive compensation philosophy and for ensuring that the total compensation paid to our named executive officers and other executives is fair, competitive and motivates high performance.

Under our executive compensation philosophy, we provide compensation in the forms and at levels that will permit us to retain and motivate our existing executives and to attract new executives with the skills and attributes that we need. The compensation program is intended to provide appropriate and balanced incentives toward achieving our annual and long-term strategic objectives, to support a performance-oriented environment based on the attainment of goals and objectives intended to benefit our Company and our stockholders, and to create an alignment of interests between our executives and our stockholders. The compensation program is designed to place a greater weight on rewarding the achievement of longer term objectives and financial performance of the Company.

Role of Independent Compensation Consultant

Cook & Co. advises the Compensation Committee on the selection of peer companies, provides comparative industry trends and peer group data regarding salary, annual incentive and long-term incentive compensation levels for our executive officers and other key executives, and advises on recommended compensation levels for our management. Cook & Co. assisted the Compensation Committee in selecting metrics and goals for the 2014 annual bonus program and the 2014-2016 PSUs. Cook & Co. also advised the Compensation Committee on the special PSUs awarded in 2014. The Compensation Committee has assessed the independence of Cook & Co. pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Cook & Co. from serving as an independent consultant to the Compensation Committee.

Role of CEO and Management

The Compensation Committee from time to time directs members of management to work with Cook & Co. to provide executive compensation information or recommendations to the Compensation Committee. However, the Compensation Committee has not delegated any of its authority to determine executive compensation programs, practices or other decisions to our management. As noted above, the current executive compensation program was developed and approved by the Compensation Committee with advice and support from Cook & Co. after consulting with the CEO and the Company’s compensation and legal professionals. The CEO and other executive officers and compensation professionals attend portions of meetings as requested by the Compensation Committee.

While the Compensation Committee approved metrics for the 2014 annual bonus and long-term incentive programs, Cook & Co., the CEO and other members of our management also were consulted in developing the metrics and establishing the goals for the 2014 programs.

The CEO submits salary and bonus recommendations to the Compensation Committee for the other named executive officers as well as for the other executives whose compensation is set by the Compensation Committee. In addition, the CEO makes recommendations for equity awards for all other employees to the Compensation Committee. The CEO does not provide input regarding his compensation and does not participate in any related Compensation Committee deliberations. Following a review of those recommendations with Cook & Co., the Compensation Committee approves compensation decisions for our named executive officers. In making compensation decisions for named executive officers other than the CEO, the Compensation Committee relies on the CEO’s recommendations but makes independent adjustments and is not bound by those recommendations.

Use of Peer Group Data

The Compensation Committee uses data from a peer group as a factor in setting executive compensation levels and in designing executive compensation programs. The peer group is annually reviewed by the Compensation Committee. The Compensation Committee includes companies primarily in the materials sector that are comparable to us based on sales, percentage of sales outside of the U.S., number of employees and market capitalization. The table below sets forth the peer group of companies that the Compensation Committee considers in setting executive compensation levels and in designing compensation programs. The peer group is unchanged from 2012.

Peer Group Companies
Agrium Inc.	Crown Holdings, Inc.	The Mosaic Company
Air Products & Chemicals, Inc.	Eastman Chemical Company	Owens-Illinois, Inc.
Ashland Inc.	Ecolab Inc.	PPG Industries, Inc.
Avery Dennison Corporation	Huntsman Corporation	Praxair, Inc.
Ball Corporation	MeadWestvaco Corporation	The Sherwin-Williams Company
Bemis Company, Inc.	Monsanto Company	Sonoco Products Co.
Celanese Corporation

The Compensation Committee considers comparative executive compensation levels and practices based on information from the peer companies as well as other data provided by Cook & Co. related to general industry executive compensation trends.

Shareholder Feedback and Consideration of 2014 Say-on-Pay Vote

The Compensation Committee and the Board considered the results of the “say-on-pay” vote at the Annual Meeting held on May 22, 2014, when the compensation of our named executive officers was approved by over 90% of the stockholders that voted. The Compensation Committee believes that this stockholder vote indicates strong support for our executive compensation program and considered the strong stockholder support in determining its 2015 compensation practices. The Board encourages stockholders to contact the Board and share any concerns about our executive compensation program, but given the historic strong levels of stockholder support for our executive compensation program, the Compensation Committee did not engage in any formal outreach program to stockholders on executive compensation matters in 2014.

Other Features and Policies

Share Ownership Guidelines

In order to align the interests of named executive officers and stockholders, we believe that our named executive officers should have a significant financial stake in the Company. To further that goal, we have stock ownership guidelines that apply to our named executive officers and other key executives. The guidelines for our named executive officers are as follows:

•	Executive officers are required to hold a multiple of their salary, where the multiple ranges from six for the CEO, to three for the Senior Vice Presidents and two for the other executive officers.

•

Share equivalents held in our tax-qualified retirement plans are included, but unvested awards under our equity compensation plans are excluded. Executive officers have five years from the later of the adoption of the stock ownership guidelines or their appointment as executive officers to reach the guidelines.

•

Until the minimum stock ownership has been reached, executive officers are expected to retain all shares received as awards under the Company’s equity compensation programs after payment of applicable taxes.

•

Once the minimum stock ownership has been reached, executive officers are expected to retain half of any additional shares received as awards under our equity compensation programs (after payment of applicable taxes) until retirement.

•

The Compensation Committee can approve exceptions to the stock ownership guidelines for executive officers in the event of home purchase, higher education expenses, major illness, gifts or financial hardship.

As of March 16, 2015, all of our named executive officers had met these guidelines, other than Ms. Lowe and Dr. Kadri, who are each still within the initial five-year period under the policy.

Savings, Retirement and Health and Welfare Benefits

Our named executive officers participate in the retirement programs available generally to employees in the countries in which they work because we believe that participation in these programs and in the other health and welfare programs mentioned below is an important part of a competitive compensation package. In the U.S., our named executive officers participate in two tax-qualified defined contribution retirement plans, the Profit-Sharing Plan of Sealed Air Corporation and the Sealed Air Corporation 401(k) Thrift Plan. As a result of participating in these broad-based retirement plans, our executive officers are eligible to receive Company-paid profit-sharing and matching contributions, up to IRS limits applicable to tax-qualified plans.

Mr. Deily also participates in the Sealed Air Corporation Restoration Plan for Cryovac Employees, a tax-qualified defined benefit plan that covers the employees of our Cryovac operations who participated in a defined benefit plan maintained by a previous employer immediately prior to March 31, 1998. The Restoration Plan for Cryovac Employees is described under “Pension Benefits in 2014” below. Mr. Deily currently does not have any cumulative benefit under that plan.

Dr. Kadri participates in a local defined contribution pension plan for employees in The Netherlands.

U.S.-based named executive officers may elect to defer a portion of salary or cash incentive awards under our nonqualified deferred compensation plan. The Compensation Committee believes that this plan is appropriate because executives are limited in the amount that they can save for retirement under the 401(k) Thrift Plan due to IRS limits applicable to tax-qualified retirement plans. No employer contributions are provided under the plan. None of the named executive officers elected to participate in the plan for 2014, other than Mr. Deily.

We do not offer any other nonqualified excess or supplemental benefit plans to our named executive officers in the U.S.

All of our named executive officers participate in the health, life insurance, disability benefits and other welfare programs that are provided generally to employees in the countries in which they work.

Perquisites and Other Personal Benefits

Consistent with our performance-oriented environment, we provided limited perquisites to our named executive officers, as discussed below. The limited perquisites we do provide are intended to provide a competitive compensation package for retention and recruitment.

Ms. Lowe and Messrs. Chammas and Deily received car benefits, including a Company-leased vehicle and related expenses. Dr. Kadri received certain benefits pursuant to the terms of her employment agreement, including a Company-leased vehicle and related expenses, and school expenses for her child.

Compensation Recoupment (Clawback) Policy

The recoupment policy requires each executive officer to reimburse the Company for all or a portion of any annual or long-term incentive compensation paid to the executive officer based on achievement of financial results that were subsequently the subject of a restatement due to error or misconduct regardless of whether the executive officer was responsible for the error or misconduct so long as no payment or award or a lower payment or award would have been made to the officer based on the restated results. The Board of Directors will make the determination whether to seek recovery. The Recoupment Policy is part of our overall risk management practices to ensure that compensation programs do not encourage manipulation of financial results.

In addition, the policy provides that our CEO and CFO must reimburse the Company for any compensation or profits from the sale of securities under Section 304 of the Sarbanes-Oxley Act of 2002. The policy has been incorporated into our equity award documents.

Employment, Severance and Change in Control Arrangements

Employment Agreements. We do not generally enter into employment agreements with executive officers or other employees except in countries outside the U.S. where such agreements are customary or as necessary for recruitment.

The Company entered into an employment agreement, effective September 1, 2012 and amended on October 11, 2012, with Mr. Peribere in connection with his recruitment. The employment agreement includes provisions regarding Mr. Peribere’s position and duties, compensation, post-employment covenants and other matters. The Company received guidance from Cook & Co. in the negotiation of the employment agreement with Mr. Peribere. The Compensation Committee believes that the terms of the employment agreement with Mr. Peribere are reasonable and were necessary to cause him to leave his prior employer and accept a significant leadership role with our Company. The key terms of the employment agreement are summarized as follows:

•	Under the agreement, Mr. Peribere became President and Chief Operating Officer effective September 1, 2012, and effective March 1, 2013, Mr. Peribere assumed the role of President and CEO.

•

The agreement has an initial term of four years that lasts until August 31, 2016 (the “Initial Term”), and then automatically renews for an additional year on each anniversary of the effective date, unless the Company or Mr. Peribere gives at least 90 days’ notice that the agreement will not be renewed.

•

The agreement provides that Mr. Peribere will initially receive an annual base salary of $950,000, subject to annual review and increase, and a target bonus of 110% of his base salary (with a maximum bonus of 200% of his target).

•	Upon his commencement of employment, Mr. Peribere received certain new-hire equity awards.

•

During the Initial Term, if the Company terminates Mr. Peribere’s employment without “cause” (as defined in the agreement), the Company will provide Mr. Peribere with 90 days’ notice prior to termination and cash severance in the form of (1) a pro rata bonus for the year of termination, subject to actual performance during the year, to be paid when bonuses are normally paid, (2) one year of continued salary payments, and (3) his target annual bonus for the year of termination, paid in 12 monthly installments following termination.

•

Under the employment agreement, Mr. Peribere is subject to a covenant not to compete with the Company for 18 months following his termination of employment and other restrictive covenants in favor of the Company.

•

If Mr. Peribere retires from the Company at any time after completing the Initial Term, then any outstanding long-term incentive awards will continue to vest under their original vesting schedules without any pro rata adjustments for the period of service completed, but any performance conditions will continue to apply. This continued vesting is subject to Mr. Peribere’s continued compliance with the post-employment restrictive covenants in the agreement.

The Company entered into an employment agreement, dated February 25, 2013, with Dr. Kadri in connection with her recruitment and as customary in The Netherlands. The employment agreement includes provisions regarding Dr. Kadri’s position and duties, compensation, post-employment covenants and other matters. The base salary, annual incentive and long term incentives were set by the Compensation Committee as discussed above and set forth in the 2014 Summary Compensation Table below. The employment agreement also has 15 month restrictive covenants relating to non-competition and non-solicitation.

Executive Severance Plan. In early 2014, the Compensation Committee established the Executive Severance Plan. This plan provides for reasonable severance benefits in the case of an executive’s involuntary termination of employment, either by the Company without “cause” or by the executive for “good reason.” The Compensation Committee believes that the Executive Severance Plan serves the interests of stockholders by encouraging the retention of a stable management team.

Under the Executive Severance Plan, in the case of an involuntary termination of employment without cause or with good reason, the executive is eligible for severance benefits in the form of continuation of base salary and health and welfare benefits for a period of months (ranging from 3 to 12 months) based on the employee’s years of service with the Company.

If the qualifying termination occurs upon or within two years after a change in control of the Company, the executive is instead entitled to receive (1) a lump sum payment equal to two years of base salary, (2) continued health and welfare benefits for up to 18 months, and (3) accelerated vesting of all outstanding equity compensation awards.

Severance benefits are conditioned upon the executive giving the Company a general release of claims at the time of separation. Benefits are also conditioned upon the executive’s compliance with certain restrictive covenants regarding non-disparagement, confidentiality and non-competition (in addition to any other restrictive covenants to which an employee may be subject). No tax gross-ups are provided to any participant under the plan in case of any excise taxes under Sections 280G and 4999 of the Internal Revenue Code as a result of payments under the plan in connection with a change in control.

If an executive covered by the plan is also entitled to severance under an existing agreement with the Company, the terms of the individual severance agreement will control instead of the plan.

Confidentiality and Restrictive Covenants Agreement. Exempt employees who are eligible to receive equity awards are required to sign a Confidentiality and Restrictive Covenants Agreement which addresses confidentiality of proprietary Company information and disclosure and assignment of inventions as well as an eighteen month post-employment restrictive covenants obligation as a condition of receiving an equity award. In recent years, most other exempt employees in the U.S. have been required to enter into an appropriate Restrictive Covenant and Confidentiality Agreement with the Company. These agreements address the confidentiality of proprietary Company information and disclosure and assignment of inventions to the Company and include a twelve month post-employment restrictive covenant obligation by the employee, and the employee is provided the greater of severance as provided in any applicable severance program in effect at the time of the employee’s termination or severance pay equal in amount to (i) one-twelfth of the annual salary rate at which he or she was paid immediately preceding such termination, if such termination occurs within the first year of employment, or (ii) one-sixth of the annual salary rate at which he or she was paid immediately preceding such termination, if such termination occurs thereafter.

Timing of Equity Grants

PSU awards made to the Company’s executive officers under the Company’s equity compensation plans are made during the first 90 days of each year, either at the regularly-scheduled meeting of the Compensation Committee held in February of each year or at a special meeting held later but during the first 90 days of the year. In addition, SLO awards are made effective on a date set by the Compensation Committee in advance but no later than March 15 to those executive officers who have elected to receive a portion of their annual incentive award as an SLO award. The date is selected based on when the Compensation Committee expects that all annual incentive awards will be determined and to allow our staff sufficient time to assist executive officers to make required SEC filings for the SLO awards on a timely basis.

To the extent that other awards of restricted stock or restricted stock units may be made to executive officers, they are generally made at one of the regularly-scheduled meetings of the Compensation Committee. Awards are generally effective on the date of the meeting at which they were approved. However, when an award is to be made to an executive officer who is traveling or otherwise not available to make the required filing regarding such award with the SEC on a timely basis, then at the meeting the award is given an effective date after the date of the meeting so that the filing can be made on a timely basis. Dates for Compensation Committee meetings are usually set during the prior year, and the timing of meetings and awards is unrelated to the release of material non-public information.

Section 162(m) Considerations

General. Under Section 162(m) of the Internal Revenue Code, a public company is limited to a $1 million deduction for compensation paid to its CEO or any of its three other most highly compensated executive officers (other than the CFO) who are employed at year-end. This limitation does not apply to compensation that qualifies under Section 162(m) as “performance-based compensation.” Some compensation received by our named executive officers may exceed the applicable Section 162(m) deduction limit and not otherwise qualify as “performance-based compensation.” While the Compensation Committee retains discretion to make compensation decisions in light of a variety of considerations, compensation decisions for our named executive officers are made after consideration of the Section 162(m) implications.

2014 Performance-Based Compensation Program Goals and Achievements. For 2014, the Compensation Committee approved a formula under the stockholder-approved Performance-Based Compensation Program of Sealed Air Corporation (the “Program”) intended to qualify the 2014 annual incentive awards, including

SLO awards, as “performance-based compensation” under Section 162(m). The goals and the achievement levels required to allow the Compensation Committee to approve annual incentive awards (including SLO awards) up to the limit provided in the Program were as follows:

•	2014 adjusted fully diluted EPS measured at 2014 foreign exchange rates meets or exceeds $1.23 per share;

•

2014 adjusted operating expenses (including selling, general, administrative and research and development expenses, but excluding goodwill amortization and impairment charges) measured at 2013 foreign exchange rates are less than or equal to $1,886 million;

•	2014 adjusted operating profit after tax measured at 2013 foreign exchange rates meets or exceeds $555 million;

•	2014 adjusted net income measured at 2013 foreign exchange rates meets or exceeds $263 million;

•	2014 adjusted operating profit measured at 2013 foreign exchange rates divided by 2014 net sales meets or exceeds 9.2%; or

•	2014 adjusted gross profit measured at 2013 foreign exchange rates divided by 2014 net sales meets or exceeds 33.7%.

In order to ensure that achievement of these measures represents the performance of the core business, each of the measures was calculated at 2014 budgeted foreign exchange rates and adjusted for specific items approved by the Compensation Committee, including restructuring charges, charges relating to impairment of goodwill or intangibles, all tax adjustments related to the completion of tax audits or the expiration of relevant statutes of limitation, all expenses relating to our involvement in the W. R. Grace & Co. bankruptcy proceedings, expenses relating to capital markets transactions, the effect of certain acquisitions and dispositions, expenses related to cash-settled stock appreciation rights granted as part of the Diversey acquisition and the effect of certain accounting changes.

During the first quarter of 2015, the Compensation Committee certified achievement of five of the six goals that had been established for calendar year 2014. This permitted us to pay 2014 annual incentive awards (including SLO awards) as discussed previously under “Annual Incentive Compensation” in amounts less than the stockholder-approved maximum awards permitted under the Program. The Compensation Committee believes that this approach to addressing Section 162(m) serves our stockholders by preserving the tax deductibility of annual incentive awards that might otherwise be limited by Section 162(m).

Compensation Committee Report

The Organization and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the members of the Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2015 Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for 2014.

Organization and Compensation Committee

Jacqueline B. Kosecoff, Chair

Michael Chu

Lawrence R. Codey

Richard L. Wambold

Board Oversight of Compensation Risks

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In 2014 as in prior years, at the request of the Compensation Committee and with the assistance of Cook & Co., we evaluated our incentive compensation plans relative to our enterprise risks and determined that there were no significant changes to the compensation risks identified below. We determined, taking into account advice from Cook & Co., that there were no significant risk areas from a compensation risk perspective.

With respect to our executive compensation programs, a number of risk mitigation features were in place in 2014, including the following:

•

The primary metric for the Annual Incentive Plan focused on earnings (consolidated adjusted EBITDA, ratio of support expense to gross profit ratio and ratio of working capital to net trade sales), and the Compensation Committee had discretion to adjust bonus pool funding and individual award payouts.

•

The principal long-term incentive program for executives is PSU awards that vest based on achievement of measurable financial three-year goals balanced by relative stock return performance. No stock options were used.

•	The Compensation Committee has discretion in extraordinary circumstances to reduce long-term incentive (PSU) awards below the amount otherwise earned.

•	Pay leverage is reasonable and generally does not exceed 200% of target.

•	The recoupment policy that applies to executive officers and other key executives discourages excessive risk taking and manipulation of financial results.

•	Our stock ownership guidelines require executives to hold at least a portion of vested equity awards during employment, thus discouraging excessive risk taking.

•	Different metrics are used for annual and long-term incentive plans for executives, thus not placing too much emphasis on a single metric.

2014 Summary Compensation Table

The following table includes information concerning 2014 compensation for our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers during 2014 who served as such at the end of the year.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards[1] ($)	Non-Equity Incentive Plan Compensation[2] ($)	All Other Compensation[3] ($)	Total ($)
Jerome A. Peribere	2014	1,150,000	0	10,775,959	0	37,200	11,963,159
President and Chief Executive Officer	2013	1,016,667	0	6,158,787	900,000	226,383	8,301,837
	2012	316,667	0	4,257,695	1,045,000	123,832	5,743,194
Carol P. Lowe	2014	585,844	0	2,147,601	562,394	43,296	3,339,134
Senior Vice President and Chief Financial Officer	2013	540,313	0	908,602	449,507	24,481	1,922,903
	2012	284,375	250,000	633,360	315,000	69,816	1,552,551
Emile Z. Chammas	2014	477,480	0	1,542,639	530,732	286,498	2,837,349
Senior Vice President	2013	437,100	0	967,459	0	34,606	1,439,165
	2012	420,833	0	949,324	0	30,106	1,400,263
Karl R. Deily	2014	470,500	0	1,642,171	456,287	44,233	2,613,292
Vice President	2013	410,000	0	724,591	357,268	25,974	1,517,833
	2012	395,833	0	665,353	131,757	28,502	1,221,445
Ilham Kadri[4]	2014	433,073	0	1,542,576	466,807	131,753	2,574,209
Vice President	2013	466,567	0	734,203	355,597	198,458	1,754,825

[1]

The Stock Awards column shows the value of equity awards granted during the year indicated. The amounts do not correspond to the actual amounts that may be earned by the named executive officers. Equity awards granted during each year may include: (i) awards of restricted stock (RS) and restricted stock units (RSU) under the 2005 Contingent Stock Plan (predecessor to the 2014 Omnibus Incentive Plan), (ii) SLO awards under the Annual Incentive Plan, and (iii) PSU awards granted under the 2005 Contingent Stock Plan. RS and RSU awards are valued at the grant date fair value computed in accordance with FASB ASC Topic 718. SLO awards are valued at the fair value at the service inception date based on the percentage of the target bonus to be paid as an SLO award, increased by the 25% premium, using the closing price of our common stock on the first trading day of the calendar year, where the service inception date is the beginning of the calendar year. PSU awards are valued based on the grant date fair value on the date on which the PSU award was granted by the Compensation Committee. In valuing the SLO awards and PSU awards, we assumed the probable achievement of the target levels for the primary performance goals. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures. For the portion of PSU awards earned based on relative TSR (excluding Mr. Peribere’s two new hire PSU awards granted in 2012), the grant date fair value is based on a Monte Carlo simulation that determines the likely payout of the award (which was, $23.40 per share for the PSUs granted on March 27, 2012; $12.57 per share for the PSUs granted on September 1, 2012; $25.19 per share for the PSUs granted on February 14, 2013; $34.05 per share for the PSUs granted on February 28, 2013; $42.97 per share for the PSUs granted on February 18, 2014; and $13.73 per share for the 2014 Special PSUs granted on March 14, 2014). The grant date fair value of the first new hire PSU award for Mr. Peribere was $9.09 for the first tranche of 25,000 shares, $8.82 for the second tranche of 25,000 shares, $8.73 for the third tranche of 25,000 shares and $9.43 for the fourth tranche of 25,000 shares. The grant date fair value of the second new hire PSU award for Mr. Peribere was $3.51 per share. For additional assumptions made in valuing these awards and other information, see Note 18, “Stockholders’ Equity,” of Notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. For the PSU awards made in 2014, the value of the awards as of the grant date, assuming that the highest level of performance conditions would be achieved (which is 200% of target for the 2014-2016 PSUs and the 2014 Special PSUs), is as follows:

	Maximum 2014-2016 PSU Award ($)	Maximum 2014 Special PSU Awards ($)
Mr. Peribere	10,217,834	7,884,085
Ms. Lowe	2,265,722	1,748,230
Mr. Chammas	1,741,519	1,343,760
Mr. Deily	1,741,519	1,343,760
Dr. Kadri	1,741,446	1,343,705

The value shown for Mr. Peribere’s award does not reflect the cap on the number of shares of common stock that could be issued of one-half of 1% (0.5%) of the issued and outstanding shares of common stock on January 1 of the year of issuance as described in Note 3 to the Grants of Plan-Based Awards in 2014 table below. See the Grants of Plan-Based Awards in 2014 and the Outstanding Equity Awards at 2014 Fiscal Year-End tables below for additional information on awards made in 2014, as well as information on outstanding awards for prior years. For purposes of illustration, in 2014, the maximum number of shares that could be issued to a participant with respect to a PSU award would be approximately 980,993 shares.

[2]

The amounts in the Non-Equity Incentive Compensation column for 2014 reflect the cash portion of annual bonuses earned by the named executive officers for 2014. Messrs. Peribere and Deily and Ms. Lowe also received SLO awards as all or part of their annual bonuses for 2014. The values of the SLO award portion of annual bonuses at the service inception date are included in the Stock Awards column. For further discussion regarding annual bonus awards in 2014, see “Compensation Discussion and Analysis—2014 Compensation Decisions: Base Salary and Incentive Compensation—Annual Incentive Compensation” above.

[3]	The amounts shown in the All Other Compensation column for 2014 are attributable to the following:

	Mr. Peribere	Ms. Lowe	Mr. Chammas	Mr. Deily	Dr. Kadri
Personal use of Company-leased car*	$0	$12,096	$12,269	$13,033	$25,001
Company contribution to Profit-Sharing Plan	20,800	20,800	20,800	20,800	0
Company matching contributions to 401(k) Thrift Plan or Local DC Plan	10,400	10,400	10,400	10,400	79,696
Relocation Benefits	6,000	0	243,029	0	3,281
Children’s Education**	0	0	0	0	23,775
Total	$37,200	$43,296	$286,498	$44,233	$131,753

*	The amounts shown for the cost to the Company for each of the Company-leased cars include the costs of the lease, maintenance, fuel and insurance coverage.

**	Includes tuition for an international school per Dr. Kadri’s employment agreement.

[4]

For Dr. Kadri, all amounts in the 2014 Summary Compensation Table other than the amounts in the Stock Awards column, as well as all dollar amounts of compensation noted elsewhere in this proxy statement for Dr. Kadri (except for the value of shares of common stock and equity awards), represent data converted from euro. For 2014 and 2013, compensation was converted at the average exchange rates of 1.2152 and 1.3749 dollars per euro, respectively.

Grants of Plan-Based Awards in 2014

The following table sets forth additional information concerning stock awards granted during 2014 under the 2005 Contingent Stock Plan and the cash and SLO portions of the annual bonus targets for 2014 performance under the Company’s Annual Incentive Plan.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[2]	Estimated Future Payouts Under Equity Incentive Plan Awards[3]			Grant Date Fair Value of Stock Awards[4] ($)
Name	Type of Award[1]	Grant Date	Target ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Peribere	14SLO	1/2/2014			51,142		1,725,000
	14PSU	2/18/2014		58,117	140,889	281,778	5,108,917
	14SPSU	3/14/2014		0	143,347	286,694	3,942,043
Ms. Lowe	Cash	1/2/2014	337,500
	14SLO	1/2/2014			4,170		140,625
	14PSU	2/18/2014		12,887	31,241	62,482	1,132,861
	14SPSU	3/14/2014		0	31,786	63,572	874,115
Mr. Chammas	Cash	1/2/2014	318,500
	14PSU	2/18/2014		9,905	24,013	48,026	870,759
	14SPSU	3/14/2014		0	24,432	48,864	671,880
Mr. Deily	Cash	1/2/2014	238,875
	14SLO	1/2/2014			2,951		99,531
	14PSU	2/18/2014		9,905	24,013	48,026	870,759
	14SPSU	3/14/2014		0	24,432	48,864	671,880
Dr. Kadri	Cash	1/2/2014	318,491
	14PSU	2/18/2014		9,905	24,012	48,024	870,723
	14SPSU	3/14/2014		0	24,431	48,862	671,853

[1]	Type of award:

Cash = cash portion of 2014 annual bonus

14SLO = SLO award portion of 2014 annual bonus

14PSU = three-year PSU award for the performance period beginning January 1, 2014

14SPSU = the Special PSU award granted to the named executive officers and a broader group of other employees as described above under “Compensation Discussion and Analysis—2014 Compensation Decisions: Base Salary and Incentive Compensation—2014 Special PSUs.”

[2]

This column shows the target awards established in early 2014 for the cash portion of 2014 annual bonuses for each of the named executive officers under the Company’s Annual Incentive Plan. While the overall funded bonus sub-pool applicable to the named executive officers has a 25% of target threshold level and a 200% of target maximum funding limit, individual bonus awards can vary as long as the total of all bonus awards is within the overall funded sub-pool. Actual payouts for 2014 are shown in the Non-Equity Incentive Plan Compensation column of the 2014 Summary Compensation Table.

[3]

These columns show target awards established in early 2014 for the SLO portion of 2014 annual bonuses for each of the named executive officers under the Company’s Annual Incentive Plan, as well as the threshold, target and maximum awards for PSU awards granted in 2014 for each of the named executive officers under the 2005 Contingent Stock Plan. The maximum number of shares that can be issued to any participant in any calendar year with respect to a PSU award is 0.5% of the outstanding shares on January 1 of that calendar year. For purposes of illustration, in 2014, the maximum number of shares that could be issued to a participant with respect to a performance share unit award would be approximately 980,993 shares.

2014-2016 PSU awards: The threshold number of shares for PSU awards is 41.25% of the target number of shares (based on a 25% threshold for the relative TSR goal, weighted at 35% and a 50% threshold for the EBITDA margin goal, weighted at 65%, resulting in an overall weighted threshold of 41.25%), and the maximum number of shares for such awards is 200% of the target number of shares. Shares, to the extent earned, will be issued in 2017 for the PSU awards. See “Compensation Discussion and Analysis—2014 Compensation Decisions: Base Salary and Incentive Compensation —Long-Term Incentive Compensation.”

2014 Special PSU awards:    The threshold number of shares for the 2014 Special PSU awards is 0% of the target number of shares, and the maximum number of shares for such awards is 200% of the target number of shares. Any PSUs earned will be paid out in equal installments over two years, in early 2017 and, subject to an additional performance requirement based on our 2017 ratio of working capital to net trade sales, in early 2018. See “Compensation Discussion and Analysis—2014 Compensation Decisions: Base Salary and Incentive Compensation—2014 Special PSUs.”

[4]

This column shows the fair value on the grant date or service inception date of the equity awards shown in the table computed in accordance with FASB ASC Topic 718. The manner in which grant date fair value was determined for awards granted in 2014 is discussed above in Note 1 to the 2014 Summary Compensation Table. The amounts shown exclude the impact of estimated forfeitures.

Description of Annual and Long-Term Incentive Awards in the 2014 Summary Compensation Table and the Grants of Plan-Based Awards in 2014 Table

Annual Incentive Plan: Cash Bonuses and SLO Awards.    Each of the named executive officers has a target bonus that is established by the Compensation Committee during the first quarter of the year. Also, each of the named executive officers has the opportunity at a time determined by the Compensation Committee (generally prior to the start of the performance year) to designate a portion of his or her annual bonus to be received as an equity award under the 2014 Omnibus Incentive Plan (successor to the 2005 Contingent Stock Plan as of May 22, 2014), called a stock leverage opportunity (SLO) award. The portion to be denominated as SLO awards, in increments of 25% of the annual bonus, may be given a premium to be determined by the Compensation Committee each year. The stock price used to calculate the number of shares that can be earned is the closing price on the first trading day of the performance year, thereby reflecting stock price changes during the performance year in the value of the SLO award.

Once the amount of the annual bonus that has been earned has been determined for each named executive officer following the end of the year, the cash portion is paid out shortly thereafter, and the SLO award is provided in the form of an award of restricted stock units under the 2014 Omnibus Incentive Plan that vest on the second anniversary of the grant date. The award is granted on a date determined by the Compensation Committee, but no later than March 15 following the end of the performance year. Termination treatment for the 2014 SLO awards and later years has been changed from past grant practices. For the “principal portion” of the award that would have otherwise been paid in cash, the award vests upon any termination of employment, other than for cause. For the “premium portion” of the award equal to the additional 25%, the award vests only in case of death, disability or retirement from the Company. Retirement for the purpose of SLO awards and the PSU awards described below means termination of employment after five or more years of employment and with years of employment plus age equal to 70 or more, except termination for cause. Except as described above, if the recipient ceases to be employed by the Company prior to vesting, then the award is forfeited, except for certain circumstances following a change in control. SLO awards in the form of restricted stock units have no voting rights until shares are issued to them but do receive a cash payment in the amount of the dividends (without interest) on the shares they have earned at about the same time that shares are issued to them following the period of restriction.

Performance Share Unit Awards.    PSU awards, which for 2014 and prior years were awarded under the 2005 Contingent Stock Plan (predecessor to the 2014 Omnibus Incentive Plan), provide for a minimum one-year performance period with a targeted number of shares to be earned if performance during the period meets goals set by the Compensation Committee during the first 90 days of the period. If performance is below defined threshold levels, then no units will be earned, and if performance exceeds defined maximum levels, then a maximum number of units (above the target number) will be earned. PSU awards are not transferable by the participant until the end of the performance period and certification by the Compensation Committee with respect to each performance measure used for the award. If a participant terminates employment during the performance period due to death, disability or retirement, then the participant (or his or her estate) will receive a pro rata payout following the end of the performance period based on the portion of the performance period during which the participant was employed and based on the number of units that would have been earned by the participant if he or she had remained employed for the entire performance period prior to applying the pro rata factor. If the participant leaves employment during the performance period for any other reason, then the units are forfeited, except for certain circumstances following a change in control. At about the same time that shares are issued to participants following the performance period, participants also receive a cash payment in the amount of the dividends (without interest) that would have been paid during the performance period on the number of shares that they have earned. Holders of PSU awards have no voting rights as stockholders until shares of common stock are issued after the end of the performance period.

Restricted Stock and Restricted Stock Units.    Awards of restricted stock and restricted stock units included in the 2014 Summary Compensation Table were made under the 2005 Contingent Stock Plan, which awards provide for a vesting period. Awards vest earlier in the event of the participant’s death or disability. If a participant terminates employment prior to vesting, then the award of restricted stock or restricted stock units is forfeited, except for certain circumstances following a change in control. Within 90 days following the date of termination, the Compensation Committee can waive the forfeiture of all or a portion of an award. During the vesting period, holders of unvested shares of restricted stock (but not holders of unvested shares of restricted stock units) are entitled to receive dividends on the same basis as dividends are paid to other stockholders and are entitled to vote the unvested shares.

Outstanding Equity Awards at 2014 Fiscal Year-End

The following table shows, as of December 31, 2014, outstanding and unvested stock awards under the 2005 Contingent Stock Plan for the named executive officers. All market or payout values in the table shown for stock awards are based on the closing price of common stock on December 31, 2014 of $42.43 per share.

		Stock Awards
Name	Type of Awards[1]	Number of Shares or Units of Common Stock That Have Not Vested[2] (#)	Market Value of Shares or Units of Common Stock That Have Not Vested [3] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[4] (#)	Equity Incentive Plan Award: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[3] ($)
Mr. Peribere	RS	75,000	3,182,250
	13SLO	62,711	2,660,827
	14SLO	101,453	4,304,651
	12PSU#2	50,000	2,121,500	50,000	2,121,500
	12PSU#3			250,000	10,607,500
	13PSU			180,099	7,641,601
	14PSU			140,889	5,977,920
	14SPSU			143,347	6,082,213
Ms. Lowe	RS	42,000	1,782,060
	14SLO	6,949	294,846
	13PSU			42,966	1,823,047
	14PSU			31,241	1,325,556
	14SPSU			31,786	1,348,680
Mr. Chammas	12SLO	21,505	912,457
	13SLO	30,430	1,291,145
	13PSU			30,417	1,290,593
	14PSU			24,013	1,018,872
	14SPSU			24,432	1,036,650
Mr. Deily	12SLO	3,159	134,036
	13SLO	8,300	352,169
	14SLO	5,637	239,178
	13PSU			30,406	1,290,127
	14PSU			24,013	1,018,872
	14SPSU			24,432	1,036,650
Dr. Kadri	13PSU			34,719	1,473,127
	14PSU			24,012	1,018,829
	14SPSU			24,431	1,036,607

[1]	Type of award:

RS = restricted stock award

12SLO = SLO award portion of 2012 annual bonus

13SLO = SLO award portion of 2013 annual bonus

14SLO = SLO award portion of 2014 annual bonus

13PSU = three-year PSU award for the performance period beginning January 1, 2013

14PSU = three-year PSU award for the performance period beginning January 1, 2014

12PSU#2 = The first new hire PSU award granted to Mr. Peribere

12PSU#3 = The second new hire PSU award granted to Mr. Peribere

14SPSU = The Special PSU award granted to the named executive officers and a broader group of other employees as described above under “Compensation Discussion and Analysis—2014 Compensation Decisions: Base Salary and Incentive Compensation—2014 Special PSUs”

[2]

The amounts shown in this column for 13SLO awards are the actual numbers of shares of restricted stock or restricted stock units earned by each named executive officer under the stock leverage opportunity feature of the Annual Incentive Plan for 2013. The 13SLO awards for all named executive officers were made in the form of awards of restricted stock and restricted stock units that vest and pay on March 14, 2016, or earlier in case of death, disability or retirement. Mr. Deily is retirement eligible, and Messrs. Peribere and Chammas are not retirement eligible.

The amounts shown in this column for 14SLO awards are the actual numbers of shares of restricted stock or restricted stock units earned by each named executive officer under the stock leverage opportunity feature of the Annual Incentive Plan for 2014. The 14SLO awards for all named executive officers were made in the form of awards of restricted stock units that vest and pay on March 13, 2017, or earlier (i) upon termination of employment, other than for cause, with respect to the “principal portion” or (ii) in case of death, disability or retirement with respect to the “premium portion.” Mr. Deily is retirement eligible, and Mr. Peribere and Ms. Lowe are not retirement eligible.

The amount shown for the 12PSU#2 award for Mr. Peribere is the actual number of shares earned for the 12 month performance periods ended on August 31 in each of 2013 and 2014 based on our relative TSR performance. These shares will vest on August 31, 2016, or earlier in case of Mr. Peribere’s death or disability.

RS and RSU awards vest as follows:

Name	Type of Award	Number of Shares or Units	Date of Vesting
Mr. Peribere	RS	50,000	09/01/2015
	RS	25,000	09/01/2016
	13SLO	38,961	03/14/2016
	14SLO	101,453	03/13/2017
Ms. Lowe	RS	42,000	07/12/2015
	14SLO	6,949	03/13/2017
Mr. Chammas	12SLO	21,505	03/13/2015
	13SLO	30,430	03/14/2016
Mr. Deily	12SLO	3,159	03/13/2015
	13SLO	8,300	03/14/2016
	14SLO	5,637	03/13/2017

[3]	The market or payout values shown in this column are based on the closing price of common stock on December 31, 2014 of $42.43 per share as reported on the NYSE.

[4]

13PSU awards are performance shares unit awards for the performance period January 1, 2013 through December 31, 2015 that vest on the latter date. Pursuant to Securities and Exchange Commission rules, the amounts shown in this column for 13PSU awards represent 100% of the target number of shares, since the previous fiscal year’s performance has exceeded the threshold performance goals, and the next highest performance measure is target performance. Therefore the hypothetical amounts shown in the table are based on the assumption that the 13PSU awards granted in 2013 would vest at 100% of the target level.

14PSU awards are performance shares unit awards for the performance period January 1, 2014 through December 31, 2016 that vest on the latter date. Pursuant to Securities and Exchange Commission rules, the amounts shown in this column for 14PSU awards represent 100% of the target number of shares, since the previous fiscal year’s performance has exceeded the threshold performance goals, and the next highest performance measure is target performance. Therefore the hypothetical amounts shown in the table are based on the assumption that the 14PSU awards granted in 2014 would vest at 100% of the target level.

The amount shown for the 12PSU#2 award for Mr. Peribere is based on threshold performance for the remaining performance-based portion of the award outstanding as of December 31, 2014. The remaining performance-based portion of the award becomes earned in two separate tranches of 25,000 shares each (for a total of 50,000 shares) based on our relative TSR for the two consecutive 12-month performance periods ending on August 31 in each of 2015 and 2016. The shares for a tranche are earned if our relative TSR for the applicable 12-month performance period is at or above median of the peer group.

14SPSU awards are performance shares unit awards for the performance period January 1, 2014 through December 31, 2016 (with an additional goal for 2017). The PSUs will vest in equal installments on December 31, 2016 and December 31, 2017. See “Compensation Discussion and Analysis—2014 Compensation Decisions: Base Salary and Incentive Compensation—2014 Special PSUs” for more details. Therefore the hypothetical amounts shown in the table are based on the assumption that the 14PSU#1 awards granted in 2014 would vest at 100% of the target level.

Stock Vested in 2014

The following table shows the number of shares acquired by the named executive officers on vesting of stock awards during 2014, as well as the value of the shares realized upon vesting. All awards were awarded under the 2005 Contingent Stock Plan.

	Stock Awards
Name	Type of Award	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mr. Peribere	12PSU	141,697	6,012,204
Mr. Chammas	11SLO	3,402	114,035
	12PSU	28,193	1,196,229
Mr. Deily	11SLO	1,650	55,308
	12PSU	28,711	1,218,208

The value of the SLO portion of the 2011 annual bonus (11SLO) is based on the closing price of common stock on the vesting date (or if the vesting date is not a trading date, the immediately preceding trading date). The 11SLO awards vested on March 9, 2014. In all cases the Company withheld a portion of the vested shares to cover withholding taxes due upon payment of shares under the award.

The 2012 three-year PSU (12PSU) awards represent the actual number of shares earned for the performance period from January 1, 2012 through December 31, 2014 that vested on December 31, 2014. The values for such awards are based on the closing price of common stock on December 31, 2014 of $42.43 per share and represent 101.1% of target.

Pension Benefits in 2014

Mr. Deily participates in the Sealed Air Corporation Restoration Plan for Cryovac Employees, a tax-qualified defined benefit plan that covers the employees of our Cryovac operations who participated in a defined benefit plan maintained by a prior employer immediately prior to March 31, 1998.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payment During Last Fiscal Year ($)
Mr. Deily	Restoration Plan for Cryovac Employees	32.1	0	0

The Restoration Plan for Cryovac Employees provides a retirement benefit that is based on the amount by which the benefit assuming the participant had remained in the prior employer’s defined benefit plan until retirement exceeds assumed benefits under our Profit-Sharing Plan plus the accrued benefit as of March 31, 1998 under the prior employer’s plan. This calculation resulted in an accumulated benefit for Mr. Deily of $0 at December 31, 2014.

The number of years of credited service at December 31, 2014 includes service with the prior employer of 15.3 years for Mr. Deily. The present value of the accumulated benefit at December 31, 2014 is calculated assuming a retirement age of 65. The Restoration Plan for Cryovac Employees provides for normal retirement at age 65 and early retirement at age 55. Benefits are generally paid as a single life annuity, but benefits can be paid in other forms, including joint and survivor annuities.

The normal retirement benefit is a monthly amount equal to the excess of (i) the sum of 1% of the average of the annual compensation for the highest five consecutive 12-month periods during the last 15 years of service (the final average compensation) plus 0.4 of 1% of the final average compensation in excess of the average Social Security wage bases during the 35 years ending with the year in which the participant attains Social Security retirement age, multiplied by the years of credited service, over (ii) the accrued monthly benefit as of March 31, 1998 under the defined benefit plan maintained by the prior employer plus the participant’s assumed accrued benefit under our Profit-Sharing Plan. The early retirement benefit is calculated in a similar manner after applying actuarial equivalent factors to the calculation described in (i) of the preceding sentence and based on the early retirement factors in effect on March 31, 1998 under the defined benefit plan maintained by the prior employer. The participant’s assumed accrued benefit under our Profit-Sharing Plan is determined by crediting 10% annual interest prior to 2003 and 8.5% annual interest beginning in 2003 to our contributions to the Profit-Sharing Plan each year from the date of contribution to the date of determination, summing all of these adjusted contributions, and converting the result to an annual benefit payable for the life of the participant. The Restoration Plan for Cryovac Employees also provides a pre-retirement death benefit in the amount of 75% of the normal retirement benefit under a 75% joint and survivor annuity that would commence on the participant’s 65th birthday.

Nonqualified Deferred Compensation in 2014

Mr. Deily participates in the Sealed Air Corporation Deferred Compensation Plan for Key Employees, an unfunded nonqualified deferred compensation plan designed to provide selected employees of the Company the opportunity to defer the payment of a portion of base salary and certain cash annual incentive compensation.

Name	Executive contributions in 2014 ($)[1]	Company contributions in 2014 ($)	Aggregate earnings in 2014 ($)[2]	Aggregate withdrawals/ distributions ($)	Aggregate balance at December 31, 2014 ($)
Mr. Deily	92,679	0	937	0	93,616

[1]	Of this amount, $47,050 is included in the 2014 Summary Compensation Table in the “Salary” column for 2014, and $45,629 is included in the “Non-Equity Incentive Plan Compensation” column for 2014.

[2]	This amount is not included in the 2014 Summary Compensation Table because earnings were not preferential or above market.

Each year the Deferred Compensation Plan for Key Employees permits participating employees to elect to defer (1) up to 50% of base salary for the year and (2) up to 100% of the cash annual incentive award for the year payable under the Sealed Air Corporation Annual Incentive Plan. The Deferred Compensation Plan for Key Employees permits discretionary contributions by the Company. Participant account balances are credited with interest as determined by the Compensation Committee, which has determined that accounts will be adjusted monthly based on the Moody’s Seasoned Aaa Corporate Bond Yield for that month.

A participant’s account will be distributed based on the participant’s payment election made at the time of deferral. A participant can elect to have deferrals credited to a “retirement account” to be paid in a lump sum or installments (over 5, 10 or 15 years) commencing the seventh month after termination of employment or at a later age or date selected by the participant. Alternatively, a participant can have up to two “in-service accounts” that will be payable in a lump sum or 5 annual installments on a date specified by the participant (or earlier upon a termination of employment).

Payments Upon Termination or Change in Control

We do not have any severance programs or agreements covering any of our named executive officers, except for the arrangements described below and benefits generally available to salaried employees, also noted below. We also have no programs or agreements providing any payments or benefits to our named executive officers in connection with a change in control, except as part of our equity compensation awards as discussed in more detail below. The following describes arrangements that address cash payments or other benefits to certain of our named executive officers following termination of employment:

•	Peribere Employment Agreement: When he was hired, Mr. Peribere signed an employment agreement. See the discussion above in “Compensation Discussion and Analysis—Employment,

Severance and Change in Control Arrangements” for more details. Mr. Peribere is entitled to certain severance benefits upon a termination of employment by the Company without “cause” (as defined in the agreement) at any time during the “Initial Term” of the agreement, which is the four-year period ending August 31, 2016. Upon a termination of employment without cause on December 31, 2014, Mr. Peribere would have been entitled to total cash severance payments equal to $5,267,575 (comprised of the following individual components: (1) $2,737,575 for his bonus for 2014, based on minimum bonus to be paid when bonuses are normally paid, (2) $1,150,000 for one year of continued salary payments, and (3) $1,380,000 for his target annual bonus, paid in 12 monthly installments following termination). The severance payments are conditioned on Mr. Peribere providing the Company with a release of claims and complying with certain post-employment covenants including an 18-month non-compete. (Note that the treatment of Mr. Peribere’s equity awards that were granted under the employment agreement upon a termination of employment or a change in control is discussed below.)

•

Executive Severance Plan.    The Company sponsors the Sealed Air Corporation Executive Severance Plan (the “Executive Severance Plan”). The Executive Severance Plan provides severance benefits upon a qualifying termination of employment to selected employees of the Company as designated by the Compensation Committee. Each of the named executive officers has been designated a participant in the Executive Severance Plan. For Mr. Peribere, however, the severance provisions in his Employment Agreement described above will apply in lieu of the Executive Severance Plan to the extent the Employment Agreement provides greater benefits.

Severance benefits are triggered under the Executive Severance Plan upon a termination of employment (other than by reason of death or disability) by the Company without “Cause” or by the employee for “Good Reason” (as those terms are defined in the Executive Severance Plan). Severance benefits are in the form of continuation of base salary and health and welfare benefits for a period of months (ranging from 3 to 12 months) based on the employee’s years of service with the Company in accordance with the following schedule:

Participant’s Years of Service	Severance Period
Less than 1	None
Between 1 and 2	3 months of Compensation
Between 2 and 3	6 months of Compensation
Between 3 and 5	9 months of Compensation
More than 5	12 months of Compensation

If a termination without Cause or for Good Reason occurs upon or within two years after a change in control of the Company, the employee is instead entitled to receive (1) a lump sum payment equal to two years of base salary, (2) continued health and welfare benefits for up to 18 months, and (3) accelerated vesting of all outstanding equity compensation awards. For this purpose, and consistent with the current provisions of the Company’s stockholder-approved 2014 Omnibus Incentive Plan (and its predecessor plan), accelerated vesting of any performance-based equity awards is based on assumed achievement of performance goals at the greater of target performance or actual performance measured through the last quarter preceding the change in control. Additional details on treatment of equity awards upon termination of employment or following a change in control can be found below.

Severance benefits are conditioned upon an employee giving the Company a general release of claims at the time of separation. Benefits are also conditioned upon an employee’s compliance with certain restrictive covenants regarding non-disparagement, confidentiality, and non-competition (in addition to any other restrictive covenants to which an employee may be subject). No tax gross-ups are provided to any participant under the Plan in case of any excise taxes under Sections 280G and 4999 of the Internal Revenue Code as a result of payments under the Executive Severance Plan in connection with a change in control. If an employee covered by the Plan is also entitled to severance under an existing agreement with the Company, the terms of the individual severance agreement will control instead of the Plan.

The following table shows the total amount that would have been payable to the named executive officers under the Executive Severance Plan in case of a qualifying termination on December 31, 2014:

Executive	Termination without Cause or With Good Reason—No Change in Control*	Termination without Cause or With Good Reason—Within 2 Years After a Change in Control**
Mr. Peribere	See above under “Peribere Employment Agreement”	$2,321,233
Ms. Lowe	$302,999	$1,201,920
Mr. Chammas	$368,268	$975,275
Mr. Deily	$484,010	$961,265
Dr. Kadri	$226,614	$896,378

*	This column includes salary and estimated value of continued benefits for the applicable severance period.

**	This column includes lump sum payment equal to two years of salary plus the estimated value of continued benefits for 18 months. The amount does not include value of any accelerated vesting of equity compensation awards. See table below for that information.

•

Discount on Car Purchases:    The Company generally permits a retiring employee in the U.S. who had the use of a Company-leased car while employed to purchase the car at a discount to fair market value. Employees who leave employment for any other reason are not generally eligible for this benefit. See the discussion under “Compensation Discussion and Analysis—Perquisites and Other Personal Benefits” for more details. The discount each U.S. named executive officer would have received had he/she retired as of December 31, 2014 is as follows: Mr. Peribere—$0; Mr. Chammas – $2,605; Ms. Lowe—$3,000; Mr. Deily—$0.

Our incentive award programs include provisions addressing the extent to which the award becomes vested and payable or is forfeited upon termination of employment. The following briefly describes the key features of these provisions. See also “Description of Annual and Long-Term Incentive Awards in the 2014 Summary Compensation Table and the Grants of Plan-Based Awards in 2014 Table” above for more details.

•

Annual Bonus Awards:    Under the Annual Incentive Plan, employees must remain employed through the applicable payment date in order to be entitled to receive an annual bonus for a year; otherwise, payment of the annual bonus is at the discretion of the Company. Bonuses are paid during the month of March for the prior year, so termination of the named executive officers as of the end of 2014 would have meant that they were not entitled to receive a cash bonus or SLO award based on 2014 performance. For 2014, the Company’s usual practice for employees was to pay an annual bonus in the event of termination of employment as of the end of the year due to death, disability or retirement and not to pay an annual bonus in the case of involuntary termination due to gross misconduct. With respect to a voluntary resignation or other involuntary termination, the payment of an annual bonus is discretionary depending on the circumstances.

•

The annual bonus paid (as cash and/or SLO award) under the Annual Incentive Plan to each named executive officer for 2014 was as follows: Mr. Peribere—$2,737,575; Ms. Lowe—$749,858; Mr. Chammas – $530,732; Mr. Deily—$608,383; Dr. Kadri—$466,807. These amounts may not represent the amounts that would have been awarded if the named executive officers had terminated employment at the end of 2014 for any of the reasons noted above.

•

Restricted Stock and Restricted Stock Units:    These awards will vest in case of death or disability before the scheduled vesting date and will generally forfeit for any other termination of employment before the scheduled vesting date with three exceptions. First, SLO awards that have been awarded as restricted stock shares or units after the end of the performance year will vest in full upon retirement. Second, restricted stock shares or units will vest upon a termination of employment by the Company without cause or by the executive with good reason that occurs within two years after a change in control. Third, within 90 days following the date of termination, the Compensation Committee can waive the forfeiture of restricted stock shares or units.

•

Performance Share Units:    Termination of employment before the end of the performance period generally results in the forfeiture of any outstanding PSU awards with two exceptions. First, in case of death, disability or retirement before the end of the performance period, a pro rata number of the PSUs will become payable after the end of the performance period, based on the actual performance results for the performance period. Second, in case of a change in control of the Company followed within two years by a termination of employment by the Company without cause or by the executive with good reason, a pro rata number of the PSUs will become payable as of the date of termination based on target performance (or actual performance through the quarter prior to the change in control, if greater).

Mr. Peribere’s two new hire PSU awards generally follow the same termination treatment provisions as other PSU awards, with (i) pro rata vesting based on actual performance in case of termination due to death or disability and (ii) pro rata vesting based on target performance (or actual performance through the quarter prior to the change in control, if greater) for a termination without cause or with good reason within two years after a change in control. The first of those two new hire PSU awards includes certain unique provisions due to the design of the award. First, the pro rata vesting described above applies only to the one-year performance period then in effect at the date of termination. Second, no amount is payable for any one-year performance period beginning after the date of termination. Finally, for any portion of the award that has become earned based on relative TSR performance for a prior one-year performance period but has not yet been paid (because each annual amount to the extent earned is generally not paid until after August 31, 2016 under the terms of the award), that amount will be forfeited in case of a termination for cause, but otherwise will be paid according to schedule (or earlier in case of death or disability) for any other termination of employment.

The following table shows the amounts that would have been payable to the named executive officers under these equity award programs for a termination of employment as of December 31, 2014, based on the closing price of the Company’s common stock of $42.43 as of that date.

Name	Type of Award	Death or Disability	Involuntary for Cause	Involuntary (all others)		Voluntary	CIC Only	CIC + qualifying termination[1]
Peribere	RS	3,182,250	0	0		0	0	3,182,250
	SLO[2]	6,965,436	0	0		0	0	6,965,436
	12PSU#2A4	2,121,500	0	2,121,500		2,121,500	0	2,121,500
	12PSU#2B5	353,569	0	0		0	0	353,569
	12PSU#3	6,187,355	0	0		0	0	6,187,355
	13PSU[3]	5,089,306	0	0		0	0	5,089,306
	14PSU	1,990,647	0	0		0	0	1,990,647
	14PSU#1	1,773,573	0	0		0	0	1,773,573
Lowe	RS	1782060	0	0		0	0	1,782,060
	SLO[2]	294846	0	0		0	0	294,846
	PSU[3]	2,048,835	0	0		0	0	2,048,835
Chammas	SLO[2]	2,203,602	0	0		0	0	2,203,602
	PSU[3]	1,501,106	0	0		0	0	1,501,106
Deily	SLO[2]	725,383	0	725,383	[6]	725,383	0	725,383
	PSU[3]	1,500,796	0	1,500,796		1,500,796	0	1,500,796
Kadri	PSU[3]	1,622,647	0	0		0	0	1,622,647

[1]

The amounts shown in the column labeled “CIC + qualifying termination” represent the amounts that would have been paid to the named executive officers if a change in control had occurred within the two-year period ending December 31, 2014 and a qualifying termination of employment had occurred at the end of 2014.

[2]	The amounts shown in these rows represent the amounts that would have been paid to the named executive officer in connection with the 2012 and 2013 SLO awards.

[3]

The amounts shown in these rows represent the amounts that would have been paid to the named executive officer in connection with his (i) 2013 three-year PSU award assuming achievement of 100% of the target performance under the principal performance goals for the 2013 three-year PSU awards, including for the column labeled “CIC + qualifying termination;” plus (ii) 2014 three year PSU award assuming achievement of 100% of the target performance under the principal performance goals for the 2014 three-year PSU awards, including for the column labeled “CIC + qualifying termination.”

Messrs. Deily is retirement-eligible under the terms of these PSU awards, so any voluntary or involuntary termination of employment on December 31, 2014 would be treated as a retirement except for an involuntary termination for gross misconduct. Mr. Peribere, Ms. Lowe Mr. Chammas and Dr. Kadri were not retirement-eligible at the end of 2014.

[4]

The amounts shown in this row represent the pro rata amount that would have been paid under the first of Mr. Peribere’s new hire PSU awards, assuming the performance goal for the September 1, 2014—August 31, 2015 performance period is attained.

[5]

The amounts shown in this row represent the pro rata amount that would have been paid on the second of Mr. Peribere’s new hire PSU awards, assuming target performance for the four-year performance period.

[6]

SLO awards held by retirement-eligible officers are not forfeited upon an involuntary termination for gross misconduct. However, depending on the circumstances, the Recoupment Policy might require the named executive officer to reimburse the Company for all or part of this award.

The benefits described or referenced above are in addition to benefits available generally to salaried employees of the Company upon termination of employment, such as, for employees in the United States, distributions under the Sealed Air Corporation 401(k) Thrift Plan and the Profit-Sharing Plan of Sealed Air Corporation, non-subsidized retiree medical benefits, disability benefits and accrued vacation pay (if applicable).

Equity Compensation Plan Information

The following table provides information as of December 31, 2014 with respect to shares of common stock that may be issued under the Omnibus Incentive Plan and Predecessor Plans of Sealed Air Corporation.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans[1,2] (c)
Equity compensation plans approved by stockholders[3]	2,799,656	—	5,980,954	[1]
Equity compensation plans not approved by stockholders	—	—	—
Total[2]	2,799,656	—	5,980,954
[1]	Excludes securities reflected in column (a).

[2]

This number of securities is comprised of 8,780,610 shares available at December 31, 2014 for awards under the Omnibus Incentive Plan and Predecessor Plans (as disclosed in the Company’s 2014 Annual Report on Form 10-K), less the 2,799,656 of securities to be issued upon exercise included in column (a) in the table above.

[3]	Consists of the Omnibus Incentive Plan and Predecessor Plans of Sealed Air Corporation. Column (a) includes the following as of December 31, 2014:

•

329,188 restricted stock units awarded under the 2012 three-year PSU award. This number reflects an assumption that such awards are paid out based upon the achievement below the target level of performance conditions, resulting in an award equal to 76% of the target.

•

943,687 restricted stock units awarded under the 2013 three-year PSU award. This number reflects an assumption that such awards are paid out based upon the achievement above the target level of performance conditions, resulting in an award equal to 165% of the target.

•

476,836 restricted stock units awarded under the 2014 three-year PSU award. This number reflects an assumption that such awards are paid out based upon the achievement above the target level of performance conditions, resulting in an award equal to 138% of the target.

•	1,500 shares of restricted stock awarded under the Omnibus Incentive Plan and Predecessor Plans but not yet issued as of December 31, 2014.

•	791,335 non-vested restricted stock units under the Omnibus Incentive Plan and Predecessor Plans as of December 31, 2014.

•	114,525 restricted stock shares and restricted stock units awarded as 2014 SLO awards.

•	142,585 deferred stock units held by non-employee directors.

There is no exercise price for shares or units awarded under the Omnibus Incentive Plan and Predecessor Plans. There was no exercise price for deferred stock units credited to the accounts of non-employee directors in 2014. As of December 31, 2014, there were 8,780,610 shares available for future awards under the Omnibus Incentive Plan and Predecessor Plans.

The following summarizes the Company’s equity compensation plan information as of December 31, 2014:

•	There were no stock options or stock-settled stock appreciation rights outstanding;

•	There were 1,561,969 shares of unvested time-based RS awards outstanding;

•

There were 1,048,445 shares covering unvested time-based or deferred RSU awards outstanding (including unvested SLO awards and deferred stock units under the Omnibus Incentive Plan and Predecessor Plans);

•	There were 1,749,711 shares covering unvested PSU awards outstanding (assuming target performance); and

•	There was an aggregate of 5,980,954 shares available for future grants under the Omnibus Incentive Plan and Predecessor Plans (and no shares available under any other plans of the Company).

Advisory Vote to Approve Our Executive Compensation (Proposal 11)

Our stockholders have the opportunity at our 2015 Annual Meeting to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. At our 2012 Annual Meeting, we asked our stockholders to indicate if we should hold a “say-on-pay” vote every one, two or three years. Consistent with the recommendation of our Board of Directors, our stockholders indicated by advisory vote their preference to hold a “say-on-pay” vote annually. After consideration of the 2012 voting results, and based upon its prior recommendation, our Board of Directors elected to hold a stockholder “say-on-pay” vote annually.

Our compensation program is intended to provide appropriate and balanced incentives toward achieving our annual and long-term strategic objectives, to support a performance-oriented environment based on the attainment of goals and objectives intended to benefit us and our stockholders and to create an alignment of interests between our executives and our stockholders. This approach has resulted in our ability to motivate our existing executives and to attract new executives with the skills and attributes that we need. Please refer to “Executive Compensation—Compensation Discussion and Analysis” for an overview of the compensation of our named executive officers.

We are asking for stockholder approval of the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules, which disclosures include the disclosures under “Executive Compensation—Compensation Discussion and Analysis,” the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement.

Accordingly, stockholders are being asked to vote on the following resolution:

RESOLVED, that the stockholders of Sealed Air Corporation approve the compensation paid to Sealed Air Corporation’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

This vote is advisory and therefore not binding on the Company, the Compensation Committee or the Board of Directors. However, the Board of Directors and the Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Our Board of Directors recommends a vote FOR the approval of the compensation paid to Sealed Air Corporation’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

Selection of Independent Auditor (Proposal 12)

On November 11, 2014, following a competitive search process, the Audit Committee selected Ernst & Young LLP (“EY”) to be engaged as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The competitive search process involved several international registered public accounting firms. The Company’s current independent registered public accounting firm, KPMG LLP (“KPMG”), was notified on November 11, 2014, that it would not be retained as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. KPMG’s engagement as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2014, and the effectiveness of internal control over financial reporting as of December 31, 2014, was unaffected by the selection of EY, as KPMG’s dismissal became effective upon the completion of KPMG’s audit of the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2014 and the filing of the related Annual Report on Form 10-K. A representative of KPMG is not expected to be present at the Annual Meeting.

The audit reports of KPMG on the consolidated financial statements of Sealed Air and its subsidiaries as of and for the years ended December 31, 2014 and 2013 did not contain any adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

The audit reports of KPMG on the effectiveness of internal control over financial reporting as of December 31, 2014 and 2013 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2014 and 2013, and the subsequent interim period through the filing of the Annual Report on Form 10-K, there were (i) no disagreements between Sealed Air and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference thereto in their reports on the consolidated financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

On February 16, 2015, the Audit Committee approved the engagement of EY as our independent registered public accounting firm to examine and report on the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting for the fiscal year ending December 31, 2015, subject to ratification of the retention by the stockholders at the Annual Meeting. Following a comprehensive request for proposal process, the Audit Committee considered EY to be well qualified. In the absence of contrary specification, the Proxy Committee will vote proxies received in response to this solicitation in favor of ratification of the appointment. If the Company’s stockholders fail to ratify the selection of EY as the independent registered accounting firm for 2015, the Audit Committee will reconsider whether to retain EY. Even if the proposal is approved, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year.

On March 2, 2015, EY was engaged to serve as Sealed Air’s independent registered public accounting firm for the fiscal year ending December 31, 2015. During the fiscal years ended December 31, 2014 and 2013, and the subsequent interim period through March 2, 2015, neither Sealed Air nor anyone on its behalf has consulted with EY, regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Sealed Air’s consolidated financial statements, in any case where a written report or oral advice was provided to Sealed Air that EY concluded was an important factor considered by Sealed Air in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a “reportable event,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

We expect that representatives of EY will be present at the Annual Meeting. The EY representatives will have the opportunity to make a statement if they desire to do so, and we expect that they will be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR the proposal to ratify the selection of EY as our independent public accounting firm for 2015.

Principal Independent Auditor Fees

The following table sets forth the aggregate fees billed to the Company by KPMG LLP for professional services rendered for the fiscal years ended December 31, 2014 and 2013:

	2014	2013
Audit Fees[1]	$10,919,000	$10,002,000
Audit-Related Fees[2]	1,154,000	668,000
Tax Fees[3]	1,278,000	1,277,000
Total Fees	$13,351,000	$11,947,000

[1]

2014 and 2013 audit fees include services relating to the audit of the annual consolidated financial statements, audit of the effectiveness of internal control over financial reporting, review of quarterly consolidated financial statements, statutory audits, comfort letters and consents, and review of documentation filed with the SEC and other offerings.

[2]

These fees include services related to work performed on the Company divestitures/anticipated divestitures during 2014 and 2013, employee benefit plan audits and assistance with statutory audit matters.

[3]	Includes global tax compliance services and services for special tax projects.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires the Committee or a member of the Committee to pre-approve all engagements with Sealed Air’s independent auditor. Each year, the Audit Committee must approve the independent auditor’s retention to audit the Company’s financial statements, subject to ratification by the stockholders at the Annual Meeting. The Audit Committee also approves the estimated fees associated with the audit before the audit begins. The Audit Committee or a member of the Committee also pre-approves any engagement of an auditing firm other than the independent auditor to perform a statutory audit for any of our subsidiaries. The Audit Committee or its chair pre-approved all services provided by KPMG LLP during 2014.

Report of the Company’s Audit Committee

The Audit Committee of the Board is responsible for providing independent, objective oversight of our financial reporting processes and internal controls. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the current charter is available on the Company’s web site at www.sealedair.com.

Management is responsible for our system of internal control and financial reporting processes, for the preparation of consolidated financial statements in accordance with U.S. generally accepted accounting principles and for the annual report on our internal control over financial reporting. The independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and for issuing a report on the financial statements and the effectiveness of our internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met with management and KPMG LLP, the independent auditor of Sealed Air, to review and discuss the December 31, 2014 audited consolidated financial statements. Our management represented that we had prepared the consolidated financial statements in accordance with U.S. generally accepted accounting principles. The Audit Committee discussed with KPMG the matters required by PCAOB on Auditing Standard No. 16, “Communications With Audit Committees.”

The Audit Committee received from KPMG the written communication that is required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” and the Audit Committee discussed with KPMG that firm’s independence. The Audit Committee also considered whether KPMG’s provision of non-audit services and the audit and non-audit fees paid to KPMG were compatible with maintaining that firm’s independence. On the basis of these reviews, the Audit Committee determined that KPMG has the requisite independence.

Management completed the documentation, testing and evaluation of our system of internal control over financial reporting as of December 31, 2014 as required by Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee received periodic updates from management and from KPMG at Committee meetings throughout the year and provided oversight of the process. Prior to filing the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 with the SEC, the Audit Committee also reviewed management’s report on the effectiveness of our internal control over financial reporting contained in our Form 10-K, as well as the Report of Independent Registered Public Accounting Firm provided by KPMG, also included in our Form 10-K. KPMG’s report included in our Form 10-K related to its audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting.

Based upon the Audit Committee’s discussions with management and the independent auditor and the Audit Committee’s review of the information provided by and the representations of management and the independent auditor, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements as of and for the year ended December 31, 2014 be included in our Annual Report on Form 10-K for the year ended December 31, 2014, to be filed with the SEC. The Audit Committee selected Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2015, subject to ratification of the selection by our stockholders.

Audit Committee

Hank Brown, Chair

Patrick Duff

Kenneth P. Manning

Jerry R. Whitaker

Stockholder Proposals for the 2016 Annual Meeting

In order for stockholder proposals for the 2016 annual meeting of stockholders to be eligible for inclusion in the Company’s proxy statement and form of proxy for that meeting, the Company must receive them at its principal office at 8215 Forest Point Boulevard, Charlotte, North Carolina 28273, directed to the attention of the Secretary, no later than December 4, 2015. In addition, all proposals will need to comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended, which sets forth the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials.

Our Bylaws set forth the procedures you must follow in order to nominate a director for election or present any other proposal at an annual meeting of our stockholders, other than proposals intended to be included in company-sponsored proxy materials. In addition to any other applicable requirements, for business to be properly brought before the 2016 annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form including all required information to the Company at 8215 Forest Point Boulevard, Charlotte, North Carolina 28273, directed to the attention of the Secretary. To be timely, we must receive a stockholder’s notice to the Secretary at our principal office between January 15, 2016 and our close of business on February 14, 2016, provided that, if the 2016 annual meeting is called for a date that is not within 30 days before or 60 days after May 14, 2016, then the Company must receive the notice from the stockholder no later than the tenth day following the day on which the date of such meeting is publicly disclosed. We have posted a copy of our Bylaws on our web site at www.sealedair.com.

Delivery of Documents to Security Holders Sharing an Address

SEC rules permit the delivery of one annual report to security holders and proxy statement, or one Notice of Internet Availability of Proxy Materials, to two or more security holders who share an address unless we have received contrary instructions from one or more of the security holders. This delivery method is known as “householding.” Householding may provide printing and mailing cost savings. Any stockholder of record at a shared address to which a single copy of the documents was delivered who wishes to receive a separate copy of an annual report to security holders and proxy statement, or a separate Notice of Internet Availability of Proxy Materials, as applicable, can contact us by calling Shareholder Services at (201) 791-7600, by sending a letter to Sealed Air Corporation, Shareholder Services, 8215 Forest Point Boulevard, Charlotte, North Carolina 28273 or by sending us an e-mail at investor.relations@sealedair.com, and we will promptly deliver to you the requested documents. Stockholders of record who wish to receive separate copies of these documents in the future can also contact us as stated above. Stockholders of record who share an address and are receiving multiple copies of the annual reports to security holders and proxy statements or Notices of Internet Availability of Proxy Materials can contact us as stated above to request delivery of a single copy of such documents. Stockholders who hold their shares in “street name,” that is, through a bank, broker or other holder of record, and who wish to change their householding instructions or obtain copies of these documents, should follow the instructions on their voting instruction forms or contact the holders of record.

Other Matters

The expenses of preparing, printing and mailing this notice of meeting and proxy material, making them available over the Internet, and all other expenses of soliciting proxies will be borne by us. Georgeson Inc. will solicit proxies by personal interview, mail, telephone, facsimile, e-mail, Internet or other means of electronic transmission and will request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the common stock held of record by these persons. We will pay Georgeson a fee of $14,000 covering its services and will reimburse Georgeson for payments made to brokers and other nominees for their expenses in forwarding soliciting material. In addition, our directors, officers and employees, who will receive no compensation in addition to their regular salary or other compensation, may solicit proxies by personal interview, mail, telephone, facsimile, e-mail, Internet or other means of electronic transmission.

On behalf of the Board of Directors,

Norman D. Finch Jr.

Vice President, General Counsel

and Secretary

Charlotte, North Carolina

April 2, 2015

Annex A

SEALED AIR CORPORATION

STANDARDS FOR DIRECTOR INDEPENDENCE

October 23, 2008

Under the Corporate Governance Guidelines adopted by the Board of Directors of Sealed Air Corporation and the requirements of the New York Stock Exchange (NYSE), the Board of Directors must consist of a majority of independent directors. Its three standing committees—the Audit Committee, the Nominating and Corporate Governance Committee, and the Organization and Compensation Committee—are composed entirely of directors who are independent.

For a director to be deemed “independent,” the Board of Directors must affirmatively determine, based on all relevant facts and circumstances, that the director has no material relationships with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). To assist with the determination of independence, the Board of Directors has established categorical standards consistent with the corporate governance standards of the NYSE. These categorical standards require that, to be independent, a director may not have a material relationship with the Company. Even if a director meets all categorical standards for independence described below, the Board of Directors reviews all other relationships with the Company in order to conclude that each independent director has no material relationship with the Company.

The Board of Directors annually reviews the independence of all non-employee directors. The Company identifies the directors that it has determined to be independent and discloses the basis for that determination in its annual proxy statement for the election of directors.

Material Relationships with the Company

A director would be deemed to have a material relationship with the Company in any of the following circumstances:

•

the director is or has been within the last three years an employee, or has an immediate family member who is or has been within the last three years an executive officer, of the Company or any of its subsidiaries;

•

the director has received, or a member of the director’s immediate family has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company or any of its subsidiaries other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service and provided further that compensation received by a director for former service as an interim chairman or executive officer or by an immediate family member for service as an employee other than an executive officer need not be considered);

•

(i) the director is, or has a member of the director’s immediate family who is, a current partner of a firm that is the internal or external auditor of the Company or any of its subsidiaries, (ii) the director is a current employee of such a firm, (iii) the director has an immediate family member who is a current employee of such a firm and who personally works on the audit of the Company or any of its subsidiaries, or (iv) the director was, or has a member of the director’s immediate family who was, within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the audit of the Company or any of its subsidiaries;

•

the director is employed, or has a member of the director’s immediate family who is employed, or has been within the last three years employed, as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee;

•	the director is an employee, or has a member of the director’s immediate family who is an executive officer, of another company that makes payments to, or receives payments from, the Company and its subsidiaries for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues; or

•

the director serves as an executive officer of a charitable organization to which the Company has contributed, in any one year within the preceding three years, in excess of the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues.

Material Relationships with an Executive Officer

Consistent with the expectation that non-employee directors will not have professional or financial relationships (including side-by-side investments) that could impair their independence, a director will be deemed to have a material relationship with the Company and not be considered independent, if any of the following apply:

•	the director receives, or has an immediate family member who receives, any direct compensation from an executive officer or any immediate family member of an executive officer of the Company;

•

an entity affiliated with the director or with an immediate family member of a director receives any payment from any executive officer of the Company, other than in a routine, commercial or consumer transaction with terms no more favorable than those customarily offered to similarly-situated persons;

•

the director or an immediate family member of a director receives, or is affiliated with an entity that receives, any payment, whether direct or indirect, for legal, accounting, financial or other professional services provided to an6executive officer of the Company or an immediate family member of an executive officer; and

•

the director or an immediate family member of a director is a current executive officer of a tax-exempt organization that receives contributions from an executive officer of the Company, in an amount that exceeds the lesser of $100,000 or 1% of the tax exempt organization’s consolidated gross revenues in that fiscal year.

Relationships That Are Not Material

A director generally will not be deemed to have a material relationship with the Company and will be considered independent, if any of the following, when viewed singularly, apply:

•

a transaction in which the director’s interest arises solely from the director’s position as a director of another corporation or organization that is a party to the transaction, and the director did not participate in furtherance or approval of the transaction and the transaction was negotiated on an arms’ length basis

•

a transaction in which the director’s interest arises solely from the director’s ownership of an equity or limited partnership interest in the other party to the transaction, so long as the aggregate ownership of all directors, director nominees, executive officers and five percent stockholders of the Company (together with their immediate family members) does not exceed 5% of the equity or partnership interests in that other party;

•

a transaction in which the director’s interest arises solely from the director’s status as an employee or non-controlling equity owner of a company to which the Company was indebted at the end of the Company’s last full fiscal year in an aggregate amount not in excess of 5% of the Company’s total consolidated assets;

•

ownership by the director of equity or other securities of the Company, as long as the director is not the beneficial owner, directly or indirectly, of more than 10% of any class of the Company’s equity securities;

•	the receipt by the director of compensation for service as a member of the Board of Directors or any committee thereof, including regular benefits received by other non-employee directors;

•	any other relationship or transaction that is not listed above and in which the amount involved does not exceed $120,000;

•	any immediate family member of the director having any of the above relationships; and

•	any relationship between the Company and a non-immediate family member of the director.

Definitions

For purposes of these standards:

•	An “executive officer” means an “officer” for the purposes of Rule 16a-1(f) under the Securities Exchange Act of 1934.

•

An “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than tenants and domestic employees) who shares such person’s home. When applying the three-year look-back provisions above, the Company need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

Directors have an affirmative obligation to inform the Board of any material changes in their circumstances or relationships that may impact their designation by the Board as “independent.” This obligation includes all business relationships between, on the one hand, directors or members of their immediate family, and, on the other hand, the Company and its affiliates or members of senior management and their affiliates, whether or not such business relationships are subject to any other approval requirements of the Company.

Annex B

POLICY AND PROCEDURE FOR STOCKHOLDER NOMINATIONS TO THE BOARD

1.	The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders for open positions on the Board. This policy addresses the consideration of director candidates recommended by stockholders for nomination by the Board.

2.	Recommendations should be submitted to the Secretary of the Corporation in writing, along with a statement signed by the candidate acknowledging that:

a.	the candidate, if elected, will serve as a director of the Corporation and will represent all stockholders of the Corporation in accordance with applicable laws and the Corporation’s charter and Bylaws; and

b.	the candidate, if elected, will comply with the Corporation’s Code of Conduct for Directors, Corporate Governance Guidelines, and any other applicable rule, regulation, policy or standard of conduct applicable to the Board of Directors and its individual members.

In addition, each candidate must submit a fully completed and signed Questionnaire for Directors and Officers on the Corporation’s standard form and provide any additional information requested by the Corporation, including any information that would be required to be included in a proxy statement in which the candidate is named as a nominee for election as a director and information showing that the candidate meets the Board’s qualifications for nomination as a director and for service on the committees of the Board. Also, a candidate must be available for interviews with members of the Corporation’s Board as provided in the Corporation’s process for identifying and evaluating nominees for director.

3.	In addition to the information to be provided by the candidate, at the time of submitting the recommendation, the stockholder making the recommendation should submit the following information in writing:

a.	the name and address of the stockholder as they appear in the Corporation’s books and the class and number of shares of the Corporation’s stock held beneficially and of record by the stockholder; and

b.	a description of all arrangements or understandings among the stockholder and the candidate and any other persons (naming them) pursuant to which the recommendation is being made by the stockholder.

4.	A stockholder who wishes to recommend a candidate for election as a director at the next annual meeting of stockholders must submit the information described in items 2 and 3 above for receipt by the Secretary of the Corporation sufficiently in advance of the Board’s approval of nominations for the Annual Meeting to permit the Nominating and Corporate Governance Committee and the Board to complete its evaluation of the candidate, which will generally be no later than 120 days prior to the first anniversary of the Corporation’s previous annual meeting of stockholders.

5.	Candidates who are recommended by a stockholder at a time when there are no open positions on the Board and are considered qualified candidates by the Nominating and Corporate Governance Committee may be placed on the rolling list of candidates for open Board positions maintained by that Committee, generally for a period of up to 24 months from the date that the recommendation was received by the Secretary of the Corporation.

6.	Candidates recommended by stockholders will be evaluated by the Nominating and Corporate Governance Committee on the same basis as candidates identified by other means, including consideration of the qualifications for nomination to the Board most recently approved by the Board.

7.	Any director nomination submitted by a stockholder for presentation by the stockholder at an annual or special meeting of stockholders must be made in accordance with the advance notice requirements contained in Section 2.12 of the Corporation’s Bylaws.

B-1

Annex C

QUALIFICATIONS FOR NOMINATION TO THE BOARD

The Nominating and Corporate Governance Committee will consider the following factors, at a minimum, in recommending to the Board potential new Board members or the continued service of existing members:

1.	Directors should be of the highest ethical character and share the values of Sealed Air Corporation as reflected in its Code of Conduct.

2.	Directors should be highly accomplished in their respective fields, with superior credentials and recognition.

3.	In selecting Directors, the Board should seek to achieve a mix of Board members that enhances the diversity of background, skills and experience on the Board, including with respect to age, gender, international background, ethnicity and specialized experience.

4.	Each Director should have relevant expertise and experience and be able to offer advice and guidance to the chief executive officer based on that expertise and experience.

5.	In selecting Directors, the Board should generally seek active and former executives of public companies and of other complex organizations, including government, educational and other not for profit institutions, or persons with specialized expertise in a discipline that is relevant to service as a Director of Sealed Air Corporation.

6.	The majority of Directors should be independent under applicable listing standards, Board and Committee guidelines and any applicable legislation.

7.	Each Director should be “financially literate,” and some should be considered “financial experts” as described in applicable listing standards, legislation and Audit Committee or Board guidelines.

8.	Each Director should have sound business judgment, be able to work effectively with others, have sufficient time to devote to the affairs of the Company, and be free from conflicts of interest. Also, all Directors should be independent of any particular constituency and be able to represent all stockholders of the Company.

9.	Each new Director should confirm his or her willingness and ability to serve for a number of years as a Director prior to retirement from the Board.

10.	The Nominating and Corporate Governance Committee will also consider any other factors related to the ability and willingness of a new member to serve or an existing member to continue his or her service.

C-1

DIRECTIONS TO THE ANNUAL MEETING OF STOCKHOLDERS

Saddle Brook Marriott

138 Pehle Avenue

Garden State Parkway at I-80

Saddle Brook, New Jersey 07663

(201) 843-9500

LOCATION: Located at the intersection of the Garden State Parkway and Interstate 80 (“I-80”), approximately 10 miles west of New York City, in an area served by Newark, LaGuardia and JFK International airports.

FROM THE NORTH: Traveling South on the Garden State Parkway—Take the I-80 exit (Exit No. 159) toward Saddle Brook/Paterson/George Washington Bridge. Keep right. Take the first right off the exit road following signs for Saddle Brook. Keep right and merge onto Molnar Drive. Keep right at the fork on Molnar Drive and merge onto Midland Avenue. Make “jug handle” turn from Midland Avenue onto New Pehle Avenue. Hotel will be on your left at the corner of New Pehle Avenue and Pehle Avenue.

FROM THE EAST: Traveling West on I-80—Take the Garden State Parkway/Saddle Brook exit (Exit No. 62) from the local lanes toward Saddle Brook. Follow signs toward the Garden State Parkway North and then take the Saddle Brook/Midland Avenue exit (the last exit before the Parkway). Come around off ramp. Bear right and merge onto Pehle Avenue. Proceed on Pehle Avenue. Hotel will be on your left at the corner of Pehle Avenue and New Pehle Avenue.

FROM THE SOUTH: Traveling North on the Garden State Parkway—Take the I-80 exit (Exit No. 159) toward Saddle Brook/G. Washington Bridge. Keep right. Follow the I-80 West/Saddle Brook sign onto New Pehle Avenue. Hotel will be on your immediate right.

FROM THE WEST: Traveling East on I-80—Take the Garden State Parkway/Saddle Brook/Saddle River Road exit (Exit No. 62A-B) toward Saddle Brook. Then take the Garden State Parkway/Saddle Brook exit (Exit No. 62A) toward Saddle Brook. Follow signs toward the Garden State Parkway North and then take the Saddle Brook/Midland Avenue exit (the last exit before the Parkway). Come around off ramp. Bear right and merge onto Pehle Avenue. Proceed on Pehle Avenue. Hotel will be on your left at the corner of Pehle Avenue and New Pehle Avenue.

+

Vote by Internet
• Go to www.investorvote.com/SEE
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Important Notice Regarding the Availability of Proxy Materials for the

Sealed Air Corporation Stockholder Meeting to be Held on May 14, 2015

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement, Annual Report and other proxy materials are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.investorvote.com/SEE.
Step 2: Click on the icon on the right to view current meeting materials.
Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before 10 days before the meeting to facilitate timely delivery.

¢	+

02119C

Dear Sealed Air Corporation Stockholder:

The 2015 Annual Meeting of Stockholders of Sealed Air Corporation (the “Company”) will be held at the Saddle Brook Marriott, 138 New Pehle Avenue, Saddle Brook, New Jersey 07663, on Thursday, May 14, 2015 at 10:00 a.m. (Eastern time).

Proposals to be considered at the Annual Meeting:

1.	Election of Michael Chu as a Director.

2.	Election of Lawrence R. Codey as a Director.

3.	Election of Patrick Duff as a Director.

4.	Election of Jacqueline B. Kosecoff as a Director.

5.	Election of Neil Lustig as a Director.

6.	Election of Kenneth P. Manning as a Director.

7.	Election of William J. Marino as a Director.

8.	Election of Jerome A. Peribere as a Director.

9.	Election of Richard L. Wambold as a Director.

10.	Election of Jerry R. Whitaker as a Director.

11.	Advisory vote to approve our executive compensation.

12.	Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the year ending December 31, 2015.

Management recommends a vote “FOR” Proposals 1 through 12.

The Board of Directors has fixed the close of business on March 16, 2015 as the record date (the “Record Date”) for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

Stockholders of record as of the Record Date are encouraged and cordially invited to attend the Annual Meeting. Directions to attend the annual meeting where you may vote in person can be found on our website, http://proxyreport.sealedair.com

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here’s how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.
Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below.
If you request an email copy of current materials you will receive an email with a link to the materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

g	Internet – Go to www.investorvote.com/SEE. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

g	Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

g	Email – Send email to investorvote@computershare.com with “Proxy Materials Sealed Air Corporation” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by 10 days before the meeting.

02119C

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 P.M., Eastern Time, on May 13, 2015.
Vote by Internet
• Go to www.investorvote.com/SEE
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	The Board of Directors recommends a vote FOR Proposals 1 through 12. If no choice is specified, this proxy when properly signed and returned will be voted FOR Proposals 1 through 12. Please date and sign and return this proxy promptly.	+

PROPOSALS FOR THE SEALED AIR CORPORATION 2015 ANNUAL MEETING OF STOCKHOLDERS

		For	Against	Abstain			For	Against	Abstain			For	Against	Abstain
01 -	Election of Michael Chu as a Director.	☐	☐	☐	02 -	Election of Lawrence R. Codey as a Director.	☐	☐	☐	03 -	Election of Patrick Duff as a Director.	☐	☐	☐

04 -	Election of Jacqueline B. Kosecoff as a Director.	☐	☐	☐	05 -	Election of Neil Lustig as a Director.	☐	☐	☐	06 -	Election of Kenneth P. Manning as a Director.	☐	☐	☐

07 -	Election of William J. Marino as a Director.	☐	☐	☐	08 -	Election of Jerome A. Peribere as a Director.	☐	☐	☐	09 -	Election of Richard L. Wambold as a Director.	☐	☐	☐

10 -	Election of Jerry R. Whitaker as a Director.	☐	☐	☐	11 -	Advisory vote to approve our executive compensation.	☐	☐	☐	12 -	Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the year ending December 31, 2015.	☐	☐	☐

In accordance with the Proxy Committee’s discretion, upon such other matters as may properly come before the meeting.

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance	☐
Mark the box to the right if you plan to attend the Annual Meeting.

¢	1 U P X	+
02117B

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 14, 2015

Please note that the Company’s Notice of Annual Meeting of Stockholders, Proxy Statement for the Annual Meeting of Stockholders and 2014 Annual Report are available at http://proxyreport.sealedair.com.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

PROXY/VOTING INSTRUCTION CARD — SEALED AIR CORPORATION	+

2015 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The signer hereby appoints Jerome A. Peribere, Carol P. Lowe and Norman D. Finch Jr., or a majority of them as shall act (or if only one shall act, then that one) (the “Proxy Committee”), proxies with power of substitution to act and vote at the 2015 Annual Meeting of Stockholders of Sealed Air Corporation (the “2015 Annual Meeting”) to be held at 10:00 a.m., Eastern Time, on May 14, 2015 at the Saddle Brook Marriott, 138 New Pehle Avenue, Saddle Brook, New Jersey 07663 and at any adjournments thereof. The Proxy Committee is directed to vote as indicated on the reverse side and in their discretion upon any other matters that may properly come before the 2015 Annual Meeting.

If the signer is a participant in Sealed Air Corporation’s Profit-Sharing Plan or its 401(k) Thrift Plan and has stock of Sealed Air Corporation allocated to his or her account, the signer instructs the trustee of such plan to vote such shares of stock, in person or by proxy, in accordance with the instructions on the reverse side at the 2015 Annual Meeting and any adjournments thereof and in its discretion upon any other matters that may properly come before the 2015 Annual Meeting. The terms of each plan provide that shares for which no voting instructions are received will be voted in the same proportion as shares are voted for participants who provide voting instructions. The plan trustee will vote the allocated shares in each plan as directed by each participant who provides voting instructions to it before 11:59 p.m. (Eastern Time) on May 11, 2015.

The signer hereby revokes all proxies previously given by the signer to vote at the 2015 Annual Meeting and any adjournments and acknowledges receipt of Sealed Air Corporation’s Proxy Statement for the 2015 Annual Meeting.

The Board of Directors recommends a vote FOR Proposals 1 through 12. If no choice is specified, this proxy when properly signed and returned will be voted FOR Proposals 1 through 12. Please date and sign and return this proxy promptly.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INDICATED ON THE REVERSE SIDE.

(Continued and to be marked, dated and signed, below)

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign EXACTLY as name appears above. When signing on behalf of a corporation, estate, trust or other stockholder, please give its full name and state your full title or capacity or otherwise indicate that you are authorized to sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

¢	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 P.M., Eastern Time, on May 13, 2015.
Vote by Internet
• Go to www.investorvote.com/SEE
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	The Board of Directors recommends a vote FOR Proposals 1 through 12. If no choice is specified, this proxy when properly signed and returned will be voted FOR Proposals 1 through 12. Please date and sign and return this proxy promptly.	+

PROPOSALS FOR THE SEALED AIR CORPORATION 2015 ANNUAL MEETING OF STOCKHOLDERS

		For	Against	Abstain			For	Against	Abstain			For	Against	Abstain
01 -	Election of Michael Chu as a Director.	☐	☐	☐	02 -	Election of Lawrence R. Codey as a Director.	☐	☐	☐	03 -	Election of Patrick Duff as a Director.	☐	☐	☐

04 -	Election of Jacqueline B. Kosecoff as a Director.	☐	☐	☐	05 -	Election of Neil Lustig as a Director.	☐	☐	☐	06 -	Election of Kenneth P. Manning as a Director.	☐	☐	☐

07 -	Election of William J. Marino as a Director.	☐	☐	☐	08 -	Election of Jerome A. Peribere as a Director.	☐	☐	☐	09 -	Election of Richard L. Wambold as a Director.	☐	☐	☐

10 -	Election of Jerry R. Whitaker as a Director.	☐	☐	☐	11 -	Advisory vote to approve our executive compensation.	☐	☐	☐	12 -	Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the year ending December 31, 2015.	☐	☐	☐

In accordance with the Proxy Committee’s discretion, upon such other matters as may properly come before the meeting.

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance	☐
Mark the box to the right if you plan to attend the Annual Meeting.

¢	1 U P X	+
0211BB

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 14, 2015

Please note that the Company’s Notice of Annual Meeting of Stockholders, Proxy Statement for the Annual Meeting of Stockholders and 2014 Annual Report are available at http://proxyreport.sealedair.com.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

PROXY/VOTING INSTRUCTION CARD — SEALED AIR CORPORATION	+

2015 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The signer hereby appoints Jerome A. Peribere, Carol P. Lowe and Norman D. Finch Jr., or a majority of them as shall act (or if only one shall act, then that one) (the “Proxy Committee”), proxies with power of substitution to act and vote at the 2015 Annual Meeting of Stockholders of Sealed Air Corporation (the “2015 Annual Meeting”) to be held at 10:00 a.m., Eastern Time, on May 14, 2015 at the Saddle Brook Marriott, 138 New Pehle Avenue, Saddle Brook, New Jersey 07663 and at any adjournments thereof. The Proxy Committee is directed to vote as indicated on the reverse side and in their discretion upon any other matters that may properly come before the 2015 Annual Meeting.

If the signer is a participant in Sealed Air Corporation’s Profit-Sharing Plan or its 401(k) Thrift Plan and has stock of Sealed Air Corporation allocated to his or her account, the signer instructs the trustee of such plan to vote such shares of stock, in person or by proxy, in accordance with the instructions on the reverse side at the 2015 Annual Meeting and any adjournments thereof and in its discretion upon any other matters that may properly come before the 2015 Annual Meeting. The terms of each plan provide that shares for which no voting instructions are received will be voted in the same proportion as shares are voted for participants who provide voting instructions. The plan trustee will vote the allocated shares in each plan as directed by each participant who provides voting instructions to it before 11:59 p.m. (Eastern Time) on May 11, 2015.

The signer hereby revokes all proxies previously given by the signer to vote at the 2015 Annual Meeting and any adjournments and acknowledges receipt of Sealed Air Corporation’s Proxy Statement for the 2015 Annual Meeting.

The Board of Directors recommends a vote FOR Proposals 1 through 12. If no choice is specified, this proxy when properly signed and returned will be voted FOR Proposals 1 through 12. Please date and sign and return this proxy promptly.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INDICATED ON THE REVERSE SIDE.

(Continued and to be marked, dated and signed, below)

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign EXACTLY as name appears above. When signing on behalf of a corporation, estate, trust or other stockholder, please give its full name and state your full title or capacity or otherwise indicate that you are authorized to sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	The Board of Directors recommends a vote FOR Proposals 1 through 12. If no choice is specified, this proxy when properly signed and returned will be voted FOR Proposals 1 through 12. Please date and sign and return this proxy promptly.	+

PROPOSALS FOR THE SEALED AIR CORPORATION 2015 ANNUAL MEETING OF STOCKHOLDERS

		For	Against	Abstain			For	Against	Abstain			For	Against	Abstain
01 -	Election of Michael Chu as a Director.	☐	☐	☐	02 -	Election of Lawrence R. Codey as a Director.	☐	☐	☐	03 -	Election of Patrick Duff as a Director.	☐	☐	☐

04 -	Election of Jacqueline B. Kosecoff as a Director.	☐	☐	☐	05 -	Election of Neil Lustig as a Director.	☐	☐	☐	06 -	Election of Kenneth P. Manning as a Director.	☐	☐	☐

07 -	Election of William J. Marino as a Director.	☐	☐	☐	08 -	Election of Jerome A. Peribere as a Director.	☐	☐	☐	09 -	Election of Richard L. Wambold as a Director.	☐	☐	☐

10 -	Election of Jerry R. Whitaker as a Director.	☐	☐	☐	11 -	Advisory vote to approve our executive compensation.	☐	☐	☐	12 -	Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the year ending December 31, 2015.	☐	☐	☐

In accordance with the Proxy Committee’s discretion, upon such other matters as may properly come before the meeting.

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance	☐
Mark the box to the right if you plan to attend the Annual Meeting.

¢	1 U P X	+
0211AB

Please note that Internet and telephone voting is not available to stockholders who have not exchanged their W. R. Grace & Co. (“Old Grace”) shares issued prior to March 31, 1998 (Cusip #383911 10 4) for shares of Sealed Air Corporation.

You may vote those shares using the attached proxy card. To vote please mark, date and sign your proxy card and return it in the enclosed postage-paid envelope.

For information regarding the exchange of Old Grace shares, please contact our Stock Transfer Agent, Computershare. Their contact information is located on the inside back cover of the enclosed Sealed Air Corporation 2014 Annual Report to Stockholders.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 14, 2015

Please note that the Company’s Notice of Annual Meeting of Stockholders, Proxy Statement for the Annual Meeting of Stockholders and 2014 Annual Report are available at http://proxyreport.sealedair.com.

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

PROXY/VOTING INSTRUCTION CARD — SEALED AIR CORPORATION	+

2015 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The signer hereby appoints Jerome A. Peribere, Carol P. Lowe and Norman D. Finch Jr., or a majority of them as shall act (or if only one shall act, then that one) (the “Proxy Committee”), proxies with power of substitution to act and vote at the 2015 Annual Meeting of Stockholders of Sealed Air Corporation (the “2015 Annual Meeting”) to be held at 10:00 a.m., Eastern Time, on May 14, 2015 at the Saddle Brook Marriott, 138 New Pehle Avenue, Saddle Brook, New Jersey 07663 and at any adjournments thereof. The Proxy Committee is directed to vote as indicated on the reverse side and in their discretion upon any other matters that may properly come before the 2015 Annual Meeting.

If the signer is a participant in Sealed Air Corporation’s Profit-Sharing Plan or its 401(k) Thrift Plan and has stock of Sealed Air Corporation allocated to his or her account, the signer instructs the trustee of such plan to vote such shares of stock, in person or by proxy, in accordance with the instructions on the reverse side at the 2015 Annual Meeting and any adjournments thereof and in its discretion upon any other matters that may properly come before the 2015 Annual Meeting. The terms of each plan provide that shares for which no voting instructions are received will be voted in the same proportion as shares are voted for participants who provide voting instructions. The plan trustee will vote the allocated shares in each plan as directed by each participant who provides voting instructions to it before 11:59 p.m. (Eastern Time) on May 11, 2015.

The signer hereby revokes all proxies previously given by the signer to vote at the 2015 Annual Meeting and any adjournments and acknowledges receipt of Sealed Air Corporation’s Proxy Statement for the 2015 Annual Meeting.

The Board of Directors recommends a vote FOR Proposals 1 through 12. If no choice is specified, this proxy when properly signed and returned will be voted FOR Proposals 1 through 12. Please date and sign and return this proxy promptly.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INDICATED ON THE REVERSE SIDE.

(Continued and to be marked, dated and signed, below)

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign EXACTLY as name appears above. When signing on behalf of a corporation, estate, trust or other stockholder, please give its full name and state your full title or capacity or otherwise indicate that you are authorized to sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	The Board of Directors recommends a vote FOR Proposals 1 through 12. If no choice is specified, this proxy when properly signed and returned will be voted FOR Proposals 1 through 12. Please date and sign and return this proxy promptly.	+

PROPOSALS FOR THE SEALED AIR CORPORATION 2015 ANNUAL MEETING OF STOCKHOLDERS

		For	Against	Abstain			For	Against	Abstain			For	Against	Abstain
01 -	Election of Michael Chu as a Director.	☐	☐	☐	02 -	Election of Lawrence R. Codey as a Director.	☐	☐	☐	03 -	Election of Patrick Duff as a Director.	☐	☐	☐

04 -	Election of Jacqueline B. Kosecoff as a Director.	☐	☐	☐	05 -	Election of Neil Lustig as a Director.	☐	☐	☐	06 -	Election of Kenneth P. Manning as a Director.	☐	☐	☐

07 -	Election of William J. Marino as a Director.	☐	☐	☐	08 -	Election of Jerome A. Peribere as a Director.	☐	☐	☐	09 -	Election of Richard L. Wambold as a Director.	☐	☐	☐

10 -	Election of Jerry R. Whitaker as a Director.	☐	☐	☐	11 -	Advisory vote to approve our executive compensation.	☐	☐	☐	12 -	Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the year ending December 31, 2015.	☐	☐	☐

In accordance with the Proxy Committee’s discretion, upon such other matters as may properly come before the meeting.

¢	1 U P X	+
02118B

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 14, 2015

Please note that the Company’s Notice of Annual Meeting of Stockholders, Proxy Statement for the Annual Meeting of Stockholders and 2014 Annual Report are available at http://proxyreport.sealedair.com.

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

PROXY/VOTING INSTRUCTION CARD — SEALED AIR CORPORATION	+

2015 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The signer hereby appoints Jerome A. Peribere, Carol P. Lowe and Norman D. Finch Jr., or a majority of them as shall act (or if only one shall act, then that one) (the “Proxy Committee”), proxies with power of substitution to act and vote at the 2015 Annual Meeting of Stockholders of Sealed Air Corporation (the “2015 Annual Meeting”) to be held at 10:00 a.m., Eastern Time, on May 14, 2015 at the Saddle Brook Marriott, 138 New Pehle Avenue, Saddle Brook, New Jersey 07663 and at any adjournments thereof. The Proxy Committee is directed to vote as indicated on the reverse side and in their discretion upon any other matters that may properly come before the 2015 Annual Meeting.

If the signer is a participant in Sealed Air Corporation’s Profit-Sharing Plan or its 401(k) Thrift Plan and has stock of Sealed Air Corporation allocated to his or her account, the signer instructs the trustee of such plan to vote such shares of stock, in person or by proxy, in accordance with the instructions on the reverse side at the 2015 Annual Meeting and any adjournments thereof and in its discretion upon any other matters that may properly come before the 2015 Annual Meeting. The terms of each plan provide that shares for which no voting instructions are received will be voted in the same proportion as shares are voted for participants who provide voting instructions. The plan trustee will vote the allocated shares in each plan as directed by each participant who provides voting instructions to it before 11:59 p.m. (Eastern Time) on May 11, 2015.

The signer hereby revokes all proxies previously given by the signer to vote at the 2015 Annual Meeting and any adjournments and acknowledges receipt of Sealed Air Corporation’s Proxy Statement for the 2015 Annual Meeting.

The Board of Directors recommends a vote FOR Proposals 1 through 12. If no choice is specified, this proxy when properly signed and returned will be voted FOR Proposals 1 through 12. Please date and sign and return this proxy promptly.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INDICATED ON THE REVERSE SIDE.

(Continued and to be marked, dated and signed, below)

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign EXACTLY as name appears above. When signing on behalf of a corporation, estate, trust or other stockholder, please give its full name and state your full title or capacity or otherwise indicate that you are authorized to sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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¢	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - B ON BOTH SIDES OF THIS CARD.	+